Filed Pursuant to Rule 424(b)(3)
Registration No. 333-217579
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
SUPPLEMENT NO. 14 DATED AUGUST 13, 2018
TO THE PROSPECTUS DATED NOVEMBER 27, 2017
This Supplement No. 14 supplements, and should be read in conjunction with, the prospectus of Carter Validus Mission Critical REIT II, Inc. (the “Company”), dated November 27, 2017, and consolidates and replaces all previous supplements to the prospectus. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.
The purpose of this prospectus supplement is to describe the following:

(1)	the status of our follow-on offering of common stock (the "Offering"), including our decision to terminate the Offering on or about November 27, 2018;

(2)	our commencement of offering Class T2 shares of common stock;

(3)	the declaration of distributions to our stockholders and distributions made through August 13, 2018;

(4)	an update to the distribution and servicing fee payable in connection with Class T shares of common stock;

(5)	updates to the cover page of our prospectus;

(6)	updates to the “Questions and Answers About This Offering” section of our prospectus;

(7)	recent individually immaterial real property acquisitions;

(8)	updates to our organizational structure;

(9)	updates regarding our estimated other organization and offering expenses;

(10)	revisions to the “Estimated Use of Proceeds” section of our prospectus;

(11)	updates to the “Management Compensation” section of our prospectus;

(12)	revisions to the “Distribution Reinvestment Plan” section of our prospectus;

(13)	updates to our executive officers and directors;

(14)	the renewal of our advisory agreement;

(15)	the renewal of our management agreement;

(16)	the compensation, fees and reimbursements incurred to our advisor or its affiliates as of March 31, 2018;

(17)	updates to the "Principal Stockholders" section of our prospectus;

(18)	updates regarding our credit facility;

(19)	an update to the "Selected Financial Data" section of our prospectus;

(20)	updates to the "Prior Performance Summary" section of our prospectus;

(21)	updates to the "Federal Income Tax Considerations" section of our prospectus;

(22)	revisions to the “Description of Securities” section of our prospectus;

(23)	revisions to the “Share Repurchase Program” section of our prospectus;

(24)	revisions to the “Summary of Our Operating Partnership” section of our prospectus;

(25)	revisions to the “Plan of Distribution” section of our prospectus;

(26)	updates to volume discounts;

(27)	updates to the “Incorporation of Certain Information by Reference” section of our prospectus;

(28)	updates to the "Experts" section of our prospectus;

(29)	updates to the "Risk Factors" section of our prospectus;

(30)	updates to pro forma financial information for our individually material real property acquisition;

(31)	an updated Appendix A, which includes our Prior Performance Tables;

(32)	revised forms of our subscription agreements; and

(33)	our Fourth Amended and Restated Distribution Reinvestment Plan.
Status of the Offering, Filing of a Registration Statement on Form S-3 and the Termination of our Initial Public Offering
We commenced our initial public offering of $2,350,000,000 of shares of our common stock (the “Initial Offering”), consisting of up to $2,250,000,000 of shares in our primary offering and up to $100,000,000 of shares pursuant to our distribution reinvestment plan, on May 29, 2014. We ceased offering shares of common stock pursuant to the Initial Offering on November 24, 2017. As of November 24, 2017, we had accepted investors’ subscriptions for and issued approximately 82,850,000 shares of Class A common stock, 6,332,000 shares of Class I common stock and 35,912,000 shares of Class T common stock in the Initial Offering, resulting in receipt of gross proceeds of approximately $820,683,000, $57,821,000 and $345,299,000, respectively.
On November 27, 2017, our follow-on offering of up to $1,000,000,000 in shares of common stock was declared effective by the SEC (the "Offering"). As of August 13, 2018, we are offering shares of Class A common stock, Class I common stock and Class T2 common stock in the Offering. As of August 10, 2018, we had accepted investors' subscriptions for and issued approximately 2,329,000 shares of Class A common stock, 3,963,000 shares of Class I common stock, 1,320,000 shares of Class T common stock and 1,915,000 shares of Class T2 common stock in the Offering, resulting in receipt of gross proceeds of $23,732,000, $36,423,000, $12,850,000 and $18,549,000, respectively, for total gross proceeds raised of $91,554,000. As of August 10, 2018, we had approximately $908,446,000 in Class A shares, Class I shares and Class T2 shares of common stock remaining in the Offering. We commenced offering shares of Class T2 common stock in this Offering at a price of $9.714 per share on March 15, 2018. We ceased offering shares of Class T common stock in this Offering on the close of business of March 14, 2018. We continue to offer shares of Class T common stock pursuant to our DRIP Registration Statement on Form S-3.
On October 13, 2017, we filed a Registration Statement on Form S-3 (the “DRIP Registration Statement”) under the Securities Act to register up to $100,000,000 of shares of Class A common stock, Class I common stock and Class T common stock. The DRIP Registration Statement became automatically effective with the SEC upon filing and we commenced offering shares of common stock pursuant to the DRIP Registration Statement on December 1, 2017. On December 6, 2017, we filed a post-effective amendment to our DRIP Registration Statement to register 10,893,246 shares of Class A common stock, Class I common stock, Class T common stock and Class T2 common stock at $9.18 per share.
We previously disclosed that we would offer the shares in the Offering for a period of 9-12 months following the effective date of this Registration Statement, unless our board of directors terminated the Offering at an earlier date or all shares being offered were sold, in which case the Offering would terminate. We plan to terminate the Offering on or about November 27, 2018, the date that is 12 months following the effective date of this Registration Statement; however, we reserve the right to terminate the Offering at any time prior to the stated termination date or if all shares being offered have been sold.
Commencement of Offering Class T2 Shares
Our charter authorizes us to issue up to 75,000,000 Class T2 shares. Class T2 shares have identical rights and privileges, such as identical voting rights, as Class A shares, Class I shares and Class T shares, other than the different fees with respect to each class as described below and the payment of distribution and stockholder servicing fees out of amounts otherwise available for distribution to a Class T2 stockholder.
We commenced offering shares of Class T2 common stock in this Offering at a price of $9.714 per share on March 15, 2018.We ceased offering shares of Class T common stock in this Offering on the close of business of March 14, 2018. We continue to offer shares of Class T common stock pursuant to our DRIP Registration Statement.
We pay our dealer manager a dealer manager fee of up to 2.5% of the gross offering proceeds of Class T2 shares sold in this Offering. Our dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers. We pay our dealer manager selling commissions of up to 3.0% of the gross offering proceeds of Class T2 shares sold in this Offering. All selling commissions are expected to be re-allowed to participating broker-dealers. We also pay a distribution and servicing fee in connection with Class T2 shares sold in this Offering equal to 1/365th of up to 1.0% of the most recent estimated net asset value, or NAV, per Class T share (until such time that we determine an estimated NAV per Class T2 share) on a continuous basis. We will cease paying the distribution and servicing fee with respect to a Class T2 share sold in this Offering at the earliest to occur of the following: (i) a listing of the Class T2 shares on a national securities exchange; (ii) following the completion of this Offering, total underwriting compensation in the Offering equaling 10% of the gross proceeds from this Offering; (iii) there are no longer any Class T2 shares outstanding; (iv) the end of the month in which our transfer agent, on our behalf, determines that total underwriting compensation, including selling commissions, dealer manager fees, the Class T2 distribution and servicing fee and other elements of underwriting compensation with respect to such Class T2 share, would be in excess of 8.5% of the total gross investment amount at the time of purchase of such Class T2 share; (v) the end of the month in which our transfer agent, on our behalf, determines that the Class T2 distribution and servicing fee with respect to such Class T2 share would be in excess of 3.0% of the total gross investment amount at the time of purchase of such Class T2 share; (vi) the date on which such Class T2 share is repurchased by us; and (vii) the date on which the holder of such Class T2 share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T2 distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. At the time we cease paying the distribution and servicing fee with respect to a Class T2 share pursuant to the provisions above, such Class T2 share (including associated Class T2 DRIP shares) will convert into a number of Class I shares (including any fractional shares) with an equivalent of NAV as such share. Stockholders will receive a confirmation notice when their Class T2 shares have been converted into Class I shares. We currently expect that any such conversion will be on a one-for-one basis, as we expect the NAV per share of each Class T2 share and Class I share to be the same.
All references throughout our prospectus to the classes of shares being offered, as well as the purchase price, dealer manager fees, selling commissions, and distribution and servicing fees are hereby updated accordingly.
Distribution Policy and Distributions
The following information supplements, and should be read in conjunction with, the discussion contained in the “Prospectus Summary — Distribution Policy” section on page 15 of the prospectus and the “Description of Securities — Distribution Policy and Distributions” section beginning on page 155 of the prospectus:
As of August 13, 2018, we had paid aggregate distributions, since inception, of approximately $171,441,000 ($79,334,000 in cash and $92,107,000 reinvested in shares of common stock pursuant to the DRIP). Our board of directors intends to continue to pay distributions monthly in arrears for so long as it decides this policy is in the best interest of our stockholders.
Class A Shares
Our board of directors approved and declared a daily distribution to our Class A stockholders of record as of the close of business on each day of the period commencing on March 1, 2018 and ending on May 31, 2018. The distribution was calculated based on 365 days in the calendar year and equal to $0.001788493 per share of Class A common stock, which was equal to an annualized distribution rate of 6.40%, assuming a purchase price of $10.200 per share of Class A common stock. The distributions declared for each record date in March 2018, April 2018 and May 2018 were paid in April 2018, May 2018 and June 2018, respectively. The distributions were paid to stockholders from legally available funds therefor.
Our board of directors approved and declared a daily distribution to our Class A stockholders of record as of the close of business on each day of the period commencing on June 1, 2018 and ending on August 31, 2018. The distribution will be calculated based on 365 days in the calendar year and will be equal to $0.001788493 per share of Class A common stock, which will be equal to an annualized distribution rate of 6.40%, assuming a purchase price of $10.200 per share of Class A common stock. The distributions declared for each record date in June 2018 and July 2018 were paid in July 2018 and August 2018, respectively, and the distributions declared for each record date in August 2018 will be paid in September 2018. The distributions were paid to stockholders from legally available funds therefor.
Class I Shares
Our board of directors approved and declared a daily distribution to our Class I stockholders of record as of the close of business on each day of the period commencing on March 1, 2018 and ending on and ending May 31, 2018. The distribution was calculated based on 365 days in the calendar year and equal to $0.001788493 per share of Class I common stock, which was equal to an annualized distribution rate of 7.04%, assuming a purchase price of $9.273 per share. The distributions declared for each record date in March 2018, April 2018 and May 2018 were paid in April 2018, May 2018 and June 2018, respectively. The distributions were paid to stockholders from legally available funds therefor.
Our board of directors approved and declared a daily distribution to our Class I stockholders of record as of the close of business on each day of the period commencing on June 1, 2018 and ending on and ending August 31, 2018. The distribution will be calculated based on 365 days in the calendar year and will be equal to $0.001788493 per share of Class I common stock, which will be equal to an annualized distribution rate of 7.04%, assuming a purchase price of $9.273 per share. The distributions declared for each record date in June 2018 and July 2018 were paid in July 2018 and August 2018, respectively, and the distributions declared for each record date in August 2018 will be paid in September 2018. The distributions will be payable to stockholders from legally available funds therefor.

Class T Shares
Our board of directors approved and declared a daily distribution to our Class T stockholders of record as of the close of business on each day of the period commencing on March 1, 2018 and ending May 31, 2018. The distribution was calculated based on 365 days in the calendar year and will be equal to $0.001519750 per share of Class T common stock, which equal to an annualized distribution rate of 5.68%, assuming a purchase price of $9.766 per share. The distributions declared for each record date in March 2018, April 2018 and May 2018 were paid in April 2018, May 2018 and June 2018, respectively. The distributions were paid to stockholders from legally available funds therefor.
Our board of directors approved and declared a daily distribution to our Class T stockholders of record as of the close of business on each day of the period commencing on June 1, 2018 and ending August 31, 2018. The distribution will be calculated based on 365 days in the calendar year and will be equal to $0.001519750 per share of Class T common stock, which will be equal to an annualized distribution rate of 5.68%, assuming a purchase price of $9.766 per share. The distributions declared for each record date in June 2018 and July 2018 were paid in July 2018 and August 2018, respectively, and the distributions declared for each record date in August 2018 will be paid in September 2018. The distributions will be payable to stockholders from legally available funds therefor.
Class T2 Shares
Our board of directors approved and declared a daily distribution to our Class T2 stockholders of record as of the close of business on each day of the period commencing on the day following the date on which the first Class T2 Share is purchased and ending May 31, 2018. The distribution was calculated based on 365 days in the calendar year and equal to $0.001522356 per share of Class T2 common stock, which was equal to an annualized distribution rate of 5.72%, assuming a purchase price of $9.714 per share. The distributions declared for each record date in March 2018, April 2018 and May 2018 were paid in April 2018, May 2018 and June 2018, respectively. The distributions were paid to stockholders from legally available funds therefor.
Our board of directors approved and declared a daily distribution to our Class T2 stockholders of record as of the close of business on each day of the period commencing on June 1, 2018 and ending August 31, 2018. The distribution will be calculated based on 365 days in the calendar year and will be equal to $0.001522356 per share of Class T2 common stock, which will be equal to an annualized distribution rate of 5.72%, assuming a purchase price of $9.714 per share. The distributions declared for each record date in June 2018 and July 2018 were paid in July 2018 and August 2018, respectively, and the distributions declared for each record date in August 2018 will be paid in September 2018. The distributions will be payable to stockholders from legally available funds therefor.
We have made the following distributions to our Class A stockholders:

Period Ended	Date Paid	Distribution
July 31, 2014	August 1, 2014	$439
August 31, 2014	September 2, 2014	24,635
September 30, 2014	October 1, 2014	66,751
October 31, 2014	November 3, 2014	131,229
November 30, 2014	December 1, 2014	207,526
December 31, 2014	January 2, 2015	324,704
January 31, 2015	February 2, 2015	446,359
February 28, 2015	March 2, 2015	537,939
March 31, 2015	April 1, 2015	823,200
April 30, 2015	May 1, 2015	1,039,171
May 31, 2015	June 1, 2015	1,299,964
June 30, 2015	July 1, 2015	1,471,336
July 31, 2015	August 3, 2015	1,715,689
August 31, 2015	September 1, 2015	1,894,852
September 30, 2015	October 1, 2015	1,982,158
October 31, 2015	November 2, 2015	2,200,851
November 30, 2015	December 1, 2015	2,285,962
December 31, 2015	January 4, 2016	2,547,214
January 31, 2016	February 1, 2016	2,719,623

February 29, 2016	March 1, 2016	2,676,459
March 31, 2016	April 1, 2016	2,979,045
April 30, 2016	May 2, 2016	3,006,480
May 31, 2016	June 1, 2016	3,210,172
June 30, 2016	July 1, 2016	3,202,527
July 31, 2016	August 1, 2016	3,397,713
August 31, 2016	September 1, 2016	3,485,007
September 30, 2016	October 3, 2016	3,441,197
October 31, 2016	November 1, 2016	3,645,779
November 30, 2016	December 1, 2016	3,584,726
December 31, 2016	January 3, 2017	3,772,059
January 31, 2017	February 1, 2017	3,846,146
February 28, 2017	March 1, 2017	3,531,060
March 31, 2017	April 3, 2017	3,974,566
April 30, 2017	May 1, 2017	3,913,291
May 31, 2017	June 1, 2017	4,106,771
June 30, 2017	July 3, 2017	4,028,071
July 31, 2017	August 1, 2017	4,203,103
August 31, 2017	September 1, 2017	4,247,976
September 30, 2017	October 2, 2017	4,163,544
October 31, 2017	November 1, 2017	4,405,903
November 30, 2017	December 1, 2017	4,319,012
December 31, 2017	January 2, 2018	4,502,846
January 31, 2018	February 1, 2018	4,523,106
February 28, 2018	March 1, 2018	4,103,506
March 31, 2018	April 2, 2018	4,552,674
April 30, 2018	May 1, 2018	4,419,616
May 31, 2018	June 1, 2018	4,573,248
June 30, 2018	July 2, 2018	4,422,410
July 31, 2018	August 1, 2018	4,557,092
Total Class A distributions		$138,514,707

We have made the following distributions to our Class I stockholders:

Period Ended	Date Paid	Distribution
March 9, 2017 to March 31, 2017	April 3, 2017	$1,060
April 30, 2017	May 1, 2017	9,304
May 31, 2017	June 1, 2017	37,369
June 30, 2017	July 3, 2017	71,602
July 31, 2017	August 1, 2017	106,622
August 31, 2017	September 1, 2017	139,472
September 30, 2017	October 2, 2017	182,224
October 31, 2017	November 1, 2017	258,557
November 30, 2017	December 1, 2017	306,863
December 31, 2017	January 2, 2018	363,477
January 31, 2018	February 1, 2018	392,455
February 28, 2018	March 1, 2018	383,571
March 31, 2018	April 2, 2018	448,397
April 30, 2018	May 1, 2018	458,976
May 31, 2018	June 1, 2018	506,653
June 30, 2018	July 2, 2018	511,486
July 31, 2018	August 1, 2018	559,473
Total Class I distributions		$4,737,561

We have made the following distributions to our Class T stockholders:

Period Ended	Date Paid	Distribution
January 21, 2016 to January 31, 2016	February 1, 2016	$5,101
February 29, 2016	March 1, 2016	36,989
March 31, 2016	April 1, 2016	81,312
April 30, 2016	May 2, 2016	131,960
May 31, 2016	June 1, 2016	196,058
June 30, 2016	July 1, 2016	241,283
July 31, 2016	August 1, 2016	303,461
August 31, 2016	September 1, 2016	350,322
September 30, 2016	October 3, 2016	384,775
October 31, 2016	November 1, 2016	444,087
November 30, 2016	December 1, 2016	477,528
December 31, 2016	January 3, 2017	563,099
January 31, 2017	February 1, 2017	636,143
February 28, 2017	March 1, 2017	629,645
March 31, 2017	April 3, 2017	761,728
April 30, 2017	May 1, 2017	797,400
May 31, 2017	June 1, 2017	881,721
June 30, 2017	July 3, 2017	933,731
July 31, 2017	August 1, 2017	1,061,369
August 31, 2017	September 1, 2017	1,162,709
September 30, 2017	October 2, 2017	1,227,290
October 31, 2017	November 1, 2017	1,430,512
November 30, 2017	December 1, 2017	1,547,493
December 31, 2017	January 2, 2018	1,698,866
January 31, 2018	February 1, 2018	1,716,672
February 28, 2018	March 1, 2018	1,567,534
March 31, 2018	April 2, 2018	1,758,656
April 30, 2018	May 1, 2018	1,711,201
May 31, 2018	June 1, 2018	1,771,673
June 30, 2018	July 2, 2018	1,716,867
July 31, 2018	August 1, 2018	1,776,858
Total Class T distributions		$28,004,043
We have made the following distributions to our Class T2 stockholders:

Period Ended	Date Paid	Distribution
March 20, 2018 through March 31, 2018	April 2, 2018	$317
April 30, 2018	May 1, 2018	15,401
May 31, 2018	June 1, 2018	40,636
June 30, 2018	July 2, 2018	55,107
July 31, 2018	August 1, 2018	73,417
Total Class T2 distributions		$184,878
Update Regarding the Class T Distribution and Servicing Fee
On February 21, 2018, we executed the eighth amendment to our dealer manager agreement by and among us, SC Distributors, LLC, our dealer manager, and our advisor to, among other things, amend certain terms of the distribution and servicing fee payable in connection with Class T shares. All references to the termination events of the distribution and servicing fee are hereby updated accordingly:
With respect to Class T shares that were sold in this Offering, we will cease paying the distribution and servicing fee to the dealer manager on the earliest to occur of: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10.0% of the gross proceeds from this Offering less the total amount of distribution and servicing fees waived by participating broker-dealers in this Offering, (iii) such Class T shares no longer being outstanding, (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which our primary offering of our initial public offering terminated and (v) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur.
Cover Page
Effective March 15, 2018, the table on the cover page of our prospectus and all similar discussions appearing throughout our prospectus were superseded and replaced in their entirety as follows:

	Aggregate Price to Public(1)	Selling Commissions(3)	Dealer Manager Fee(3)	Proceeds Before Expenses to Us(1)(4)

Per Class A Share	$10.200	$0.714	$0.306	$9.18
Per Class I Share (2)	$9.273	$—	$0.093	$9.18
Per Class T2 Share	$9.714	$0.291	$0.243	$9.18
Maximum Offering	$1,000,000,000	$70,000,000	$30,000,000	$900,000,000

(1)
The aggregate price to the public assumes no purchase price discounts. The offering prices are based on our Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock of $9.18 as of June 30, 2017 as determined by our board of directors on September 28, 2017, and any applicable upfront selling commissions and dealer manager fees. The table assumes that all of the gross proceeds come from sales of Class A shares. We reserve the right to reallocate shares being offered between Class A shares, Class I shares and Class T2 shares.

(2)
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18.

(3)
The table excludes the distribution and servicing fees payable by holders of Class T2 shares, which will be paid over time. See the section entitled “Management Compensation” for more information on the distribution and servicing fees payable in connection with Class T2 shares.

(4)
Proceeds are calculated before deducting issuer costs other than selling commissions and the dealer manager fee. These issuer costs are expected to consist of, among others, expenses of our organization and offering. See the “Plan of Distribution” section of the prospectus.

Questions and Answers About This Offering
The “Question and Answers About This Offering — What kind of offering is this?” section beginning on page 3 of the prospectus is hereby superseded and replaced with the following:
Q: What kind of offering is this?
A: Through our affiliated dealer manager, SC Distributors, LLC, we are offering up to $1,000,000,000 of shares of our common stock on a “best efforts” basis. “Best efforts” means that the dealer manager and other brokers participating in the Offering are only required to use their reasonable best efforts to sell the shares and have no firm commitment or obligation to purchase any specific number or dollar amount of shares. Prior to March 15, 2018, we were offering Class A shares, Class I shares and Class T shares of common stock at a per share price of $10.200 per Class A share, $9.273 per Class I share and $9.766 per Class T share. Commencing on March 15, 2018, we publicly offer three classes of shares of common stock, Class A shares, Class I shares and Class T2 shares, in any combination with a dollar value up to the maximum offering amount. The share classes have different selling fees, and there is an ongoing distribution and servicing fee with respect to outstanding Class T2 shares. The offering price for the shares in this Offering is $10.200 per Class A share, $9.273 per Class I share and $9.714 per Class T2 share. We reserve the right to reallocate the shares of common stock we are offering between the share classes.
The “Questions and Answers About This Offering — Why are we offering three classes of common stock, and what are the similarities and differences among the classes?” section beginning on page 4 of the prospectus is hereby superseded and replaced with the following:
Q: Why did we cease offering Class T shares and why are we offering three classes of our common stock in this Offering, and what are the similarities and differences among the three classes?
A: After extensive considerations and discussions with various constituencies, we determined to cease offering Class T shares in this Offering and commence offering Class T2 shares, along with Class A shares and Class I shares, due to recent regulatory developments and trends related to non-traded alternative investment products such as the investment opportunity being offered by this prospectus. Class T shares sold in our primary offering, which featured a 6.0% up-front load of selling commissions and the dealer manager fee as well as a distribution and servicing fee that accrues daily at a rate of 1/365th of 1.0% of the most recent estimated NAV per Class T share until December 31, 2021, less the total amount waived by participating broker-dealers in the Initial Offering, differ from Class T2 shares sold in this Offering, which feature a 5.5% up-front load of selling commissions and the dealer manager fee as well as a distribution and servicing fee that accrues daily at a rate of 1/365th of 1.0% of the most recent estimated NAV per Class T share (until such time that we determine an estimated net asset value per Class T2 share) that will be limited to, on an individual stockholder basis, 3.0% of the total gross investment amount at the time of purchase of such Class T2 share. At the time we cease paying the distribution and servicing fee with respect to a Class T2 share, such Class T2 share will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Stockholders will receive a confirmation notice when their Class T2 shares have been converted into Class I shares. We currently expect that any such conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class T2 share and Class I share to be the same.
Class A shares and Class T2 shares are available for purchase in this Offering through brokerage and transaction-based accounts. Class I shares are available for purchase in this Offering only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to Class I shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors or (4) other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.
Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval, including the election of directors. The differences between each class relate to the fees in respect of each class. The following summarizes the differences in fees between the classes of our common stock offered:

	Per Class A Share	Per Class I Share	Per Class T2 Share
Offering Price	$10.200	$9.273	$9.714
Selling Commissions	7.0%	—	3.0%
Dealer Manager Fee	3.0%	1.0% (1)	2.5%
Distribution and Servicing Fee (3)	—	—	1.0% (2)

(1)
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18. The dealer manager may reallow a portion of such dealer manager fee to participating broker-dealers.

(2)
With respect to Class T2 shares, we will pay our dealer manager a distribution and servicing fee that accrues daily equal to 1/365th of 1.0% of the amount of the most recent Estimated Per Share NAV per Class T share (until such time that we determine an estimated per share NAV per Class T2 share) on a continuous basis from year to year, payable out of amounts that would otherwise be distributed to holders of Class T2 shares. We will cease paying the distribution and servicing fee with respect to a Class T2 share sold in this Offering at the earliest to occur of the following: (i) a listing of the Class T2 shares on a national securities exchange; (ii) following the completion of the Offering, total underwriting compensation in the Offering equaling 10% of the gross proceeds from this Offering; (iii) there are no longer any Class T2 shares outstanding; (iv) the end of the month in which our transfer agent, on our behalf, determines that total underwriting compensation, including selling commissions, dealer manager fees, the distribution and servicing fee and other elements of underwriting compensation with respect to such Class T2 share, would be in excess of 8.5% of the total gross investment amount at the time of purchase of such Class T2 share; (v) the end of the month in which our transfer agent, on our behalf, determines that the distribution and servicing fee with respect to such Class T2 share would be in excess of 3.0% of the total gross investment amount at the time of purchase of such Class T2 share; (vi) the date on which such Class T2 share is repurchased by us; and (vii) the date on which the holder of such Class T2 share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. At the time we cease paying the distribution and servicing fee with respect to a Class T2 share pursuant to the provisions above, such Class T2 share will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. In the case of a Class T2 share purchased in this Offering at a price equal to $9.714, the maximum ongoing distribution and servicing fee that may be paid on that Class T2 share will be equal to approximately $0.291, assuming a constant per share offering price or estimated value per Class T2 share, as applicable, of $9.714.

(3)
The distribution and servicing fee will be paid with respect to ongoing services provided to our stockholders. These ongoing services may include providing ongoing or regular account or portfolio maintenance for the stockholder, assisting with recordkeeping, responding to investor inquiries regarding distribution payments, providing services to investors related to the share repurchase program, offering to meet with a stockholder to provide overall guidance on the stockholder’s investment in us or to answer questions about the account statement or valuations, and/or providing other similar services as the stockholder may reasonably require in connection with his or her investment. While we expect that the participating broker-dealer of record for a Class A stockholder or Class I stockholder may provide similar services to a Class A stockholder or Class I stockholder, it is under no contractual obligation to do so and we will not pay a distribution and servicing fee for such services.

Class A Shares

•
An upfront selling commission, which is a one-time fee charged at the time of purchase of the shares. The selling commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. Class A shares are available through brokerage and transaction-based accounts. See “Plan of Distribution” for additional information.

•	No distribution and servicing fee.

•
Assuming (i) a constant offering price of $10.200 per Class A share; (ii) that shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees; and (iii) that none of the shares purchased are repurchased or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class A shares, $700 in selling commissions will be paid at the time of the investment and $300 in dealer manager fees will be paid at the time of investment, for a total of $1,000 in selling commissions and dealer manager fees.

Class I Shares

•	No upfront selling commission and lower dealer manager fee than Class A and Class T2 shares.

•	No distribution and servicing fee.

•
Class I shares are available for purchase in this offering only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to Class I shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors or (4) other categories of investors that we name in an amendment or supplement to this prospectus.

•
Assuming (i) a constant offering price of $9.273 per Class I share; (ii) that shares are sold with a 1.0% dealer manager fee (iii) that none of the shares purchased are repurchased or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class I shares, $100 in dealer manager fees will be paid by an investor at the time of investment. Please see footnote (1) on page 7 of this prospectus supplement for more information on the dealer manager fees payable in connection with Class I shares.

Class T2 Shares

•
Lower upfront selling commission and dealer manager fees than Class A shares. The selling commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. Class T2 shares are available through brokerage and transaction-based accounts. See “Plan of Distribution” for additional information.

•
Class T2 shares purchased in this Offering pay a distribution and servicing fee which will accrue daily in the amount of 1/365th of 1.0% of the most recent estimated NAV per Class T share (until such time that we determine an estimated NAV per Class T2 share) on a continuous basis from year to year. Such fee may increase the cost of your investment. The fee will be deducted from amounts otherwise available for distribution to a Class T2 stockholder.

•
Assuming (i) a constant offering price of $9.714 per Class T2 share; (ii) that shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees; and (iii) that none of the shares purchased are repurchased or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class T2 shares, $300 in selling commissions will be paid at the time of the investment and $250 in dealer manager fees will be paid at the time of investment. In addition, the maximum ongoing distribution and servicing fee that may be paid in connection with a $10,000 investment in Class T2 shares will be equal to approximately $300.

Class T Shares (No Longer Available for Purchase)
Notwithstanding that we discontinued offering Class T shares in this Offering on March 14, 2018, the distribution and servicing fees payable in connection with Class T shares will continue to accrue and be paid out of amounts that are otherwise available for distribution to Class T stockholders in an amount equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year. The dealer manager will reallow all of the distribution and servicing fees with respect to Class T shares sold in this Offering and the Initial Offering to participating broker-dealers; provided, however, effective June 1, 2017, and through March 14, 2018, a participating broker-dealer could give written notice to the dealer manager that it waived all or a portion of the reallowance of the distribution and servicing fee, which waiver was irrevocable and does not retroactively apply to Class T shares that were previously sold through such participating broker-dealer. With respect to Class T shares that were sold in this Offering, we will cease paying the distribution and servicing fee to the dealer manager on the earliest to occur of: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10.0% of the gross proceeds from this Offering less the total amount of distribution and servicing fees waived by participating broker-dealers in this Offering, (iii) such Class T shares no longer being outstanding, (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which our primary offering of our initial public offering terminated and (v) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur.
As of March 31, 2018, we had received $350,338,000 in gross proceeds from the sale of Class T shares not issued pursuant to the DRIP. Therefore, the aggregate amount of distribution and servicing fees we may pay is approximately $12,882,000.
The distribution and servicing fee paid in respect of Class T shares is allocated to the Class T shares as a class cost, and, therefore, these fees will impact the amount of distributions payable on all Class T shares, including those issued under our DRIP Registration Statement. We deduct the distribution and servicing fee from amounts that would otherwise be available for distribution to Class T stockholders on a class basis. We will continue to deduct the full amount of the distribution and servicing fee that we would have paid to the dealer manager (which the dealer manager would have reallowed to a participating broker-dealer) from amounts otherwise available for distribution to all Class T stockholders if we cease paying the distribution and servicing fee to the dealer manager because (i) a participating broker-dealer waives its right to receive reallowance of all of the distribution and servicing fees payable with respect to a Class T share or (ii) a Class T stockholder is represented by a new participating broker-dealer that does not enter into a participating broker-dealer agreement with our dealer manager or does not otherwise agree to provide the services set forth in the dealer manager agreement.
The fees and expenses listed above (excluding the distribution and servicing fee for Class T2 shares, which are accounted for on an individual stockholder basis) will be allocated on a class-specific basis. The payments of class-specific expenses are expected to result in different amounts of distributions being paid with respect to each class of shares. Distributions on Class T shares and Class T2 shares may be lower than distributions on Class A shares and Class I shares while the distribution and servicing fee is payable with respect to all Class T shares or an individual stockholder’s Class T2 share, as applicable. In addition, as a result of the allocation of the distribution and servicing fee to the Class T shares and Class T2 shares, the Class T shares and Class T2 shares could have a lower NAV per share than Class A shares and Class I shares if distributions on the Class T shares and Class T2 shares are not adjusted to take account of such fee. See “Description of Securities” and “Plan of Distribution” for a discussion of the differences between our classes of shares.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares, Class I shares, Class T shares and Class T2 shares ratably in proportion to their respective NAV for each class until the NAV for each class has been paid. The estimated value per share will be calculated on a company-wide basis, with any adjustments to Class A shares, Class I shares, Class T shares or Class T2 shares made subsequent to such company-wide calculation. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. See “Description of Securities” for more details regarding our classes of shares.
Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.
Description of Real Estate Investments
The following information replaces in its entirety the second full paragraph on page 14 of the “Prospectus Summary—Description of Real Estate Investments” section of the prospectus and on page 109 of the “Investment Objectives, Strategy and Policies—Description of Real Estate Investments” section of the prospectus:
As of August 13, 2018, on a portfolio level, we, through wholly-owned subsidiaries of our operating partnership, owned a combination of the fee simple interest and leasehold interest in 75 properties located in various states, consisting of approximately 5,496,000 gross rentable square feet of commercial space. As of August 13, 2018, our properties that are subject to net leases have a consolidated weighted average yield of 7.97%. As of August 13, 2018, our leases have average annual rent escalations of 2.17%.
Individually Immaterial Real Property Acquisitions
The following information replaces in its entirety the first sentence of the first full paragraph on page 110 of the “Investment Objectives, Strategy and Policies—Description of Real Estate Investments” section of the prospectus:
As of August 13, 2018, we purchased, since inception, 74 individually immaterial properties for an aggregate contract purchase price of approximately $1,544,431,000 plus closing costs, with total annualized base rent at acquisition of approximately $114,102,000.

The following table supplements, and should be read in conjunction with, the table beginning on page 111 contained in the “Investment Objectives, Strategy and Policies—Description of Real Estate Investments” section of the prospectus:
The following table summarizes the eight individually immaterial properties acquired since November 27, 2017 in order of acquisition date:

Property Description	Location	MSA (1)	Date Acquired	Contract Purchase Price (2)	Property Taxes (3)	Fees Paid to Advisor (4)	Major Tenants (5)	Total Rentable Square Feet	% of Total Rentable Square Feet Leased to Major Tenants	% of Total Rentable Square Feet Leased	Lease Expiration for Major Tenants
Saginaw Healthcare Facility	Saginaw, MI	Saginaw, MI	12/21/2017	$18,000,000	$183,211	$360,000	Michigan Cardiovascular Institute, P.C.	87,843	100.00%	100.00%	12/31/2027
Elgin Data Center	Elgin, IL	Chicago-Naperville-Elgin, IL-IN-WI	12/22/2017	$8,290,000	$118,210	$165,800	T-Mobile Central, LLC	65,745	71.52%	84.45%	09/30/2024
							Corporate America Family Credit Union		12.93%		12/31/2019
Oklahoma City Data Center	Oklahoma City, OK	Oklahoma City, OK	12/27/2017	$46,959,892	$51,548	$939,198	Tierpoint, LLC	92,456	100.00%	100.00%	12/31/2032
Rancho Cordova Data Center I	Rancho Cordova, CA	Sacramento-Roseville-Arden-Arcade, CA	03/14/2018	$36,800,000	$247,308	$736,000	Sungard Availability Services, LP	69,048	100.00%	100.00%	12/31/2025
Rancho Cordova Data Center II	Rancho Cordova, CA	Sacramento-Roseville-Arden-Arcade, CA	03/14/2018	$14,160,000	$170,760	$283,200	Pacific Gas and Electric Company	63,791	41.15%	62.01%	06/30/2024
							Sprint Communications Company, LP		20.86%		09/30/2019
Carrollton Healthcare Facility	Carrollton, TX	Dallas-Fort Worth-Arlington, TX	04/27/2018	$8,469,388	$100,084	$169,388	USMD PPM, LLC	21,990	82.73%	100.00%	03/31/2026
							PDP of Texas, PLLC		17.27%		09/30/2027
Oceans Katy Behavioral Health Hospital	Katy, TX	Houston-The Woodlands-Sugar Land, TX	06/08/2018	$15,320,000	$167,737	$306,400	Oceans Behavioral Hospital of Katy, LLC	34,296	100.00%	100.00%	04/30/2030
San Jose Data Center	San Jose, CA	San Jose-Sunnyvale-Santa Clara, CA	06/13/2018	$49,150,000	$474,343	$983,000	AT&T Corporation	76,410	100.00%	100.00%	08/31/2025

(1)	Our properties are located in the MSAs of their respective cities and as such may compete with other facilities for tenants if the current leases are not renewed.

(2)	Contract purchase price excludes acquisition fees and costs.

(3)	Represents real estate taxes for 2017.

(4)
Fees paid to our advisor include payments for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned "Management Compensation" beginning on page 84 of the prospectus.

(5)	Major tenants include those tenants who occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is creditworthy.

Property Statistics
The “Investment Objectives, Strategy and Policies—Property Statistics” section beginning on page 114 of the prospectus is hereby superseded and replaced with the following:
The following table shows the property diversification of our real estate portfolio as of August 13, 2018:

Property	MSA/µSA	Segment	Number of Properties	Date Acquired	Year Constructed	Year Renovated	Physical Occupancy	Gross Leased Area (Sq Ft)	Encumbrances (in thousands) (2)
Cy Fair Surgical Center	Houston-The Woodlands-Sugar Land, TX	Healthcare	1	07/31/2014	1993	N/A	100.00%	13,645	(1)
Mercy Healthcare Facility	Cincinnati, OH-KY-IN	Healthcare	1	10/29/2014	2001	N/A	100.00%	14,868	(1)
Winston-Salem, NC IMF	Winston-Salem, NC	Healthcare	1	12/17/2014	2004	N/A	100.00%	22,200	(1)
New England Sinai Medical Center	Boston-Cambridge- Newton, MA-NH	Healthcare	1	12/23/2014	1967/1973	1997	100.00%	180,744	(1)
Baylor Surgical Hospital at Fort Worth	Dallas-Fort Worth-Arlington, TX	Healthcare	1	12/31/2014	2014	N/A	100.00%	83,464	(1)
Baylor Surgical Hospital Integrated Medical Facility	Dallas-Fort Worth-Arlington, TX	Healthcare	1	12/31/2014	2014	N/A	87.31%	7,219	(1)
Winter Haven Healthcare Facility	Lakeland-Winter Haven, FL	Healthcare	1	01/27/2015	2009	N/A	100.00%	7,560	—
Heartland Rehabilitation Hospital	Kansas City, MO-KS	Healthcare	1	02/17/2015	2014	N/A	100.00%	54,568	(1)
Indianapolis Data Center	Indianapolis-Carmel-Anderson, IN	Data Center	1	04/01/2015	2000	2014	100.00%	43,724	(1)
Clarion IMF	Pittsburgh, PA	Healthcare	1	06/01/2015	2012	N/A	100.00%	33,000	(1)
Post Acute Webster Rehabilitation Hospital	Houston-The Woodlands-Sugar Land, TX	Healthcare	1	06/05/2015	2015	N/A	100.00%	53,514	(1)
Eagan Data Center	St. Cloud, MN	Data Center	1	06/29/2015	1998	2015	100.00%	87,402	(1)
Houston Surgical Hospital and LTACH	Houston-The Woodlands-Sugar Land, TX	Healthcare	1	06/30/2015	1950	2005/2008	100.00%	102,369	(1)
KMO IMF - Cincinnati I	Cincinnati, OH-KY-IN	Healthcare	1	07/22/2015	1959	1970/2013	100.00%	139,428	(1)
KMO IMF - Cincinnati II	Cincinnati, OH-KY-IN	Healthcare	1	07/22/2015	2014	N/A	100.00%	41,600	(1)
KMO IMF - Florence	Cincinnati, OH-KY-IN	Healthcare	1	07/22/2015	2014	N/A	100.00%	41,600	(1)
KMO IMF - Augusta	Augusta-Waterville, ME (µSA)	Healthcare	1	07/22/2015	2010	N/A	100.00%	51,000	(1)
KMO IMF - Oakland	Augusta-Waterville, ME (µSA)	Healthcare	1	07/22/2015	2003	N/A	100.00%	20,000	(1)
Reading Surgical Hospital	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Healthcare	1	07/24/2015	2007	N/A	100.00%	33,217	(1)
Post Acute Warm Springs Specialty Hospital of Luling	Austin-Round Rock, TX	Healthcare	1	07/30/2015	2002	N/A	100.00%	40,901	(1)
Minnetonka Data Center	Minneapolis-St. Paul-Bloomington, MN-WI	Data Center	1	08/28/2015	1985	N/A	100.00%	135,240	(1)
Nebraska Healthcare Facility	Omaha-Council Bluffs, NE-IA	Healthcare	1	10/14/2015	2014	N/A	100.00%	40,402	(1)
Heritage Park - Sherman I	Sherman-Denison, TX	Healthcare	1	11/20/2015	2005	2010	100.00%	57,576	(1)
Heritage Park - Sherman II	Sherman-Denison, TX	Healthcare	1	11/20/2015	2005	N/A	100.00%	8,055	(1)
Baylor Surgery Center at Fort Worth	Dallas-Fort Worth-Arlington, TX	Healthcare	1	12/23/2015	1998	2007/2015	100.00%	36,800	(1)
HPI - Oklahoma City I	Oklahoma City, OK	Healthcare	1	12/29/2015	1985	1998/2003	100.00%	94,076	22,500

HPI - Oklahoma City II	Oklahoma City, OK	Healthcare	1	12/29/2015	1994	1999	100.00%	41,394	(1)
Waco Data Center	Waco, TX	Data Center	1	12/30/2015	1956	2009	100.00%	43,596	(1)
HPI - Edmond	Oklahoma City, OK	Healthcare	1	01/20/2016	2002	N/A	100.00%	17,700	(1)
HPI - Oklahoma City III	Oklahoma City, OK	Healthcare	1	01/27/2016	2007	N/A	100.00%	8,762	(1)
HPI - Oklahoma City IV	Oklahoma City, OK	Healthcare	1	01/27/2016	2006	N/A	100.00%	5,000	(1)
Alpharetta Data Center III	Atlanta-Sandy Springs-Roswell, GA	Data Center	1	02/02/2016	1999	N/A	100.00%	77,322	—
Flint Data Center	Flint, MI	Data Center	1	02/02/2016	1987	N/A	100.00%	32,500	(1)
HPI - Newcastle	Oklahoma City, OK	Healthcare	1	02/03/2016	1995	1999	100.00%	7,424	(1)
HPI - Oklahoma City V	Oklahoma City, OK	Healthcare	1	02/11/2016	2008	N/A	100.00%	43,676	(1)
Vibra Rehabilitation Hospital	Riverside-San Bernardino-Ontario, CA	Healthcare	1	03/01/2016	2018	N/A	100.00%	40,688	—
HPI - Oklahoma City VI	Oklahoma City, OK	Healthcare	1	03/07/2016	2007	N/A	100.00%	14,676	(1)
Tennessee Data Center	Nashville-Davidson-Murfreesboro-Franklin, TN	Data Center	1	03/31/2016	2015	N/A	100.00%	71,726	(1)
HPI - Oklahoma City VII	Oklahoma City, OK	Healthcare	1	06/22/2016	2016	N/A	100.00%	102,978	25,000
Post Acute Las Vegas Rehabilitation Hospital	Las Vegas-Henderson-Paradise, NV	Healthcare	1	06/24/2016	2017	N/A	100.00%	56,220	—
Somerset Data Center	New York-Newark-Jersey City, NY-NJ-PA	Data Center	1	06/29/2016	1973	2006	100.00%	36,118	(1)
Integris Lakeside Women's Hospital	Oklahoma City, OK	Healthcare	1	06/30/2016	1997	2008	100.00%	62,857	(1)
AT&T Hawthorne Data Center	Los Angeles-Long Beach-Anaheim, CA	Data Center	1	09/27/2016	1963	1983/2001	100.00%	288,000	39,749
McLean I	Washington-Arlington-Alexandria, DC-VA-MD-WV	Data Center	1	10/17/2016	1966	1998	94.90%	65,794	23,460
McLean II	Washington-Arlington-Alexandria, DC-VA-MD-WV	Data Center	1	10/17/2016	1991	1998	100.00%	62,002	27,540
Select Medical Rehabilitation Facility	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Healthcare	1	11/01/2016	1995	N/A	100.00%	89,139	31,790
Andover Data Center II	Boston-Cambridge-Newton, MA-NH	Data Center	1	11/08/2016	2000	N/A	100.00%	153,000	(1)
Grand Rapids Healthcare Facility	Grand Rapids-Wyoming, MI	Healthcare	1	12/07/2016	2008	N/A	92.68%	98,992	30,450
Corpus Christi Surgery Center	Corpus Christi, TX	Healthcare	1	12/22/2016	1992	N/A	100.00%	25,102	—
Chicago Data Center II	Chicago-Naperville-Elgin, IL-IN-WI	Data Center	1	12/28/2016	1987	2016	100.00%	115,352	(1)
Blythewood Data Center	Columbia, SC	Data Center	1	12/29/2016	1983	N/A	100.00%	64,637	(1)
Tempe Data Center	Phoenix-Mesa-Scottsdale, AZ	Data Center	1	01/26/2017	1977	1983/2008/2011	100.00%	44,244	(1)
Aurora Healthcare Facility	Chicago-Naperville-Elgin, IL-IN-WI	Healthcare	1	03/30/2017	2002	N/A	100.00%	24,722	(1)
Norwalk Data Center	Bridgeport-Stamford-Norwalk, CT	Data Center	1	03/30/2017	2013	N/A	100.00%	167,691	34,200
Texas Rehab - Austin	Austin-Round Rock, TX	Healthcare	1	03/31/2017	2012	N/A	100.00%	66,095	20,881
Texas Rehab - Allen	Dallas-Fort Worth-Arlington, TX	Healthcare	1	03/31/2017	2007	N/A	100.00%	42,627	13,150
Texas Rehab - Beaumont	Beaumont-Port Arthur, TX	Healthcare	1	03/31/2017	1991	N/A	100.00%	61,000	5,869
Charlotte Data Center II	Charlotte-Concord-Gastonia, NC-SC	Data Center	1	05/15/2017	1989	2016	100.00%	52,924	(1)
250 Williams Atlanta Data Center	Atlanta-Sandy Springs-Roswell, GA	Data Center	1	06/15/2017	1989	2007	90.76%	908,214	116,200
Sunnyvale Data Center	San Jose-Sunnyvale-Santa Clara, CA	Data Center	1	06/28/2017	1992	1998	100.00%	76,573	(1)
Texas Rehab - San Antonio	San Antonio-New Braunfels, TX	Healthcare	1	06/29/2017	1985/1992	N/A	100.00%	44,746	10,500

Cincinnati Data Center	Cincinnati, OH-KY-IN	Data Center	1	06/30/2017	1985	2001	100.00%	69,826	(1)
Silverdale Healthcare Facility	Bremerton-Silverdale, WA	Healthcare	1	08/25/2017	2005	N/A	100.00%	26,127	(1)
Silverdale Healthcare Facility II	Bremerton-Silverdale, WA	Healthcare	1	09/20/2017	2007	N/A	100.00%	19,184	(1)
King of Prussia Data Center	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Data Center	1	09/28/2017	1960	1997	100.00%	50,000	12,545
Tempe Data Center II	Phoenix-Mesa-Scottsdale, AZ	Data Center	1	09/29/2017	1998	N/A	100.00%	58,560	(1)
Houston Data Center	Houston-The Woodlands-Sugar Land, TX	Data Center	1	11/16/2017	2013	N/A	100.00%	103,200	48,607
Saginaw Healthcare Facility	Saginaw, MI	Healthcare	1	12/21/2017	2002	N/A	100.00%	87,843	(1)
Elgin Data Center	Chicago-Naperville-Elgin, IL-IN-WI	Data Center	1	12/22/2017	2000	N/A	84.45%	55,523	5,736
Oklahoma City Data Center	Oklahoma City, OK	Data Center	1	12/27/2017	2008/2016	N/A	100.00%	92,456	(1)
Rancho Cordova Data Center I	Sacramento–Roseville–Arden-Arcade, CA	Data Center	1	03/14/2018	1982	2008/2010	100.00%	69,048	(1)
Rancho Cordova Data Center II	Sacramento–Roseville–Arden-Arcade, CA	Data Center	1	03/14/2018	1984	2012	62.02%	39,560	(1)
Carrollton Healthcare Facility	Dallas-Fort Worth-Arlington, TX	Healthcare	1	04/27/2018	2015	N/A	100.00%	21,990	(1)
Oceans Katy Behavioral Health Hospital	Houston-The Woodlands-Sugar Land, TX	Healthcare	1	06/08/2018	2015	N/A	100.00%	34,296	(1)
San Jose Data Center	San Jose-Sunnyvale-Santa Clara, CA	Data Center	1	06/13/2018	1999	2009	100.00%	76,410	(1)
			75					5,361,686	$468,177

(1)
Property collateralized under the KeyBank Credit Facility. As of August 13, 2018, 54 commercial real estate properties were collateralized under the KeyBank Credit Facility and we had an outstanding principal balance of $310,000,000.

(2)	Represents the initial loan amount for each property.

Organizational Structure
The following chart supersedes and replaces the organizational structure chart on page 18 of the prospectus in the “Prospectus Summary” section of the prospectus:

Carter & Associates
John E. Carter
Michael Seton
Lisa Drummond
Todd Sakow
Mario Garcia, Jr.
Mark Levey
Robert M. Winslow
CV Advisory Services II, LLC
Public Stockholders
Carter Validus REIT Management Company II, LLC (1) (3)
(Sponsor)
Stockholders (more than 99.99% (assuming sale of maximum offering))
100%
Carter Validus Mission Critical REIT II, Inc.
(REIT)
Carter Validus Advisors II, LLC (2)
(Advisor)
Strategic Capital Management Holdings, LLC (3)
Carter Validus Real Estate Management Services II, LLC
(Property Manager)
100%
SC Distributors, LLC (2)
(Dealer Manager)
General Partner
(99.99%)
Special Limited Partner
(.01%)
Carter Validus Operating Partnership II, LP
(Operating Partnership)

1. Sponsor owns 20,000 shares of Class A common stock (less than 0.01% assuming maximum offering).
2. Our advisor and dealer manager are owned through wholly-owned holding companies that are not shown on this Organizational Structure.
3. Strategic Capital Management Holdings, LLC, which is wholly-owned by Validus Strategic Capital, LLC (not shown on this Organizational Structure) and is the owner of Strategic Capital Advisory Services, LLC and SC Distributors, LLC, has a 22.5% participation in gross fees paid to, however, has no control or voting interest in, Carter Validus Advisors II, LLC. Carter Validus REIT Management Company II, LLC is the Manager of the holding company that is the sole member of Carter Validus Advisors II, LLC.

Update to the Estimate of Other Organization and Offering Expenses
All references to the expectation of organization and offering expenses (other than selling commissions, dealer manager fees and the distribution and servicing fee) in this prospectus are updated as follows:
We expect that organization and offering expenses (other than selling commissions, dealer manager fees and the distribution and servicing fee) will be approximately 2.0% of the gross offering proceeds as of the termination of this Offering.
Estimated Use of Proceeds
The “Estimated Use of Proceeds” section beginning on page 57 of the prospectus is hereby superseded and replaced with the following:
The following table sets forth our best estimate of how we intend to use the gross and net proceeds from this Offering assuming that we sell specified numbers of shares pursuant to this Offering. The number of shares to be offered and the other terms of any offering under this prospectus, may vary from these assumptions.
On March 14, 2018, we ceased offering shares of Class T common stock in this Offering. Shares of common stock in this Offering are being publicly offered on a best efforts basis at $10.200 per Class A share, $9.273 per Class I share, and $9.714 per Class T2 share. The offering prices are based on the Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock as determined by our board of directors on September 28, 2017, and any applicable per share upfront selling commissions and dealer manager fees. In the event we update our estimated per share NAV during the period of this Offering, we expect to adjust the offering prices per share accordingly.
The table below assumes that 20.0% of gross offering proceeds come from sales of Class A shares, 30.0% of gross offering proceeds come from the sale of Class I shares, 1.3% of gross offering proceeds come from the sale of Class T shares, and 48.7% of gross offering proceeds come from the sale of Class T2 shares, based on an offering price of $10.200 per Class A share, $9.273 per Class I share, $9.766 per Class T share and $9.714 per Class T2 share sold in this Offering. We have assumed what percentage of shares of each class will be sold based on discussions with the Dealer Manager and participating broker-dealers, but there can be no assurance as to how many shares of each class will be sold. The table also assumes that the full dealer manager fee and selling commissions are paid on all shares offered in this Offering to the public on a best efforts basis. The selling commissions and, in some cases, all or a portion of the dealer manager fees, may be reduced or eliminated in connection with certain categories of sales. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the selling commissions and dealer manager fees, we will use the net proceeds of this Offering to acquire investments and to pay the fees set forth in the table below. Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds. Further, the fees, compensation, income, expense reimbursements, interests and other payments described above payable to our advisor, our dealer manager and their respective affiliates may increase or decrease during or after this Offering.
If we encounter delays in the selection, acquisition or development of income-producing properties, we may pay some or all of our distributions from other sources, such as cash advances by our advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this Offering. We have not placed a cap on the amount of our distributions that may be paid from cash resulting from a waiver or deferral of fees, and/or proceeds from this Offering.
The following table sets forth information about how we intend to use the proceeds raised in this Offering, assuming that we sell $1,000,000,000 in shares, the maximum offering amount, in this Offering. We reserve the right to reallocate the shares we are offering between the different share classes. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. Therefore, the figures set forth below cannot be precisely calculated at this time and will depend on a number of factors, including, but not limited to, any potential reallocation of shares among the different classes of shares. As a result, we cannot accurately predict the net proceeds we will realize from this Offering.

The following table is presented solely for informational purposes (amounts in thousands):

	Maximum Sale of $200,000,000 in Class A Shares in the Offering		Maximum Sale of $300,000,000 in Class I Shares in the Offering		Maximum Sale of $13,000,000 in Class T Shares in the Offering		Maximum Sale of $487,000,000 in Class T2 Shares in the Offering		Maximum Sale of $1,000,000,000 in Class A Shares, Class I Shares, Class T shares and Class T2 Shares in the Offering
	Amount	% of Proceeds	Amount	% of Proceeds	Amount	% of Proceeds	Amount	% of Proceeds	Amount	% of Proceeds
Gross Offering Proceeds	$200,000	100.00%	$300,000	100.00%	$13,000	100.00%	$487,000	100.00%	$1,000,000	100.00%
Less Offering Expenses:
Selling Commissions(1)(2)	14,000	7.00%	—	—%	390	3.00%	14,610	3.00%	29,000	2.90%
Dealer Manager Fee(1)(2)	6,000	3.00%	6,000	2.00%	390	3.00%	12,175	2.50%	24,565	2.46%
Advisor Funding of Dealer Manager Fee(3)	—	—%	(3,000)	(1.00)%	—	—%	—	—%	(3,000)	(0.30)%
Organization and Offering Expense Reimbursement(4)	4,000	2.00%	6,000	2.00%	260	2.00%	9,740	2.00%	20,000	2.00%
Net Proceeds Available for Investment(5)(6)	$176,000	88.00%	$291,000	97.00%	$11,960	92.00%	$450,475	92.50%	$929,435	92.94%
Acquisition:
Acquisition Fees(7)	$3,520	1.76%	$5,820	1.94%	$239	1.84%	$9,010	1.85%	$18,589	1.86%
Acquisition Expenses(8)	1,320	0.66%	2,183	0.73%	90	0.69%	3,379	0.69%	6,972	0.70%
Working Capital Reserve(9)	158	0.08%	262	0.09%	11	0.08%	405	0.08%	836	0.08%
Total Proceeds to be Invested in Properties(10)	$171,002	85.50%	$282,735	94.24%	$11,620	89.39%	$437,681	89.88%	$903,038	90.30%

(1)
This table excludes the distribution and servicing fees for Class T shares and Class T2 shares, which will be paid over time. As of March 14, 2018, we ceased offering shares of Class T common stock in this Offering. Commencing March 15, 2018, we are offering shares of Class T2 common stock in this Offering.

(2)
The dealer manager, in its sole discretion, may reallow all or a portion of the selling commissions attributable to the shares sold by other broker-dealers participating in this Offering to them and may also reallow all or a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursement will be based on such factors as the number of shares sold by participating broker-dealers and the assistance of such participating broker-dealers in marketing the Offering. The maximum compensation payable to members of FINRA participating in this Offering will not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares sold in the Offering.

(3)
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18. The dealer manager may reallow all or a portion of such dealer manager fee to participating broker-dealers.

(4)
Amount reflected is an estimate. Organization and offering expenses paid by us in connection with the organization and formation of our company and this Offering include legal, accounting and printing expenses, expenses associated with stockholder relations, escrow agent and transfer agent fees, fulfillment costs, blue sky, SEC and FINRA filing fees, expenses associated with advertising and sales literature prepared by us and detailed and itemized due diligence reimbursements. A portion of our organizational and offering expenses are anticipated to be used for accountable or non-accountable expense reimbursement of cumulative organization and offering expenses which will be deemed additional underwriting compensation pursuant to FINRA Rule 2310. We will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds from this Offering as of the termination of the Offering, as required by the rules of FINRA. We will reimburse the advisor and its affiliates for these costs and for future organization and offering expenses they may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of reimbursement.

(5)
Until required in connection with our targeted investments, substantially all of the net proceeds of the Offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. The amount of investments that we are able to make will depend on several factors, including the amount of capital raised in this Offering, the extent to which proceeds from our distribution reinvestment plan are used to repurchase shares under our share repurchase program and whether we use offering proceeds to make distributions. We are not able to estimate the amount of investments we may make assuming the sale of any particular number of shares. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of shares sold in this Offering. Before we substantially invest the net proceeds of this Offering, our distributions may exceed our funds from operations and may be paid from offering proceeds, borrowings and other sources, which would reduce the amount of offering proceeds available for investment, or require us to repay such borrowings, both of which could reduce your overall return.

(6)
We may incur capital expenses and acquisition expenses relating to our investments. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated hold period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated hold period of the investment. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments.

(7)
Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and purchasing of properties. Acquisition fees exclude acquisition expenses and any construction fee paid to a person who is not our affiliate in connection with construction of a project after our acquisition of a property. We will pay to our advisor acquisition fees of 2.0% of the contract purchase price of each property or asset we acquire (including our pro rata share of debt attributable to such property) and 2.0% of the amount advanced with respect to a mortgage loan or other real estate-related investment (including our pro rata share of debt attributable to such investment). If we raise the maximum amount of $1,000,000,000 in this Offering and our investments are 50% leveraged, the total acquisition and advisory fees payable will be approximately $37,178,000.

(8)
Acquisition expenses include, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, commissions to non-affiliated third parties, accounting fees and expenses, title insurance premiums and expenses and other miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, including closing costs and non-refundable option payments, whether or not the property is acquired. For purposes of this table, we have assumed expenses of 0.75% of the purchase price of each property (including our pro rata share of debt attributable to such property) or other real estate-related investments; however, expenses on a particular acquisition or investment may be higher. Acquisitions fees and expenses for any particular property will not exceed 6.0% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 6.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment) unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us.

(9)
Working capital reserves are typically utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender party may require its own formula for escrow of working capital reserves.

(10)	Includes amounts anticipated to be invested in properties net of fees and expenses. Subject to certain limitations, this amount may be used to fund distributions.
All references to the percentage our gross offering proceeds our management expects to use to make investments are updated as follows:
Assuming that 20.0% of the gross proceeds from this Offering come from the sale of Class A shares, 30.0% of the gross proceeds from this Offering come from the sale of Class I shares, 1.3% of the gross proceeds from this Offering come from the sale of Class T shares, and 48.7% of the gross offering proceeds from this Offering come from the sale of Class T2 shares, our management team expects to invest approximately 90.30% of the gross offering proceeds to make investments in accordance with our investment objectives and by following the strategies described in this prospectus.
Management Compensation Table
The following rows and footnotes supersede and replace the corresponding rows and footnotes in the table contained in the “Prospectus Summary — Compensation to Our Advisor and Its Affiliates” section beginning on page 18 of the prospectus and the table contained in the “Management Compensation” table section beginning on page 84 of the prospectus:

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering(1)
Offering Stage
Selling Commission – SC Distributors, LLC
We pay the dealer manager selling commissions of up to 7.0% of gross offering proceeds from the sale of Class A shares and up to 3.0% of the gross offering proceeds from the sale of Class T2 shares. We will not pay selling commissions with respect to Class I shares. All selling commissions are expected to be re-allowed to participating broker-dealers.

The actual amount will depend on the number and class of shares sold, the net asset value per share and the type of accounts that purchase shares. Aggregate selling commissions will equal $70,000,000 if we sell the maximum offering, assuming that all shares sold are Class A shares and the maximum selling commission is paid for each share.

Dealer Manager Fee – SC Distributors, LLC
We pay the dealer manager a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of Class A shares and up to 2.5% of gross offering proceeds from the sale of Class T2 shares. The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18. The dealer manager may re-allow all or a portion of the dealer manager fees to participating broker-dealers.

Actual amounts depend upon the number and class of shares purchased and, therefore, cannot be determined at this time. The maximum aggregate dealer manager fee we may pay is $30,000,000 if we sell the maximum offering, assuming the maximum dealer manager fee of 3.0% is paid for each Class A share.

Distribution and Servicing Fee – Class T shares – SC Distributors, LLC
With respect to Class T shares that were sold in the Offering prior to March 15, 2018, we pay the dealer manager a distribution and servicing fee that accrues daily in an amount equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year. The dealer manager will reallow all of the distribution and servicing fee to participating broker-dealers unless, from June 1, 2017 through March 14, 2018, a participating broker-dealer waived its right to receive reallowance of all of the distribution and servicing fee.
We will cease paying the distribution and servicing fee to the dealer manager on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange; (ii) following the completion of this Offering, the date on which total underwriting compensation in this Offering equals (a) 10% of the gross proceeds from our primary offering less (b) the total amount of distribution and servicing fees waived by participating broker-dealers; (iii) the date on which there are no longer any Class T shares outstanding; (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which our primary offering of our initial public offering terminated; and (v) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur.
The distribution and servicing fee in connection with Class T shares is payable monthly in arrears. We will not pay a distribution and servicing fee with respect to Class A shares or Class I shares.

We currently estimate that we will pay the distribution and servicing fees with respect to Class T primary shares that were sold through March 14, 2018 until December 31, 2021, but in no event will our underwriting expenses exceed 10% of our gross offering proceeds. As of March 31, 2018, the aggregate amount of distribution and servicing fees we may pay in connection with Class T shares is approximately $12,882,000.
We cannot predict the length of time over which we will pay distribution and servicing fees due to a number of factors that are not within our control.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering(1)
Offering Stage
Distribution and Servicing Fee – Class T2 shares – SC Distributors, LLC
With respect to Class T2 shares sold in the Offering, we will pay the dealer manager a distribution and servicing fee that accrues daily in an amount equal to 1/365th of 1.0% of the most recent estimated NAV per Class T share (until such time that we determine an estimated NAV per Class T2 share) on a continuous basis. We will cease paying the distribution and servicing fee with respect to a Class T2 share at the earliest to occur of the following: (i) a listing of the Class T2 shares on a national securities exchange; (ii) following the completion of the Offering, total underwriting compensation in the Offering equaling 10% of the gross proceeds from this Offering; (iii) there are no longer any Class T2 shares outstanding; (iv) the end of the month in which our transfer agent, on our behalf, determines that total underwriting compensation, including selling commissions, dealer manager fees, the Class T2 distribution and servicing fee and other elements of underwriting compensation with respect to such Class T2 share, would be in excess of 8.5% of the total gross investment amount at the time of purchase of such Class T2 share; (v) the end of the month in which our transfer agent, on our behalf, determines that the Class T2 distribution and servicing fee with respect to such Class T2 share would be in excess of 3.0% of the total gross investment amount at the time of purchase of such Class T2 share; (vi) the date on which such Class T2 share is repurchased by us; and (vii) the date on which the holder of such Class T2 share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T2 distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. At the time we cease paying the distribution and servicing fee with respect to a Class T2 share pursuant to the provisions above, such Class T2 share will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. We cannot predict when this will occur.
The distribution and servicing fee in connection with Class T2 shares is payable monthly in arrears. We will not pay a distribution and servicing fee with respect to Class A shares or Class I shares.

Actual amounts of distribution and servicing fees with respect to Class T2 shares depend on the number of Class T2 shares and cannot be determined at this time. Assuming the $1,000,000,000 in gross proceeds come solely from the sale of Class T2 shares, the aggregate amount of distribution and servicing fees we may pay is approximately $30,000,000.

Organization and Offering Expenses – Carter Validus Advisors II, LLC (2)
We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee, the distribution and servicing fee and the other organization and offering expenses borne by us to exceed 15.0% of the gross offering proceeds of this Offering. We expect that organization and offering expenses (other than selling commissions, dealer manager fees and the distribution and servicing fee) will be approximately 2.0% of the gross offering proceeds as of the termination of this Offering.
$20,000,000 if we sell the maximum number of shares in this Offering.

(1)	The estimated maximum dollar amounts are based on the sale to the public of $1,000,000,000 in Class A shares, Class I shares and Class T2 shares in this Offering.

(2)
These organization and offering expenses include, without limitation, all expenses (other than selling commissions and the dealer manager fees and distribution and servicing fees) incurred and to be paid by us in connection with this Offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agents, due diligence expense reimbursements to participating broker-dealers included in a detailed and itemized invoice, and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee, the distribution and servicing fee and the other organization and offering expenses borne by us to exceed 15.0% of the gross offering proceeds of this Offering. We also pay a $25.00 fee per subscription agreement to one of our affiliates for reviewing and processing subscription agreements.

Distribution Reinvestment Plan
The following information supersedes and replaces the discussion contained in the “Prospectus Summary — Distribution Reinvestment Plan” section beginning on page 21 of the prospectus:
You may participate in our distribution reinvestment plan and elect to have the cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. On October 13, 2017, we registered 10,893,246 shares of common stock in our distribution reinvestment plan, or DRIP, for a price per share of $9.18 per Class A share, $9.18 per Class I share and $9.18 per Class T share for a proposed maximum offering price of $100,000,000 in shares of common stock under the DRIP pursuant to a registration statement on Form S-3. On December 6, 2017, we filed a post-effective amendment to our DRIP Registration Statement to register shares of Class T2 common stock for a price per share of $9.18.
Our board of directors may amend, suspend or terminate the distribution reinvestment plan in our discretion at any time upon 10 days’ notice to you. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.
Updates to Our Management
Effective as of April 10, 2018, John E. Carter resigned as our Chief Executive Officer and as Co-Chief Executive officer of the Advisor. Mr. Carter continues to serve as the Chairman of our board of directors. Mr. Carter will remain with the Advisor as the Executive Chairman, where he will advise the Company upon the request of the Chief Executive Officer. Also effective April 10, 2018, Michael A. Seton serves as our Chief Executive Officer and President and as Chief Executive Officer of the Advisor. Therefore, all references to Messrs. Carter and Seton in the prospectus are hereby supplemented with the aforementioned information, to the extent the content requires.
On July 23, 2018, Lisa Drummond, our Chief Operating Officer and Secretary of the Company, advised us that she will retire from the Company and our advisor on or before December 31, 2018.
On July 24, 2018, our board of directors increased the size of the board of directors from five to seven directors and elected Michael Seton and Roger Pratt as directors to fill the newly created vacancies on our board of directors, effective immediately. Our board of directors determined that Mr. Pratt is an independent director. With the election of Messrs. Seton and Pratt, our board of directors now consists of seven members, four of whom are independent directors. In addition, our board of directors appointed Mr. Pratt to serve on the audit committee of our board of directors. Pursuant to the Company’s 2014 Restricted Share Plan, we granted 3,000 shares of restricted Class A common stock to Mr. Pratt in connection with his initial election to the board of directors. We will grant 3,000 shares of restricted Class A common stock in connection with Mr. Pratt’s subsection re-election, as applicable. The restricted stock will vest over a four-year period following the first anniversary of the date of grant in increments of 25% per annum. Further, on July 25, 2018, we entered into an indemnification agreement with Mr. Pratt that obligates us to indemnify Mr. Pratt to the maximum extent permitted by Maryland law against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by Mr. Pratt on his behalf in connection with a proceeding. All references to the board of directors, the audit committee, grants of restricted stock to independent directors, and indemnification agreements with directors in our prospectus are hereby updated accordingly, as the context requires.
The following table supersedes and replaces the table of our executive officers and directors beginning on page 71 of the prospectus in the “Management - Executive Officers and Directors” section of the prospectus:

Name	Age	Position(s)
Michael A. Seton	46	Chief Executive Officer, President and Director
Todd M. Sakow	46	Chief Financial Officer and Treasurer
Lisa A. Drummond	54	Chief Operating Officer and Secretary
John E. Carter	58	Chairman of the Board
Robert M. Winslow	68	Director
Randall Greene	69	Independent Director
Jonathan Kuchin	67	Independent Director
Ronald Rayevich	75	Independent Director
Roger Pratt	65	Independent Director

The following table supersedes and replaces the table of the officers and key personnel of our advisor beginning on page 77 of the prospectus in the “Management — Executive Officers and Directors” section of the prospectus:

Name	Age	Position(s)
Michael A. Seton	46	Chief Executive Officer, President and Member of Investment Committee
Todd M. Sakow	46	Chief Financial Officer and Treasurer
Lisa A. Drummond	54	Chief Operating Officer and Secretary
Robert M. Winslow	68	Executive Vice President of Construction, Development and Special Projects and Member of Investment Committee
James MacQueen	56	Senior Vice President of Asset Management
Kay C. Neely	42	Senior Vice President of Accounting
Jamie Yoakum	47	Senior Vice President of Accounting
Mario Garcia, Jr.	47	Member of Investment Committee
Robert Peterson	66	Member of Investment Committee
Mark Levey	56	Member of Investment Committee
John E. Carter	58	Executive Chairman
The following biographical information of Mr. Pratt is hereby inserted in the “Management — Executive Officers and Directors” section of the prospectus beginning on page 71:
Roger Pratt has been an independent director and member of the Audit Committee of Carter Validus Mission Critical REIT II, Inc. since July 2018. Mr. Pratt currently serves as Senior Advisor to the Elite International Investment Fund and as an Executive in Residence at the Steers Center for Global Real Estate at Georgetown University’s McDonough School of Business.
Mr. Pratt was the Managing Director for Prudential Real Estate Investors (PREI) from 1995 until his retirement in 2014. In this capacity he served as a senior leader at PREI, which over the course of his 32-year career with PREI became a global real estate manager with over $50 billion in gross assets under management. Mr. Pratt served as a member of PREI’s U.S., Latin American and Global Investment and Management Committees. Mr. Pratt directed open-end, closed-end, and single client account funds, and played a leading role in raising capital from more than 100 institutional investors including public, corporate and union funds as well as foundations and endowments.
As the Co-Chief Risk & Investment Officer at PREI from 2012 to 2014, Mr. Pratt developed a strategic plan for PREI’s global proprietary capital portfolio, initiated a global portfolio review process, revamped and standardized the firm’s investment committee cases, created a Global Investment Committee, and instituted a “scorecard” for new products and funds.
As a US Senior Portfolio Manager at PREI from 1995 to 2011, he directed open-end, closed-end and single client funds with gross assets over $13 billion during his tenure. From 1992 to 1995, he was the Portfolio Manager, and from 1995 to 2011 the Senior Portfolio Manager, of Prudential’s enhanced core equity real estate portfolio, PRISA II. On behalf of PRISA II, he served on the board of trustees of Starwood Hotels and Resorts Worldwide, Inc. from 1997 to 1999 (NYSE:HOT).
In 2003, Mr. Pratt developed and launched PRISA III, serving as its Senior Portfolio Manager until 2010. He also directed PREI’s US Single Client accounts from 1997 to 2011, and its Senior Housing platform from 2003 to 2010. Mr. Pratt began his career with the Prudential Realty Group (PRG) in 1982 as an asset manager and later served as the head of PRG’s New Jersey regional office and co-head of PRG’s national development portfolio.
Mr. Pratt earned a Master’s of Regional Planning in 1976 from the University of North Carolina and a Master’s in Business Administration in 1982 as a Dean’s Scholar from the University of North Carolina. He received his B.A. as a Phi Beta Kappa graduate of the College of William and Mary in Williamsburg, Virginia in 1974. From 1976 to 1980, he served as a Community Development Planner for the State of North Carolina.
Mr. Pratt serves on the Wood Center Real Estate Studies Advisory Board at the University of North Carolina, the Foundation Board of the Mason School of Business at the College of William and Mary, the Board of Directors of the Schumann Fund for New Jersey, and the Board of Directors of The George Washington University Museum and The Textile Museum in Washington, D.C. Mr. Pratt was selected to serve as an independent director because of his significant real estate and capital markets experience.
John Carter’s biographical information on page 71 of the prospectus is hereby superseded and replaced with the following information:

John E. Carter, age 58, has served as the Chairman of our board of directors since January 2013. Mr. Carter served as our Chief Executive Officer from January 2013 to April 2018. Mr. Carter founded and has served as the Chairman of the board of directors of Carter Validus Mission Critical REIT, Inc. since December 2009 and Chief Executive Officer of Carter Validus Mission Critical REIT, Inc. from December 2009 to April 2018. Mr. Carter also served as our President from January 2013 to March 2015 and served as President of Carter Validus Mission Critical REIT, Inc. from December 2009 to March 2015. He also serves as Executive Chairman of Carter Validus Advisors II, LLC. He has served as Chief Executive Officer from January 2013 to July 2015 and Co-Chief Executive Officer of Carter Validus Advisors II, LLC from August 2015 to April 2018, and is a member of the Investment Committee of Carter Validus Advisors II, LLC and Chief Executive Officer of Carter Validus Real Estate Management Services II, LLC since January 2013. Mr. Carter serves as Executive Chairman of our sponsor, Carter Validus REIT Management company II, LLC. He has served as Chief Executive Officer from January 2013 to July 2015and as Co-Chief Executive Officer of Carter Validus REIT Management Company II, LLC, from July 2015 to April 2018. Mr. Carter founded and serves as Executive Chairman of Carter/Validus Advisors, LLC and has served as Chief Executive Officer from December 2009 to August 2015 and Co-Chief Executive Officer from August 2015 to April 2018, a member of the Investment Management Committee of Carter/Validus Advisors, LLC and Chief Executive Officer of Carter Validus Real Estate Management Services, LLC since December 2009. Mr. Carter founded and serves as Executive Chairman of Carter/Validus REIT Investment Management Company, LLC and has served as Chief Executive Officer from December 2009 to July 2015 and Co-Chief Executive Officer of Carter/Validus REIT Investment Management Company from July 2015 to April 2018. Mr. Carter serves as Executive Chairman of CV REIT Management Company, LLC and served as Co-Chief Executive Officer from October 2015 to April 2018. Mr. Carter also served on the Board of Managers for Validus/Strategic Capital Partners, LLC (now Strategic Capital Management Holdings, LLC) from November 2010 to August 2014. Mr. Carter serves as Chairman of the board of directors of Carter Multifamily Growth & Income Fund, LLC. He also serves as Executive Chairman and as a member of the investment committee of the advisor, Carter Multifamily Growth & Income Advisors, LLC and as Executive Chairman of the sponsor, Carter Multifamily Fund Management Company, LLC. Mr. Carter has more than 36 years of real estate experience in all aspects of leasing, asset management, acquisitions, finance, investment and corporate advisory services. Mr. Carter served as Vice Chairman and a principal of Carter & Associates, L.L.C., or Carter & Associates, one of the principals of our sponsor, from January 2000 to June 2016. Mr. Carter has served in such capacities since he merged his company, Newport Partners, LLC, or Newport Partners, to Carter & Associates in January 2000. Mr. Carter founded Newport Partners in November 1989 and grew the company into a full-service real estate firm with approximately 63 associates throughout Florida. Prior to November 1989, Mr. Carter worked for two years at Trammel Crow Company. In the early 1980s, he spent five years at Citicorp where he focused primarily on tax shelter, Industrial Revenue Bonds (IRBs) and other real estate financing transactions. He also was a founding board member of GulfShore Bank, a community bank located in Tampa, Florida, serving on the Board from August 2007 until April 2017. Mr. Carter is a licensed real estate broker, a member of the IPA Board and Executive Committee and is a member of NAREIT’s Public Non-Listed REIT Council Executive Committee. Mr. Carter obtained a Bachelor’s degree in Economics with a minor in Mathematics from St. Lawrence University in Canton, New York in 1982 and a Masters in Business Administration from Harvard University in Cambridge, Massachusetts in 1989. Mr. Carter was selected to serve as a director because he has significant real estate experience in various areas. He has expansive knowledge of the real estate industry and has relationships with chief executives and other senior management at numerous real estate companies. Mr. Carter brings a unique and valuable perspective to our board of directors.
Lisa A. Drummond's biographical information on page 73 of the prospectus is hereby superseded and replaced with the following information:
Lisa A. Drummond, age 54, has served as our Chief Operating Officer and Secretary as well as Chief Operating Officer and Secretary of Carter Validus Advisors II, LLC since January 2013. She has also served as Secretary of Carter Validus Mission Critical REIT, Inc. and Chief Operating Officer and Secretary of Carter/Validus Advisors, LLC since December 2009. She has also served as Chief Operating Officer and Secretary of Carter/Validus REIT Investment Management Company, LLC since August 2009, Chief Operating Officer and Secretary of Carter Validus REIT Management Company II, LLC since January, 2013 and Chief Operating Officer and Secretary of CV REIT Management Company, LLC since October, 2015. Ms. Drummond also serves as Chief Operating Officer and Secretary of Carter Multifamily Growth & Income Fund, LLC, and Carter Multifamily Growth & Income Advisors, LLC since February, 2018 and Carter Multifamily Fund Management Company, LLC since October, 2017. Ms. Drummond has more than 30 years of real estate experience involving real estate accounting, asset management, property management and financial analysis. Ms. Drummond joined Carter & Associates in January 2000 as a Vice President in its Transaction Services Group, as part of the merger of Newport Partners LLC and Carter & Associates. In such capacity, Ms. Drummond’s responsibility and focus was on all aspects of asset management, financial analysis, and acquisition and financing, including overseeing the due diligence work and support for acquisition and disposition transactions. From December 2003 to December 2010, Ms. Drummond was actively involved in the acquisition and financing process of over $3.5 billion in real estate transactions. Prior to the merger with Carter & Associates, Ms. Drummond was with Newport Partners LLC since July 1996, serving as its Controller. Prior to joining Newport Partners LLC in July 1996, Ms. Drummond worked with JPI Multifamily for two years and Anterra Realty Corporation for five years, both of which are located in Dallas, Texas. Ms. Drummond obtained a Bachelor’s degree in Accountancy from the University of Missouri in Columbia, Missouri in 1985.
Todd M. Sakow's biographical information on page 73 of the prospectus is hereby superseded and replaced with the following information:
Todd M. Sakow, age 46, has served as the Chief Financial Officer and Treasurer and Chief Financial Officer and Treasurer of Carter Validus Advisors II, LLC since January 2013. Mr. Sakow has also served as Chief Financial Officer of our sponsor, Carter Validus REIT Management Company II, LLC since January 2013. He has also served as Chief Financial Officer and Treasurer of Carter Validus Mission Critical REIT, Inc. and of Carter/Validus Advisors, LLC since August 2010. Mr. Sakow has served as Chief Financial Officer of Carter/Validus REIT Investment Management Company, LLC since August 2010. Mr. Sakow has also served as Chief Financial Officer of CV REIT Management Company, LLC since October 2015. Mr. Sakow serves as the President of CV Data Center Growth & Income Fund Manager, LLC. He also serves as President and is a member of the Investment Committee of CV Data Center Growth & Income REIT Advisors, LLC and also serves as the Chief Executive Officer of the CV Data Center Real Estate Management Services, LLC. Mr. Sakow has more than 14 years of real estate and tax experience in the REIT industry and is a Certified Public Accountant. From January 2002 until July 2010, Mr. Sakow worked for American Land Lease, Inc. (formerly NYSE: ANL). From January 2006 through July 2010, he served as its Vice President of Finance, from April 2003 through January 2010, he served as Tax Director and from January 2002 through January 2006, he served as Assistant Corporate Controller. Mr. Sakow’s responsibilities included SEC reporting, REIT tax compliance, and treasury management functions. Prior to joining American Land Lease, Inc., Mr. Sakow was a senior auditor at Ernst & Young, LLP from June 1999 through January 2002. Mr. Sakow received a B.S. in Accounting and a Masters in Accounting from the University of Florida, in 1997 and 1999, respectively. Mr. Sakow has been a board member of the Friends of Joshua House since 2014.
Michael A. Seton’s biographical information on page 73 of the prospectus is hereby superseded and replaced with the following information:
Michael A. Seton, age 46, has served as a director since July 2018, our Chief Executive Officer since April 2018 and as our President since March 2015. He also has served as the Chief Executive Officer of Carter Validus Mission Critical REIT, Inc. since April 2018 and as the President of Carter Validus Mission Critical REIT, Inc. since March 2015. He also serves as Chief Executive Officer of Carter Validus Advisors II, LLC, served as Co-Chief Executive Officer from August 2015 to April 2018, and has served as the President and a member of the Investment Committee of Carter Validus Advisors II, LLC since January 2013. Mr. Seton serves as the Chief Executive Officer of our sponsor, Carter Validus REIT Management Company II, LLC, and served as Co-Chief Executive Officer from July 2015 to April 2018 and as President since January 2013. Mr. Seton also serves as the Chief Executive Officer of Carter/Validus Advisors, LLC, served as the Co-Chief Executive Officer from August 2015 to April 2018, and has served as the President of Carter/Validus Advisors, LLC since December 2009. He serves as Chief Executive Officer of Carter/Validus REIT Investment Management Company, LLC, served as Co-Chief Executive Officer from July 2015 to April 2018 and served as President of Carter/Validus REIT Investment Management Company, LLC since December 2009. Mr. Seton serves as the Chief Executive Officer of CV REIT Management Company, LLC and served as Co-Chief Executive Officer from October 2015 to April 2018. Mr. Seton serves as the Chief Executive Officer of CV Data Center Growth & Income Fund Manager, LLC. He also serves as Chief Executive Officer and a member of the Investment Committee of CV Data Center Growth & Income REIT Advisors, LLC. Mr. Seton also serves as Chairman of CV Data Center Real Estate Management Services, LLC. Mr. Seton has more than 20 years of real estate investment and finance experience. From December 1996 until June 2009, Mr. Seton worked for Eurohypo AG (including its predecessor organizations) in New York, New York. At Eurohypo AG, Mr. Seton was a Managing Director and Division Head in the Originations Group, leading a team of 12 professionals in the origination, structuring, documenting, closing and syndication of real estate financings for private developers and owners, REITs, and real estate operating companies. Real estate finance transactions in which Mr. Seton was involved included both on and off-balance sheet executions, including senior debt and mezzanine financings. Mr. Seton has been directly involved in over $35 billion in acquisitions and financings during his real estate career. Mr. Seton obtained a Bachelor of Science in Economics from Vanderbilt University in Nashville, Tennessee in 1994.
Alex Stacy's biographical information on page 78 of the prospectus is hereby deleted in its entirety.
Jamie Yoakum's biographical information on page 79 of the prospectus is hereby superseded and replaced with the following information:
Jamie Yoakum, age 47, has served as Senior Vice President of Accounting of Carter Validus Advisors II, LLC and Carter/Validus Advisors, LLC since August 2015. From September 2011 to August 2015, Mr. Yoakum served as Vice President Corporate Controller of Carter/Validus Advisors, LLC. From January 2013 to August 2015, Mr. Yoakum served as Vice President Corporate Controller of Carter Validus Advisors II, LLC. Mr. Yoakum also serves as the Chief Financial Officer of CV Data Growth & Income Fund Manager, LLC and CV Data Center Growth & Income REIT Advisors, LLC. Mr. Yoakum is responsible for the oversight of the accounting and financial reporting functions, as well as managing all accounting department personnel. Mr. Yoakum brings more than 18 years of real estate accounting experience where he served in various accounting capacities. From October 2007 through June 2011 Mr. Yoakum was the Controller and Chief Financial Officer for RMC Property Group where he was responsible for overseeing the Company’s accounting and financial operations. Mr. Yoakum was Controller with Euro American Advisors, Inc., or Euro American, at its US headquarters in Tampa. Mr. Yoakum subsequently served as Vice President of Finance and Administration for Euro American. In this role, Mr. Yoakum had overall responsibility of all accounting functions, financial analysis and fiscal reporting of Euro American and its real estate investments. Mr. Yoakum worked at Euro American from April 2006 through September 2007. From February 2005 through April 2006, he worked for Fifth Third Bank where he underwrote corporate lines of credit and mortgages for diverse real estate properties. From May 2001 through February 2005, he worked at CASTO as Assistant Corporate Controller / Financial Analyst where he was responsible for corporate financial reporting. Mr. Yoakum’s career commenced with the international accounting firm of Deloitte & Touche (now Deloitte) as a staff accountant in the Real Estate Tax Department from January 1999 through May 2001. While at Deloitte, Mr. Yoakum’s primary clients were public and privately-held real estate companies. Mr. Yoakum graduated summa cum laude from Franklin University in Columbus, Ohio, in 1999 and 2000 with Bachelor’s degrees in Finance and Accounting, respectively, and holds a current Certified Public Accountant license in the state of Ohio.
Renewal of the Advisory Agreement
The following information supersedes and replaces in its entirety the first and second sentences of the third paragraph of the “Management—The Advisory Agreement” section on page 79 of the prospectus:
On May 3, 2018, our board of directors, including all independent directors, after review of our advisor’s performance during the last year, authorized us to execute a mutual consent to renew the amended and restated advisory agreement, by and among us, the operating partnership and the advisor, dated June 10, 2014, as amended and renewed. The renewal is for a one-year term and became effective on June 10, 2018.
Renewal of the Management Agreement
The following information supersedes and replaces in its entirety the second, third and fourth sentences of the sixth paragraph of the “Management—Affiliated Companies—Affiliated Property Manager” section on page 82 of the prospectus:
On May 3, 2018, our board of directors, including all independent directors, after review of our property manager’s performance during the last year, authorized us to execute a mutual consent to renew the management agreement by and among us, the operating partnership and the property manager, dated May 19, 2014, as amended and renewed. The renewal is for a one-year term and became effective on May 19, 2018.
Compensation, Fees and Reimbursements Incurred to our Advisor and its Affiliates
The following data supplements, and should be read in conjunction with, the discussion contained in the “Management Compensation” section on page 84 of the prospectus:
The following tables summarize the cumulative compensation, fees and reimbursements discussed in the management compensation table above related to the offering stage of our offerings during the period reflected below and amounts outstanding during the periods reflected below (amounts are rounded):

	Incurred		Outstanding
	As of March 31, 2018	As of December 31, 2017	As of March 31, 2018	As of December 31, 2017
Offering Stage:
Selling commissions (1)	$59,851,000	$58,830,000	$—	$—
Dealer manager fee (2)	33,736,000	33,068,000	—	—
Distribution and servicing fees (3)	16,204,000	15,830,000	12,908,000	13,376,000
Other offering expenses (4)	24,389,000	23,357,000	239,000	167,000
	$134,180,000	$131,085,000	$13,147,000	$13,543,000

(1)	Our dealer manager re-allowed approximately $59,851,000 and $58,830,000 of the selling commissions incurred as of March 31, 2018 and December 31, 2017, respectively.

(2)	Our dealer manager re-allowed approximately $11,422,000 and $11,207,000 of the dealer manager fees incurred as of March 31, 2018 and December 31, 2017, respectively.

(3)
Our dealer manager re-allowed approximately $3,296,000 and $2,454,000 of the distribution and servicing fees that were paid as of March 31, 2018 and December 31, 2017, respectively. As of March 31, 2018 and December 31, 2017, we had accrued approximately $12,908,000 and $13,376,000, respectively, of distribution and servicing fees, which represents the maximum amount the Company may pay in the future with respect to Class T shares and Class T2 shares issued in the primary portion of our initial offering and this Offering.

(4)
We reimbursed our advisor or its affiliates approximately $17,582,000 and $17,049,000 in other offering costs as of March 31, 2018 and December 31, 2017, respectively, and we paid our advisor or its affiliates $495,000 and $453,000 in other offering costs related to subscription agreements as of March 31, 2018 and December 31, 2017, respectively.

The following tables summarize the cumulative compensation, fees and reimbursements discussed in the management compensation table above related to the operational stage as of the periods reflected below (amounts are rounded):

	Incurred		Outstanding
	As of March 31, 2018	As of December 31, 2017	As of March 31, 2018	As of December 31, 2017
Acquisitions and Operations Stage:
Acquisition fees	$33,789,000	$32,770,000	$—	$—
Asset management fees	19,954,000	16,855,000	1,055,000	1,017,000
Property management and leasing fees and expenses	7,213,000	6,176,000	497,000	463,000
Construction management fees	1,584,000	1,473,000	18,000	39,000
Operating expenses	4,230,000	3,918,000	160,000	182,000
	$66,770,000	$61,192,000	$1,730,000	$1,701,000
As of March 31, 2018, no commissions or fees were incurred for services provided by our advisor and its affiliates related to the liquidation/listing stage.
Principal Stockholders
The “Principal Stockholders” section on page 91 of the prospectus is hereby deleted in its entirety and replaced with the following:
PRINCIPAL STOCKHOLDERS
The following table provides, as of the date of this prospectus, information regarding the number and percentage of shares of our common stock beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5.0% of our outstanding shares. As of August 10, 2018, we had 27,691 stockholders of record and 81,967,000, 10,432,000, 37,799,000 and 1,928,000 shares of Class A, Class I, Class T and Class T2 common stock outstanding, respectively. Beneficial ownership includes outstanding shares and shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus supplement. However, any such shares that are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by it.

Beneficial Owner(1)	Number of Class A Shares Beneficially Owned	Percent of Class
Carter Validus REIT Management Company II, LLC	20,000	*
Directors
John E. Carter	(2)	*
Robert M. Winslow	(3)	*
Jonathan Kuchin	17,334	*
Randall Greene	17,403	*
Ronald Rayevich	15,000	*
Roger Pratt	3,000	*
Michael A. Seton	(4)	*
Executive Officers
Lisa A. Drummond	(5)	*
Todd M. Sakow	(6)	*
All executive officers and directors as a group (9 persons)	72,737	*

*	Represents less than 1.0% of the outstanding common stock.

(1)	The business address of the beneficial owner is 4890 W. Kennedy Blvd., Suite 650, Tampa, FL 33609.

(2)
Mr. Carter is Executive Chairman of Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Carter disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

(3)
Mr. Winslow directly or indirectly controls Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Winslow disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

(4)
Mr. Seton is the Chief Executive Officer of Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Seton disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

(5)
Ms. Drummond is the Chief Operating Officer of Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Ms. Drummond disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of her pecuniary interest.

(6)
Mr. Sakow is the Chief Financial Officer of Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Sakow disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

Amended and Restated Credit Facility
The following information supplements, and should be read in conjunction with, the "Investment Objectives, Strategy and Policies—Entry into a Credit Facility” section of the prospectus beginning on page 119:
On April 27, 2018, the Operating Partnership and certain of our subsidiaries entered into the Third Amended and Restated Credit Agreement dated as of April 27, 2018, or the A&R Credit Agreement, to add seven new lenders and to increase the maximum commitments available under the KeyBank Credit Facility from $425,000,000 to an aggregate of up to $700,000,000, consisting of a $450,000,000 revolving line of credit, with a maturity date of April 27, 2022, subject to the Operating Partnership's right for one, 12-month extension period, and a $250,000,000 term loan, with a maturity date of April 27, 2023. Subject to certain conditions, the secured credit facility can be increased to $1,000,000,000.
In connection with the A&R Credit Agreement, the annual interest rate payable under the KeyBank Credit Facility was decreased to, at the Operating Partnership's option, either (a) the London Interbank Offered Rate, plus an applicable margin ranging from 1.75% to 2.25%, which is determined based on the overall leverage of the Operating Partnership; or (b) a base rate, which means, for any day, a fluctuating rate per annum equal to the prime rate for such day, plus an applicable margin ranging from 0.75% to 1.25%, which is determined based on the overall leverage of the Operating Partnership. Additionally, the requirement to pay a fee on the unused portion of the lenders’ commitments under the secured credit facility, or the Unused Fee, is 0.25% per annum if the average daily amount outstanding under the secured credit facility is less than 50% of the lenders’ commitments, and 0.15% per annum if the average daily amount outstanding under the KeyBank Credit Facility is greater than 50% of the lenders’ commitments. The Unused Fee is payable quarterly in arrears.
The following information supplements, and should be read in conjunction with, the table on page 120 contained in the “Investment Objectives, Strategy and Policies—Entry into a Credit Facility” section of the prospectus:
The following table summarizes the properties in which the Operating Partnership has pledged a security interest since November 27, 2017, which serve as collateral for the KeyBank Credit Facility:

Property	Date Added	Pool Availability
Saginaw Healthcare Facility	12/21/2017	$9,900,000
Rancho Cordova Data Center I	03/14/2018	$20,240,000
Rancho Cordova Data Center II	03/14/2018	$7,788,000
Oklahoma City Data Center	04/05/2018	$25,828,000
Carrollton Healthcare Facility	04/27/2018	$4,658,000
Oceans Katy Behavioral Health Hospital	06/20/2018	$8,426,000
San Jose Data Center	06/20/2018	$27,032,500
The following information supersedes and replaces the second full paragraph on page 121 of the "Investment Objectives, Strategy and Policies - Entry into a Credit Facility" section of the prospectus:
As of August 13, 2018, the Operating Partnership had total pool availability under the KeyBank Credit Facility of $498,584,000. As of August 13, 2018, the aggregate outstanding principal balance under the KeyBank Credit Facility was $310,000,000 and a total of $188,584,000 remained available to be drawn.
Selected Financial Data
The following information supplements, and should be read in conjunction with, the discussion contained in the “Selected Financial Data” section beginning on page 123 of the prospectus:
The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and the notes thereto as of and for the period ended March 31, 2018, which are included in this prospectus supplement, as well as in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference into this prospectus. Our historical results are not necessarily indicative of results for any future period.
The selected financial data presented below as of March 31, 2018 and for the three months ended March 31, 2018, has been derived from our unaudited condensed consolidated financial statements. The selected financial data presented below as of and for the year ended December 31, 2017 has been derived from our audited consolidated financial statements. Amounts are rounded, in thousands, except share and per share amounts:

	As of or for the Three Months Ended March 31,	As of or for the Year Ended December 31,
Selected Financial Data	2018	2017
Balance Sheet Data:
Total real estate, net	$1,546,907	$1,505,405
Cash and cash equivalents	$76,734	$74,803
Acquired intangible assets, net	$151,794	$150,554
Total assets	$1,832,083	$1,777,944
Notes payable, net	$463,885	$463,742
Credit facility, net	$249,474	$219,399
Intangible lease liabilities, net	$60,073	$61,294
Total liabilities	$816,377	$787,393
Total equity	$1,015,706	$990,551
Operating Data:
Total revenue	$41,295	$125,095
Rental and parking expenses	$8,290	$26,096
Depreciation and amortization	$13,717	$41,133
Income from operations	$15,246	$43,834
Net income attributable to common stockholders	$7,504	$21,279
Funds from operations attributable to common stockholders (1)	$21,221	$62,412
Modified funds from operations attributable to common stockholders (1)	$16,862	$49,941
Per Share Data:
Net income per common share attributable to common stockholders:
Basic	$0.06	$0.21
Diluted	$0.06	$0.21
Distributions declared for common stock	$19,447	$63,488
Distributions declared per common share	$0.15	$0.62
Weighted average number of common shares
Basic	126,384,346	101,714,148
Diluted	126,401,940	101,731,944
Cash Flow Data:
Net cash provided by operating activities	$19,293	$51,827
Net cash used in investing activities	$(57,942)	$(636,693)
Net cash provided by financing activities	$42,521	$613,704

(1)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Funds From Operations and Modified Funds From Operations” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2018, included in this prospectus, for information regarding why we present funds from operations and modified funds from operations and for a reconciliation of these non-GAAP financial measures to net income.

Prior Performance Summary
The following information supersedes and replaces the "Prior Performance Summary" section in its entirety beginning on page 125 of the prospectus:
Prior Investment Programs
The information presented in this section represents the historical experience of Carter Validus Mission Critical REIT, Inc., a prior real estate program managed by our affiliates, or CVMCR. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate program.
This discussion includes a narrative summary of the experience of our sponsor, in the last ten years for (i) all non-public programs sponsored by them and their affiliates which raised funds from outside investors, and (ii) investments for their own account. The following discussion is intended to summarize briefly the objectives and performance of CVMCR and to disclose any material adverse business developments it sustained. The information set forth is current as of December 31, 2017, except where a different date is specified.
For purposes of this summary and the tables included in this prospectus, investments made in Carter Validus Mission Critical REIT, Inc. since inception through December 31, 2017 are referred to as “CVMCR Properties.”
We intend to conduct this Offering in conjunction with future offerings by one or more public and private real estate entities sponsored by affiliates of our advisor. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the section entitled “Conflicts of Interest” in this prospectus for additional information.
The following tables for CVMCR Properties are included as Appendix A herein:
Table I    —  Experience in Raising and Investing Funds (As a Percentage of Investment)
Table II   —  Compensation to Sponsor (in Dollars)
Table III —  Annual Operating Results of Prior Real Estate Programs
Table IV (Results of Completed Programs) is omitted since CVMCR has not completed its operations and sold all of its properties during the five years ended December 31, 2017.
Table V — Sales or Disposals of Properties
Carter Validus Mission Critical REIT, Inc.
CVMCR was formed in December 2009 and commenced material operations in December 2010 when its registration statement on Form S-11 was declared effective by the SEC with the goal of acquiring long term, net leased, fully occupied mission critical properties in the data center and healthcare industries. At the close of its initial public offering on June 6, 2014, CVMCR had raised gross proceeds of approximately $1,716,046,000 (including shares of common stock issued pursuant to its distribution reinvestment plan).
CVMCR has assembled a portfolio of net leased real estate focused on two high-growth industries, healthcare and data centers. The underlying real estate associated with the high-growth healthcare and data center industries should benefit from an exponential growth as the U.S. economy continues to grow based on the fundamental, demographic and money-flow trends. CVMCR’s strategy involves acquiring single and multi-tenant assets which are net leased on a long term basis to profitable, creditworthy tenants. With net leases, the tenants are responsible for operating expenses, real estate taxes and often times capital expenditures. Long term, net leases tend to provide stable long term income to owners insulating them from increasing real estate taxes and utility costs, while allowing the tenants to retain operating control of the properties. Additionally, a net lease structure as an alternative to ownership for a tenant, frees up capital to invest in their primary business which typically generates a higher return than real estate ownership and to maintain control of their mission critical properties.
As of September 30, 2017, CVMCR owned 49 real estate investments (including one real estate investment owned through a consolidated partnership), consisting of 84 properties, located in 46 metropolitan statistical areas, or MSAs. During the year ended December 31, 2017, CVMCR's board of directors made a determination to sell the data center assets. Consistent with the decision, during the fourth quarter 2017, CVMCR sold 15 data center properties, (including one real estate property owned through a consolidated partnership). This decision represents a strategic shift that has a major effect on the CVMCR's results and operations and assets and liabilities for the years presented. As a result, CVMCR has its data centers segment as a part of discontinued operations. As of December 31, 2017, CVMCR operated through one reportable segment—commercial real estate investments in healthcare. In addition to the data center property sales, during the fourth quarter ended December 31, 2017, CVMCR sold one healthcare property. Therefore, as of December 31, 2017, CVMCR owned 34 real estate investments, consisting of 68 properties, located in 38 MSAs. As of December 31, 2017, the rentable space of these real estate investments was 94% leased.
Adverse Business Developments
On April 13, 2018, HC-200 Blossom Street, LLC, or HC-200, a wholly owned subsidiary of Carter/Validus Operating Partnership, LP, or CVOP, the operating partnership of CVMCR, entered into the Fourth Amendment to Amended and Restated Lease Agreement, or the Fourth Amendment, to the Lease Agreement between Bay Area Hospital Property Company, LLC, or the Original Landlord, and Bay Area Regional Medical Center, LLC, or Bay Area, dated May 7, 2013 (as assigned from Original Landlord to HC-200 pursuant to a certain Assignment and Assumption of Leases dated July 11, 2014 and also amended, the "Lease"). The Lease comprised 20.9% of the CVMCR's contractual rental revenue for the year ended December 31, 2017. The guarantor of the Lease is Manfred Co., L.C., or the Guarantor. The Fourth Amendment requires Bay Area and the

Guarantor to provide cross-pledges of new and existing collateral to further secure the Supplemental Plan and Protective Advances.
The aforementioned Lease accommodations were the result of Bay Area’s operations and cash flow continuing to be negatively impacted by general economic softness in the Houston, Texas market, generally tied to energy sector performance, as well as Bay Area’s and industry specific challenges related to payor mix, such as managed care contracts, case mix, operating efficiency and revenue cycle management.
On May 4, 2018, Bay Area Regional Medical Center, LLC ("Bay Area"), a tenant of CVMCR through a wholly-owned subsidiary of Carter/Validus Operating Partnership, LP, or CVOP, the operating partnership of CVMCR, announced in a press release that it was closing its operations on May 10, 2018, and is filing for bankruptcy in the near term. As of the date of this supplement, Bay Area had not filed for bankruptcy. CVMCR is actively communicating with Bay Area, and will seek all of its rights and remedies to enforce all obligations of the parties to the lease and any other agreements associated with CVMCR’s investment. CVMCR will seek to pursue all avenues to maximize stockholder value, which may include sale of the property or leasing of the building to a new tenant or tenants.
Liquidity
CVMCR disclosed in its offering materials that it would seek a liquidity event no later than five years after the termination of its primary offering in its initial public offering. CVMCR’s initial public offering terminated on June 6, 2014, and such liquidity event has not yet occurred.
Federal Income Tax Considerations
The following information is removed in its entirety from the information contained in the "Federal Income Tax Considerations — Taxation of a REIT" section beginning on page 128 of the prospectus:

•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.
The following information supersedes and replaces the fifth bullet point under the third full paragraph contained in the "Federal Income Tax Considerations — Taxation of a REIT" section on page 128 of the prospectus:

•
If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate level U.S. federal income tax at a 21% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See the section entitled “— Other Issues With Respect to Taxation of a REIT — Excess Inclusion Income” below.

The following information supersedes and replaces the ninth bullet point under the third full paragraph contained in the "Federal Income Tax Considerations — Taxation of a REIT" section beginning on page 128 of the prospectus:

•
If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 5-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

The following information supersedes and replaces the fourth paragraph contained in the "Federal Income Tax Considerations — REIT Qualification Tests — 25% Asset Test" section beginning on page 131 of the prospectus:
As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value and 5% value limitations on a REIT’s ownership of securities of a single issuer. However, for taxable years after December 31, 2017, no more than 20% of the value of total assets of a REIT may be represented by securities of one or more taxable REIT subsidiaries.

The following information supersedes and replaces the seventh paragraph contained in the "Federal Income Tax Considerations — REIT Qualification Tests — 25% Asset Test" section beginning on page 131 of the prospectus:
If a REIT fails to meet any of the asset test requirements for a quarter other than a de minimis failure described above, then the REIT still would be deemed to have satisfied the requirements if (i) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (iv) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under section 11 of the Internal Revenue Code (currently 21%), by (y) the net income generated by the assets for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).
The following information supersedes and replaces the last paragraph contained in the "Federal Income Tax Considerations — Excess Inclusion Income" section on page 136 of the prospectus:
See the section entitled “— U.S. Federal Income Taxation of Stockholders” below. To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to UBTI (such as a government entity), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 21%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
The following information supersedes and replaces the "Federal Income Tax Considerations — Failure to Qualify as a REIT" section on page 137 of the prospectus:
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.” If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary income. This “double taxation” would result from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.
The following information supersedes and replaces the fourth paragraph contained in the "Federal Income Tax Considerations — U.S. Federal Income Taxation of Stockholders — Taxation of Taxable U.S. Stockholders" section beginning on page 139 of the prospectus:
Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. The aggregate amount of dividends that can be designated by us as capital gain dividends or qualified dividends in a taxable year cannot exceed the dividends actually paid by us in such year (taking into account dividends treated as paid in such taxable year as described in the section entitled “— REIT Qualification Tests — Annual Distribution Requirements” above). We also have the right to elect to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gains in income, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after- tax amount of such gain. Long-term capital gains are generally taxable at maximum U.S. federal income tax rates of 20% in the case of U.S. Stockholders who are individuals, and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. Stockholders who are individuals, to the extent of previously claimed depreciation deductions. U.S. Stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

The following information supersedes and replaces the tenth paragraph contained in the "Federal Income Tax Considerations — U.S. Federal Income Taxation of Stockholders — Taxation of Taxable U.S. Stockholders" section beginning on page 139 of the prospectus:
In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s adjusted tax basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gains. In general, a U.S. Stockholder's adjusted tax basis will equal the U.S. Stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. Stockholder (discussed above) less tax deemed paid on such gain and reduced by returns of capital. In general, under current law capital gains recognized by individuals and other non-corporate U.S. Stockholders upon the sale or disposition of shares will be subject to a maximum U.S. federal income tax rate of 20%, if our shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 37%) if our shares are held for 12 months or less. Gains recognized by U.S. Stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of the capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT's “unrecaptured Section 1250 gain.” Holders are urged to consult their tax advisors with respect to the taxation of capital gain income. Capital losses recognized by a U.S. Stockholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. Stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year).
The following section supersedes and replaces the section of the prospectus entitled “Third Amended and Restated Distribution and Reinvestment Plan” beginning on page 170 of the prospectus:
FOURTH AMENDED AND RESTATED DISTRIBUTION AND REINVESTMENT PLAN
Our distribution reinvestment plan allows you to elect to have your cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. A copy of our distribution reinvestment plan is included as Appendix E to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice.
Distributions on Class A shares will be reinvested in Class A shares, distributions on Class I shares will be reinvested in Class I shares, distributions on Class T shares will be reinvested in Class T shares and distributions on Class T2 shares will be reinvested in Class T2 shares. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this Offering. On October 13, 2017, we registered 10,893,246 shares of common stock in our DRIP for a price per share of $9.18 per Class A share, $9.18 per Class I share and $9.18 per Class T share for a proposed maximum offering price of $100,000,000 in shares of common stock under the DRIP pursuant to a registration statement on Form S-3. On December 6, 2017, we filed a post-effective amendment to our DRIP Registration Statement to register shares of Class T2 common stock for a purchase price of $9.18 per share.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least 10 days prior to the effective date of that amendment. Our board of directors may amend, suspend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior notice to participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.
If a stockholder elects to participate in the distribution reinvestment plan, the stockholder will be treated as receiving, in lieu of the reinvested cash distribution, a distribution of additional shares of the same class of common stock on which the distribution is made. If the stockholder is subject to federal income taxation, the stockholder will be treated for federal income tax purposes as if he or she has received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of the class of common stock purchased with the reinvested distributions, and will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the appropriate portion of the distribution will be treated as long-term capital gain to the extent the distribution does not exceed our current and accumulated earnings and profits. See “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders” and “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders.” However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.
All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax information with respect to income earned on shares under the plan for the calendar year, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at any time after receiving this information.
Description of Securities
The following information supersedes and replaces the second, third and fourth paragraphs of the “Description of Securities” section on page 151 of the prospectus:
Our charter authorizes us to issue up to 600,000,000 shares of stock, of which 500,000,000 shares are classified as common stock at $0.01 par value per share, and 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share. Of the total shares of common stock authorized, 175,000,000 are classified as Class A shares, 75,000,000 are classified as Class I shares, 175,000,000 are classified as Class T shares and 75,000,000 are classified as Class T2 shares.
We ceased offering shares of common stock pursuant to our Initial Offering on November 24, 2017. As of November 24, 2017, we had raised $820,683,000, $57,821,000 and $345,299,000 in proceeds from the sale of Class A shares, Class I shares and Class T shares, respectively, (including shares issued pursuant to the DRIP) in the Initial Offering. As of November 24, 2017, 82,850,000 and 80,962,000 shares of our Class A common stock (including common stock issued pursuant to the DRIP) were issued and outstanding, respectively, 6,332,000 shares of our Class I common stock (including common stock issued pursuant to the DRIP) were issued and outstanding and 35,912,000 and 35,842,000 shares of our Class T common stock (including common stock issued pursuant to the DRIP) were issued and outstanding, respectively, held by 26,461 stockholders, and no preferred stock was issued and outstanding in the Initial Offering.
Since the commencement of our Initial Offering through August 10, 2018, we raised $863,945,000, $95,999,000, $366,921,000 and $18,672,000 in gross proceeds from the sale of Class A shares, Class I shares, Class T shares and T2 shares, respectively. As of August 10, 2018, approximately 87,307,000 and 81,967,000 shares of our Class A common stock were issued and outstanding, respectively, 10,487,000 and 10,432,000 shares of our Class I common stock were issued and outstanding, respectively, 38,196,000 and 37,799,000 shares of our Class T common stock were issued and outstanding, respectively, and 1,928,000 shares of our Class T2 common stock were issued and outstanding, held by 27,691 stockholders, and no preferred stock was issued and outstanding.
Our sponsor, Carter Validus REIT Management Company II, LLC, invested $200,000 to purchase 20,000 of our shares of Class A common stock $10.00 per share. Our sponsor may not sell any of these 20,000 shares of our Class A common stock during the period that it remains our sponsor, but may transfer the shares to its affiliates. We discontinued offering shares of Class T common stock in this Offering on the close of business of March 14, 2018. We continue to offer shares of Class T common stock pursuant to our DRIP Registration Statement. We commenced offering shares of Class T2 common stock in this Offering on March 15, 2018. Our board of directors, with the approval of a majority of our entire board of directors and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue. Other than the differing fees with respect to each class and the payment of a distribution and servicing fee out of cash otherwise distributable to Class T stockholders and Class T2 stockholders, Class A shares, Class I shares, Class T shares and Class T2 shares have identical rights and privileges, such as identical voting rights. The net proceeds from the sale of the different share classes will be commingled for investment purposes and all earnings from all of the investments will proportionally accrue to each share regardless of the class.
Each Class A share, Class I share, Class T share and Class T2 share is entitled to participate in distributions on its respective class of shares when and as authorized by our board of directors and declared by us and in the distribution of our assets upon liquidation. The estimated value per share will be calculated on a company-wide basis, with any adjustments to Class A shares, Class I shares, Class T shares or Class T2 shares made subsequent to such company-wide calculation. The per share amount of distributions on Class A shares, Class I shares, Class T shares and Class T2 shares will likely differ because of different allocations of class-specific expenses. In addition, as a result of the allocation of the distribution and servicing fee to the Class T shares and Class T2 shares, the Class T shares and Class T2 shares could have a lower NAV per share if distributions on the Class T shares and Class T2 shares are not adjusted to take account of such fee. See “- Distribution Policy and Distributions”. Each share of common stock will be fully paid and nonassessable by us upon issuance and payment therefor. Shares of common stock are not subject to mandatory redemption. The shares of common stock have no preemptive rights (which are intended to insure that a stockholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of stockholders to elect directors).
The following information supersedes and replaces the section entitled “Description of Securities — Common Stock” section on page 152 of the prospectus:
Common Stock
Class A Shares
Each Class A share issued in this Offering will be subject to selling commissions of up to 7.0% per share and a dealer manager fee of up to 3.0% per share. Class A shares are available for purchase by the general public through brokerage and transaction-based accounts.
Class I Shares
Each Class I share issued in this Offering will not be subject to an upfront selling commission or distribution and servicing fee. The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18. Class I shares are only available to investors purchasing through certain registered investment advisors and other accounts as outlined in the "Plan of Distribution" section of our prospectus.
Class T Shares
Each Class T share that was issued in this Offering was subject to selling commissions of up to 3.0% per share and a dealer manager fee of up to 3.0% per share. With respect to Class T shares that were sold in this Offering, we pay the dealer manager a distribution and servicing fee that accrues daily in an amount equal to 1/365th of up to1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year. The dealer manager will reallow all of the distribution and servicing fee to participating broker-dealers unless, from June 1, 2017 through March 14, 2018, a participating broker-dealer waived its right to receive reallowance of all of the distribution and servicing fee.
We will cease paying the distribution and servicing fee to the dealer manager on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange; (ii) following the completion of this Offering, the date on which total underwriting compensation in this Offering equals (a) 10% of the gross proceeds from this Offering less (b) the total amount of distribution and servicing fees waived by participating broker-dealers; (iii) the date on which there are no longer any Class T shares outstanding; (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which our primary offering of our initial public offering terminated and (v) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur.
We continue to offer Class T shares pursuant to our DRIP Registration Statement even though we discontinued offering Class T shares pursuant to this Offering on March 14, 2018.
Class T2 Shares
We pay our dealer manager a dealer manager fee of up to 2.5% of the gross offering proceeds of Class T2 shares sold in this Offering. Our dealer manager may re-allow all or a portion of the dealer manager fee to participating broker-dealers. We pay the dealer manager selling commissions of up to 3.0% of gross offering proceeds of Class T2 Shares sold in this Offering. All selling commissions are expected to be re-allowed to participating broker-dealers. We also pay a distribution and servicing fee in connection with Class T2 shares sold in this Offering equal to 1/365th of 1.0% of the most recent estimated NAV per Class T share (until such time that we determine an estimated NAV per Class T2 share) on a continuous basis from year to year, payable out of amounts that would be distributed to holders of Class T2 shares. We will cease paying the distribution and servicing fee with respect to a Class T2 share sold in this Offering at the earliest to occur of the following: (i) a listing of the Class T2 shares on a national securities exchange; (ii) following the completion of the Offering, total underwriting compensation in the Offering equaling 10% of the gross proceeds from this Offering; (iii) there are no longer any Class T2 shares outstanding; (iv) the end of the month in which our transfer agent, on our behalf, determines that total underwriting compensation, including selling commissions, dealer manager fees, the Class T2 distribution and servicing fee and other elements of underwriting compensation with respect to such Class T2 share, would be in excess of 8.5% of the total gross investment amount at the time of purchase of such Class T2 share; (v) the end of the month in which our transfer agent, on our behalf, determines that the Class T2 distribution and servicing fee with respect to such Class T2 share would be in excess of 3.0% of the total gross investment amount at the time of purchase of such Class T2 share; (vi) the date on which such Class T2 share is repurchased by us; and (vii) the date on which the holder of such Class T2 share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T2 distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. At the time we cease paying the distribution and servicing fee with respect to a Class T2 share pursuant to the provisions above, such Class T2 share will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
Voting Rights
Class A shares, Class I shares, Class T shares and Class T2 shares vote together as a single class, and each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, that relates solely to the particular class or in which the interests of the particular class differ from the interests of any other offering, only the holders of such affected class are entitled to vote. Generally, all matters to be voted on by stockholders at a meeting of stockholders duly called and at which a quorum is present must be approved by a majority of the votes cast by the holders of all shares of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock, although the affirmative vote of a majority of shares of common stock present in person or by proxy at a meeting at which a quorum is present is necessary to elect each director.
Rights Upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares, Class I shares, Class T shares and Class T2 shares ratably in proportion to their respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. See “Description of Securities” for more details regarding our classes of shares.
Share Repurchase Program
The following information supersedes and replaces the section entitled “Second Amended and Restated Share Repurchase Program” beginning on page 171 of the prospectus:
THIRD AMENDED AND RESTATED SHARE REPURCHASE PROGRAM
Prior to the time, if any, that our shares are listed on a national securities exchange, our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law. A stockholder must have beneficially held its Class A shares, Class I shares, Class T shares, or Class T2 shares, as applicable, for at least one year prior to offering them for sale to us through our share repurchase program, unless the Class A shares, Class I shares, Class T shares or Class T2 shares, as applicable, are being repurchased in connection with a stockholder’s death, Qualifying Disability, or certain other exigent circumstances. The purchase price for shares repurchased under our share repurchase program will be 100.0% of the most recent estimated NAV of the Class A common stock, Class I common stock, Class T common stock or Class T2 common stock, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock); provided, however, that until our board of directors determines the estimated value of the Class T2 common stock, Class T2 shares shall be repurchased at $9.18 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to Class T2 common stock, as applicable). Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period requirement in the event of the death or Qualifying Disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA. At any time the repurchase price is determined by any method other than the net asset value of the Class A shares, Class I shares, Class T shares or Class T2 shares, as applicable, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining special distributions, we expect that special distributions will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made monthly. Each stockholder whose repurchase request is granted will receive the repurchase amount within ten days after the end of the month in which we grant its repurchase request. Subject to certain limitations described in this prospectus, we will also repurchase shares upon the request of the estate, heir or beneficiary of a deceased stockholder. We will limit the number of shares repurchased pursuant to our share repurchase program as follows: during any calendar year, we will not repurchase in excess of 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. As a result, some or all of a stockholders’ shares may not be repurchased.
Our sponsor, advisor, directors and their respective affiliates are prohibited from receiving a fee in connection with the share repurchase program. Affiliates of our advisors are eligible to have their shares repurchased on the same terms as other stockholders.
Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan during the prior calendar year and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each month. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available.
If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death or Qualifying Disability of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.
A stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase. Repurchase requests made (i) on behalf of a deceased stockholder or a stockholder with a Qualifying Disability; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy, or (iii) by a stockholder, due to a mandatory distribution under such stockholder’s IRA, shall be made within 360 days of such event.
A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, which we must receive at least five business days prior to the end of the month in which the stockholder is requesting a repurchase of his or her shares. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent.
Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require. Our share repurchase program provides stockholders only a limited ability to repurchase shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.
In order for a disability to entitle a stockholder to the special repurchase terms described above, (a Qualifying Disability), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the applicable governmental agency). The applicable governmental agencies would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs. Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits. We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•
disabilities that do not render a worker incapable of performing substantial gainful activity. Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other applicable governmental agencies described above.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.
Our board of directors, in its sole discretion, may amend, suspend, reduce, terminate or otherwise change our share repurchase program upon 30 days’ prior notice to our stockholders for any reason it deems appropriate. Because we only repurchase shares on a monthly basis, depending upon when during the month our board of directors makes this determination, it is possible that you would not have any additional opportunities to have your shares repurchased under the prior terms of the program, or at all, upon receipt of the notice. Because share repurchases will be funded with the net proceeds we receive from the sale of shares under our distribution reinvestment plan, the discontinuance or termination of our distribution reinvestment plan will adversely affect our ability to repurchase shares under the share repurchase program. We will notify our stockholders of such developments (1) in a Current Report on Form 8- K, in an annual or quarterly report, or (2) by means of a separate mailing to you. During this Offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.
During the three months ended March 31, 2018, we received valid repurchase requests related to 917,212 Class A shares and Class T shares of common stock (842,952 Class A shares and 74,260 Class T shares), all of which were redeemed in full for an aggregate purchase price of approximately $8,420,000 (an average of $9.18 per share).
During the year ended December 31, 2017, we received valid repurchase requests related to approximately 1,880,820 Class A shares, Class T shares and Class I shares of common stock (1,793,424 Class A shares, 81,939 Class T shares and 5,457 Class I shares), all of which were repurchased in full, for an aggregate purchase price of approximately $17,159,000 (an average of $9.12 per share).
Effective August 29, 2018, the following information supersedes and replaces the section entitled “Third Amended and Restated Share Repurchase Program” contained in this Supplement No. 14.
FOURTH AMENDED AND RESTATED SHARE REPURCHASE PROGRAM
Prior to the time, that our shares are listed on a national securities exchange, which we currently do not intend to do, our fourth amended and restated share repurchase program, or our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law. We are not obligated to repurchase shares under our share repurchase program.
A stockholder must have beneficially held its Class A shares, Class I shares, Class T shares, or Class T2 shares, as applicable, for at least one year prior to offering them for sale to us through our share repurchase program. Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period requirement in the event of the death, Qualifying Disability, or involuntary exigent circumstance, such as bankruptcy (as determined by our board of directors, in its sole discretion) of a stockholder, or a mandatory distribution requirement under a stockholder’s IRA.
The purchase price for shares repurchased under our share repurchase program will be 100.0% of the most recent estimated NAV per share of the Class A common stock, Class I common stock, Class T common stock or Class T2 common stock, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock); provided, however, that until our board of directors determines the estimated NAV per share of the Class T2 common stock, Class T2 shares shall be repurchased at $9.18 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to Class T2 common stock, as applicable). Our board of directors will adjust the estimated NAV per share of each our classes of common stock if we have made one or more special distributions to stockholders. Our board of directors will determine, in its sole discretion, which distributions, if any, constitute a special distribution.
Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly. We will either accept or reject a repurchase request on the last day of each quarter (the “Repurchase Date”). If a repurchase request is granted, we or our agent will send the repurchase amount to each stockholder or heir, beneficiary or estate of a stockholder by the tenth day following the Repurchase Date. During any calendar year, we will not repurchase in excess of 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year, or the 5% annual limitation.
We will limit the number of shares repurchased pursuant to our share repurchase program as follows for remainder of 2018:

•
On the Repurchase Date for the third quarter of 2018, we will not repurchase in excess of 50% of the number of shares available for repurchase as of June 11, 2018, based on the 5% annual limitation, less any shares repurchased on a monthly basis prior to the effective date of this share repurchase program; and

•	On the Repurchase Date for the fourth quarter of 2018, we will not repurchase in excess of 50% of the number of shares available for repurchase as of June 11, 2018, based on the 5% annual limitation.
We reserve the right to increase the share limitation of the fourth quarter of 2018 as necessary in accordance with the 5% annual limitation. We will fund the share repurchases during the remainder of 2018 with proceeds we received from the sale of shares in our distribution reinvestment plan, or the DRIP, during the year ended December 31, 2017, and other operating funds approved by our board of directors. We cannot guarantee that the DRIP proceeds for the year ended December 31, 2017, and other operating funds approved by our board of directors will be sufficient to accommodate all repurchase requests during the remainder of 2018.
Beginning with the first quarter of 2019, we will limit the number of shares repurchased each quarter pursuant to our share repurchase program as follows (subject to the DRIP Funding Limitation (as defined below)):

•	On the first quarter Repurchase Date, we will not repurchase in excess of 1.25% of the number of shares outstanding on December 31st of the previous calendar year;

•	On the second quarter Repurchase Date, we will not repurchase in excess of 1.25% of the number of shares outstanding on December 31st of the previous calendar year;

•	On the third quarter Repurchase Date, we will not repurchase in excess of 1.25% of the number of shares outstanding on December 31st of the previous calendar year; and

•	On the fourth quarter Repurchase Date, we will not repurchase in excess of 1.25% of the number of shares outstanding on December 31st of the previous calendar year.
In the event we do not repurchase 1.25% of the number of shares outstanding on December 31st of the previous calendar year in any particular quarter, we will increase the limitation on the number of shares to be repurchased in the next quarter and continue to adjust the quarterly limitations as necessary in accordance with the 5% annual limitation.
Commencing with the first quarter of 2019, we intend to fund our share repurchase program with proceeds we received during the previous calendar year from the sale of shares pursuant to the DRIP. On each Repurchase Date during 2019 and beyond, we will limit the amount of DRIP proceeds used to fund share repurchases in each quarter to 25% of the amount of DRIP proceeds received during the previous calendar year, or the DRIP Funding Limitation; provided, however, that if we do not reach the DRIP Funding Limitation in any particular quarter, we will apply the remaining DRIP proceeds to the next quarter Repurchase Date and continue to adjust the quarterly limitations as necessary in order to use all of the available DRIP proceeds for a calendar year. We cannot guarantee that DRIP proceeds will be sufficient to accommodate all requests made each quarter. Our board of directors may, in its sole discretion, approve other operating funds to fund the share repurchase program, but is not required to approve such funds.
As a result of the limitations described above, some or all of a stockholder’s shares may not be repurchased. Each quarter, we will process repurchase requests made in connection with the death or Qualifying Disability of a stockholder, or, in the discretion of the Board, an involuntary exigent circumstance, such as bankruptcy, prior to processing any other repurchase requests. If we are unable to process all eligible repurchase requests within a quarter due to the limitations described above or in the event sufficient funds are not available, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death or Qualifying Disability of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, an involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.
If we do not repurchase all of the shares for which repurchase requests were submitted in any quarter, all outstanding repurchase requests will automatically roll over to the subsequent quarter and priority will be given to the repurchase requests in the subsequent quarter as provided above. A stockholder or his or her estate, heir or beneficiary, as applicable, may withdraw a repurchase request in whole or in part at any time up to five business days prior to the next quarter Repurchase Date.
Our sponsor, advisor, directors and their respective affiliates are prohibited from receiving a fee in connection with the share repurchase program. Affiliates of our advisor are eligible to have their shares repurchased on the same terms as other stockholders.

A stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase. Repurchase requests made (i) on behalf of a deceased stockholder or a stockholder with a Qualifying Disability; (ii) by a stockholder due to an involuntary exigent circumstance, such as bankruptcy, or (iii) by a stockholder, due to a mandatory distribution under such stockholder’s IRA, may be made at any time after the occurrence of such event.
A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, which we must receive at least five business days prior to the last day of the quarter in which the stockholder is requesting a repurchase of his or her shares. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent, which we must receive at least five business days prior to the last day of the quarter in which the estate, heir, or beneficiary is requesting a repurchase of its shares.
Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any required signature guaranty. Our share repurchase program provides stockholders only a limited ability to have his or her or its shares repurchased for cash until a secondary market develops for our shares, at which time our share repurchase program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.
In order for a disability to entitle a stockholder to the special repurchase terms described above, or a Qualifying Disability, (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive, or the applicable governmental agency. For purposes of our share repurchase program, applicable governmental agencies would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs. Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act of 1973 or Americans with Disabilities Act of 1990, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits. We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•
disabilities that do not render a worker incapable of performing substantial gainful activity. Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other applicable governmental agencies described above.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.
Our share repurchase program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors may, in its sole discretion, suspend (in whole or in part) the share repurchase program at any time and from time to time upon notice to our stockholders and may, in its sole discretion amend or terminate the share repurchase program at any time upon 30 days’ prior notice to our stockholders for any reason it deems appropriate. Because we only repurchase shares on a quarterly basis, depending upon when during the quarter our board of directors makes this determination, it is possible that you would not have any additional opportunities to have your shares repurchased under the prior terms of the program, or at all, upon receipt of the notice. Because share repurchases will be funded with the net proceeds we receive from the sale of shares under our DRIP or other operating funds reserved by our board of directors in its sole discretion, the discontinuance or termination of the DRIP or our board of directors’ decision not to reserve other operating funds to fund the share repurchase program would adversely affect our ability to repurchase shares under the share repurchase program. We will notify our stockholders of such developments (1) in a Current Report on Form 8-K, in an annual or quarterly report, or (2) by means of a separate mailing to you. During this Offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.
Summary of Our Operating Partnership Agreement
The following information supersedes and replaces the second paragraph of the section entitled “Summary of Our Operating Partnership Agreement” on page 173 of the prospectus:
Conducting our operations through the operating partnership allows the owners of properties to contribute their respective property interests to the operating partnership in exchange for Class A limited partnership common units, Class I limited partnership common units, Class T limited partnership common units and Class T2 limited partnership common units rather than for cash or our common stock. This may enable those owners to defer some or all of the potential taxable gain on the transfer. There are differences between the ownership of common stock and partnership units, some of which may be material, because they affect the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation. The operating partnership and each limited partner will file separate tax returns.
The following information supersedes and replaces the first paragraph of the section entitled “Summary of Our Operating Partnership Agreement - Description of Partnership Units” on page 173 of the prospectus:
Partnership interests in the operating partnership, other than the special limited partner interest, are divided into “units.” Initially, the operating partnership will have various classes of units: general partnership units, limited partnership common units, subdivided further into classes corresponding to our three classes of common stock: Class A limited partnership common units, Class I limited partnership common units, Class T limited partnership common units and Class T2 limited partnership common units. General partnership units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for the initial capital contribution of $200,000 we made, the operating partnership issued to us 20,000 general partnership units.
Plan of Distribution
The following information supersedes and replaces the section entitled “Plan of Distribution — The Offering” beginning on page 179 of the prospectus:
The Offering
This is a continuous offering of common stock as permitted by the federal securities laws. We are offering up to $1,000,000,000 in shares of Class A common stock, Class I common stock and Class T common stock to the public through SC Distributors, LLC, our dealer manager, a registered broker-dealer affiliated with our advisor, at an offering price of $10.200 per Class A share, $9.273 per Class I share and $9.766 per Class T share, except as provided below. The offering prices are based on our Estimated Per Share NAV of $9.18 as determined by our board of directors on September 28, 2017 of each of our Class A common stock, Class I common stock and Class T common stock, calculated as of June 30, 2017, and any applicable per share upfront selling commissions and dealer manager fees. We reserve the right to reallocate the shares of common stock we are offering between the share classes.
We discontinued offering shares of Class T common stock in this Offering on the close of business of March 14, 2018. Beginning on March 15, 2018, we offer up to $1,000,000,000 in shares of common stock in this Offering, in any combination of Class A shares, Class I shares and Class T2 shares, on a best efforts basis at $10.200 per Class A share, $9.273 per Class I share, and $9.714 per Class T2 share. The offering prices are based on our per share estimated NAV of $9.18 of each of our Class A common stock, Class I common stock and Class T common stock, and any applicable per share upfront selling commissions and dealer manager fees. We reserve the right to reallocate the shares of common stock we are offering between the classes. The shares are being offered on a "best efforts" basis, which generally means that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We previously disclosed that we would offer the shares in the Offering for a period of 9-12 months following the effective date of this Registration Statement, unless our board of directors terminated the Offering at an earlier date or all shares being offered were sold, in which case the Offering would terminate. We plan to terminate the Offering on or about November 27, 2018, the date that is 12 months following the effective date of this Registration Statement; however, we reserve the right to terminate the Offering at any time prior to the stated termination date or if all shares being offered have been sold.
Class A shares and Class T2 shares are available for purchase through brokerage and transaction-based accounts. Class I shares are available for purchase in this offering only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to Class I shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors or (4) other categories of investors that we name in an amendment or supplement to this prospectus. In addition, only Class A shares (when Class A shares are purchased through a broker-dealer that sells Class A and Class T2 shares) and Class T2 shares (when Class T2 shares are purchased through a broker-dealer that only sells Class T2 shares) are available for purchase in this Offering by our executive officers and board of directors and their immediate family members, as well as officers and employees of the advisor and other affiliates of the advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of shares, the amount of your investment, the length of time you intend to hold the shares (assuming you are able to dispose of them), the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts described below. Before making an investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.
Our dealer manager will be entitled to different amounts of selling commissions and dealer manager fees for each share class. Further, we pay an ongoing distribution and servicing fee to our dealer manager with respect to Class T shares that were sold in this Offering and the primary offering of our initial public offering (which terminated on November 24, 2017) and will pay an ongoing distribution and servicing fee to our dealer manager with respect to Class T2 shares that are sold in this Offering. The payment of class-specific expenses are expected to result in different amounts of distributions being paid with respect to each class of shares. Distributions on Class T shares and Class T2 shares may be lower than distributions on Class A shares and Class I shares while the distribution and servicing fee is payable with respect to all Class T shares or an individual stockholder’s Class T2 share. In addition, as a result of the allocation of the distribution and servicing fee to the Class T shares and Class T2 shares, the Class T shares and Class T2 shares could have a lower NAV per share than Class A shares and Class I shares if distributions on the Class T shares and Class T2 shares are not adjusted to take account of such fee. Investments are made by completing and properly executing a subscription agreement (in the form attached to this prospectus as Appendix B, Appendix C or Appendix F). The initial minimum permitted purchase is $2,000 in any combination of Class A shares, Class I shares and Class T2 shares. Additional purchases must be for a minimum of $500, except for purchases made pursuant to our distribution reinvestment plan. Your investment funds must be submitted with the subscription agreement.
If we provide an updated Estimated Per Share NAV prior to the conclusion of this Offering, our board of directors may determine to modify the public offering price, including the price at which shares are offered through our DRIP, to reflect such updated estimated per share NAV.
In order to subscribe for shares, you should make your check payable to “Carter Validus Mission Critical REIT II, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Pending acceptance of your subscription, proceeds will be deposited into an account for your benefit. Subscriptions will be accepted or rejected within 10 business days of receipt of each completed subscription agreement by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within ten business days from the date the subscription is rejected. In no event will the investors be admitted as members of our company any later than the last day of the calendar month following the date their subscription was accepted by us. We are not permitted to accept a subscription for the shares until at least five business days after the date you receive the final prospectus. If we accept your subscription, our transfer agent will mail you a confirmation of acceptance.
The following information supersedes and replaces the section entitled “Plan of Distribution — Underwriting Compensation” beginning on page 180 of the prospectus:
Underwriting Compensation
We have entered into a dealer manager agreement with our dealer manager and have the following compensation arrangements in connection with this Offering. We do not pay referral or similar fees to any accountant, attorneys or other persons in connection with the distribution of shares. Underwriting compensation includes selling commissions, dealer manager fees, distribution and servicing fees in connection with Class T shares and Class T2 shares, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars and sales incentives, legal and non-accountable due diligence expenses.
Summary
The following table shows the selling commissions and dealer manager fees payable at the time you subscribe for shares in this Offering, which may be reduced or waived in certain circumstances as described below (see “— Special Discounts.”):

	Maximum Upfront Selling Commissions as a % of Gross Proceeds from Such Class	Maximum Upfront Dealer Manager Fees as a % of Gross Proceeds From Such Class
Class A shares	7.0%	3.0%
Class I shares	—	1.0% (1)
Class T2 shares	3.0%	2.5%

(1)
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment advisor that is not affiliated with a broker-dealer. In such event, the per share purchase price of the Class I shares would be $9.18. The dealer manager may reallow a portion of such dealer manager fee to participating broker-dealers.

The following table shows the distribution and servicing fee we will pay our dealer manager on an ongoing basis with respect to Class T shares and with respect to Class T2 shares:

	Class A	Class I	Class T	Class T2
Distribution and Servicing Fee	—	—	1.0% (1)	1.0% (2)

(1)
The distribution and servicing fee will accrue daily in an amount equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares. The dealer manager will reallow all of the distribution and servicing fee to participating broker-dealers unless, from June 1, 2017 through March 14, 2018, a participating broker-dealer waived its right to receive reallowance of all of the distribution and servicing fee. We will cease paying the distribution and servicing fee to the dealer manager on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange; (ii) following the completion of this Offering, the date on which total underwriting compensation in this Offering equals (a) 10% of the gross proceeds from our primary offering less (b) the total amount of distribution and servicing fees waived by participating broker-dealers; (iii) the date on which there are no longer any Class T shares outstanding; (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which our primary offering of our initial public offering terminated; and (v) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur.

(2)
The distribution and servicing fee will accrue daily in an amount equal to 1/365th of 1.0% of the most recent NAV per Class T share (until such time that we determine an estimated NAV per Class T2 share) on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T2 shares. We will cease paying the distribution and servicing fee with respect to a Class T2 share sold in this Offering at the earliest to occur of the following: (i) a listing of the Class T2 shares on a national securities exchange; (ii) following the completion of the Offering, total underwriting compensation in the Offering equaling 10% of the gross proceeds from this Offering; (iii) there are no longer any Class T2 shares outstanding; (iv) the end of the month in which our transfer agent, on our behalf, determines that total underwriting compensation, including selling commissions, dealer manager fees, the Class T2 distribution and servicing fee and other elements of underwriting compensation with respect to such Class T2 share, would be in excess of 8.5% of the total gross investment amount at the time of purchase of such Class T2 share; (v) the end of the month in which our transfer agent, on our behalf, determines that the Class T2 distribution and servicing fee with respect to such Class T2 share would be in excess of 3.0% of the total gross investment amount at the time of purchase of such Class T2 share; (vi) the date on which such Class T2 share is repurchased by us; and (vii) the date on which the holder of such Class T2 share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T2 distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. At the time we cease paying the distribution and servicing fee with respect to a Class T2 share pursuant to the provisions above, such Class T2 share will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
Selling Commissions — Class A Shares
We pay our dealer manager selling commissions on Class A shares sold in this Offering of up to 7.0% of the gross proceeds from the sale of such Class A shares. All of the selling commissions are expected to be re-allowed to participating broker-dealers. Selling commissions on Class A shares may be reduced or waived in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”
Selling Commissions — Class I Shares
We will not pay our dealer manager any selling commissions with respect to Class I shares.
Selling Commissions — Class T2 Shares
We pay our dealer manager selling commissions on Class T2 shares sold in this Offering of up to 3.0% of the gross proceeds from the sale of such Class T2 shares. All of the selling commissions are expected to be re-allowed to participating broker-dealers. Selling commissions on Class T2 shares may be reduced or waived in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”
Dealer Manager Fee — Class A Shares and Class T2 Shares
We pay our dealer manager a dealer manager fee for coordinating our marketing and distribution efforts on Class A shares and Class T2 shares sold in this Offering. The dealer manager fee for Class A shares sold in this Offering g will be up to 3.0% of the gross proceeds from the sale of such Class A shares and the dealer manager fee for Class T2 shares sold in this Offering will be up to 2.5% of the gross offering proceeds from the sale of Class T2 shares. The dealer manager may re-allow a portion or all of the dealer manager fee received to participating broker-dealers. Dealer manager fees on Class A shares and Class T2 shares may be reduced or waived in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”
Dealer Manager Fee — Class I Shares
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment advisor that is not affiliated with a broker-dealer. The dealer manager may re-allow a portion or all of the dealer manager fee to participating broker-dealers.
Distribution and Servicing Fee — Class T Shares
We will continue to pay our dealer manager a distribution and servicing fee with respect to Class T shares that were sold in this Offering as additional compensation for ongoing stockholder services. The distribution and servicing fee will be paid with respect to ongoing services provided to our stockholders, which will accrue daily in an amount equal to 1/365th of up to1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares. The dealer manager will reallow all of the distribution and servicing fee to participating broker-dealers unless, from June 1, 2017 through March 14, 2018, a participating broker-dealer waived its right to receive reallowance of all of the distribution and servicing fee.
We will cease paying the distribution and servicing fee to the dealer manager on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange; (ii) following the completion of this Offering, the date on which total underwriting compensation in this Offering equals (a) 10% of the gross proceeds from our primary offering less (b) the total amount of distribution and servicing fees waived by participating broker-dealers; (iii) the date on which there are no longer any Class T shares outstanding; (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which our primary offering of our initial public offering terminated and (v) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur.
Distribution and Servicing Fee — Class T2 Shares
We will pay our dealer manager a distribution and servicing fee with respect to Class T2 shares sold in this Offering that will accrue daily in an amount equal to 1/365th of 1.0% of the most recent NAV per Class T share (until such time that we determine an estimated NAV per Class T2 share) on a continuous basis from year to year. We will cease paying the distribution and servicing fee with respect to a Class T2 share sold in this Offering at the earliest to occur of the following: (i) a listing of the Class T2 shares on a national securities exchange; (ii) following the completion of the Offering, total underwriting compensation in the Offering equaling 10% of the gross proceeds from this Offering; (iii) there are no longer any Class T2 shares outstanding; (iv) the end of the month in which our transfer agent, on our behalf, determines that total underwriting compensation, including selling commissions, dealer manager fees, the Class T2 distribution and servicing fee and other elements of underwriting compensation with respect to such Class T2 share, would be in excess of 8.5% of the total gross investment amount at the time of purchase of such Class T2 share; (v) the end of the month in which our transfer agent, on our behalf, determines that the Class T2 distribution and servicing fee with respect to such Class T2 share would be in excess of 3.0% of the total gross investment amount at the time of purchase of such Class T2 share; (vi) the date on which such Class T2 share is repurchased by us; and (vii) the date on which the holder of such Class T2 share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T2 distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. At the time we cease paying the distribution and servicing fee with respect to a Class T2 share pursuant to the provisions above, such Class T2 share will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. We cannot predict when this will occur.
Other Compensation
In addition, we and, to a lesser extent, our affiliates may reimburse our dealer manager and its associated persons and affiliates for other expenses incurred, including expenses related to bona fide training and education meetings, sales seminars, wholesaling activities and legal expenses. We may also reimburse for accountable and non-accountable expenses such as for marketing support and due diligence. Amounts paid by us to our dealer manager may be paid by our dealer manager to any participating broker-dealers. We may also reimburse the participating broker-dealers for certain expenses incurred in connection with this Offering. Expenses that we may pay to participating broker-dealers, or those expenses our dealer manager re-allows to participating broker-dealers, are subject to reimbursement for reasonable out-of-pocket expenses incurred and supported by a detailed and itemized invoice or similar statement from the participating broker-dealer that demonstrates the actual expenses incurred and include reimbursements for costs and expenses related to investor and broker-dealer sales and training meetings, broker-dealer training and education meetings for such meetings conducted by us, our dealer manager or participating broker dealers and including costs of technology associated with the offering and other costs and expenses related to such technology costs.
We, or our affiliates, may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. The value of any non-cash compensation items that are gifts may not exceed an aggregate of $100 per sales person, per year in accordance with FINRA regulations. In the event other incentives are provided to registered representatives of the dealer manager or the participating broker-dealers, those incentives will be paid only in cash, and such payments will be made only to the dealer manager, not to participating broker-dealers or to their registered representatives. This Offering is being made in compliance with Conduct Rule 2310 of FINRA. Under the rules of FINRA, the maximum compensation payable to members of FINRA participating in this Offering may not exceed 10% of our gross offering proceeds as of the termination of the Offering. FINRA rules also limit our total organization and offering expenses (including selling commissions, bona fide due diligence expenses and underwriting compensation) to 15% of our gross offering proceeds.
To the extent permitted under applicable law and our operating agreement, we have agreed to indemnify the dealer manager, participating broker-dealers, and selected registered investment advisors against certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.
The dealer manager and/or participating broker-dealers are required to deliver a copy of the prospectus to each potential investor. We may make this prospectus, our subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to the dealer manager and participating broker-dealers as an alternative to paper copies when possible. If the dealer manager or a participating broker-dealer chooses to offer electronic delivery of these documents to an investor, it will comply with all applicable requirements of the SEC and FINRA and any laws or regulations related to the electronic delivery of documents.
If an investor purchases shares in this Offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our common stock. The investor may request the “Request for Broker Dealer Custodial Fee Reimbursement

Form” from his or her advisor and must include this form with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee.
The following information supersedes and replaces the section entitled “Plan of Distribution — Share Distribution Channels” beginning on page 182 of the prospectus:
Share Distribution Channels
We expect our dealer manager to use multiple distribution channels to sell our Class A shares and Class T2 shares. These channels may have different selling commissions or dealer manager fees, and, in the case of Class T2 shares, distribution and servicing fees, which may determine whether that broker-dealer makes available to you Class A shares or Class T2 shares, and the purchase price of such shares. Class A shares and Class T2 shares are available through brokerage and transaction-based accounts. See “— Special Discounts.”
Our dealer manager is expected to engage participating broker-dealers in connection with the sale of the shares of this Offering in accordance with participating broker-dealer agreements. Except as otherwise described, selling commissions, dealer manager fees and, in the case of Class T2 shares, distribution and servicing fees, will be paid by us to our dealer manager in connection with such sales.
We may sell Class A shares and Class T2 shares to certain institutional investors in negotiated transactions in which we will determine the per share price through negotiations with these institutional investors.
We are offering Class I shares through the following distribution channels: (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to Class I shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors or (4) other categories of investors that we name in an amendment or supplement to this prospectus. In addition, we may sell Class I shares to certain closed-end investment companies registered under the Investment Company Act; closed-end funds advised by investment advisers that are affiliated with a selected dealer; private equity funds or other unregistered wealth management funds.
The following information supersedes and replaces the section entitled “Plan of Distribution - Special Discounts” beginning on page 183 of the prospectus:
Special Discounts
If an investor purchases our shares through one of the channels described below, we intend to sell the shares at a negotiated discount, reflecting reduced or waived selling commissions or dealer manager fees in connection with such purchases. We expect to receive substantially the same net proceeds for sales of shares through these channels. Neither our dealer manager nor its affiliates are expected to compensate any person engaged as a financial advisor by a potential investor to induce such financial advisor to advise favorably for an investment in us.
Class A Shares and Class T2 Shares
Selling commissions will be waived or reduced and, except as indicated below, the dealer manager fee may be waived or reduced at the discretion of the dealer manager, in connection with the following categories of sales:

•	sales made by certain selected participating broker-dealers at the discretion of the dealer manager;

•	sales in managed accounts that are managed by participating broker-dealers or their affiliates; or

•	sales to employees of selected participating broker-dealers (except that the dealer manager fee will be paid in full).
In addition, the dealer manager may reduce or waive selling commissions and may reduce dealer manager fees with respect to sales of Class A shares and Class T2 shares to institutional clients through an omnibus account for each share class.
Class I Shares
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment advisor that is not affiliated with a broker-dealer. In such event, the per share purchase price of the Class I shares would be $9.18. The dealer manager may reallow a portion of such dealer manager fee to participating broker-dealers.
Friends and Family
Our executive officers and managers and their immediate family members, as well as officers and persons associated with our advisor and its members and their affiliates and their immediate family members (including spouses, parents, grandparents, children and siblings) and other individuals designated by our management, and, if approved by our board of directors, joint venture partners, consultants and other service providers, may purchase Class A shares in this Offering at a discount. The purchase price for such Class A shares will be $9.486 per Class A share, reflecting the fact that selling commissions in the amount of $0.714 per Class A share will be waived and not payable in connection with such shares. There is no limit on the number of Class A shares that may be sold to such persons.
Effective March 15, 2018, the following information supersedes and replaces the section entitled “Plan of Distribution — Volume Discounts” beginning on page 184 of the prospectus:
Volume Discounts
In connection with sales of $500,000 and over in Class A shares or Class T2 shares to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing or eliminating the selling commissions, where applicable, and/or reducing dealer manager fees. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price payable by the qualifying purchaser for the shares purchased by the qualifying purchaser. The net proceeds to us from sales of shares eligible for a volume discount will be the same as from other sales of the shares. For subscriptions of Class T2 shares of $2,000,000 or more, our advisor has agreed to fund a portion of the discounted dealer manager fee. Accordingly, the effective purchase price for such purchasers will be reduced further. Volume discounts are not available for Class I shares.
The following table illustrates the various discount levels that will be offered to qualifying purchasers by participating broker-dealers for Class A shares purchased in this Offering:

Dollar Amount of Shares Purchased	Selling Commission Percentage	Dealer Manager Fee	Effective Purchase Price per Share to Investor(1)
$499,999 or less	7.00%	3.00%	$10.200
$500,000 - $999,999	6.00%	3.00%	$10.088
$1,000,000 - $1,999,999	5.00%	3.00%	$9.978
$2,000,000 - $2,999,999	4.00%	3.00%	$9.871
$3,000,00 - $4,999,999	3.00%	2.60%	$9.725
$5,000,000 - $9,999,999	2.00%	2.60%	$9.623
$10,000,000 and above	1.00%	2.40%	$9.503

(1)	Assumes a $10.200 per Class A share offering price. Discounts will be adjusted appropriately for changes in the offering price.
The following table illustrates the various discount levels that will be offered to qualifying purchasers by participating broker-dealers for Class T2 shares purchased in this Offering:

Dollar Amount of Shares Purchased	Selling Commission Percentage	Dealer Manager Fee		Effective Purchase Price per Share to Investor(1)
$499,999 or less	3.00%	2.50%		$9.714
$500,000 - $1,999,999	2.50%	2.50%		$9.663
$2,000,000 - $2,999,999	1.00%	1.50%	(2)	$9.415
$3,000,000 - $4,999,999	0.00%	1.00%	(2)	$9.273
$5,000,000 and above	0.00%	0.00%	(3)	$9.180

(1)
Assumes a $9.714 per Class T2 share offering price. Discounts will be adjusted appropriately for changes in the offering price. We will also pay our dealer manager a distribution and servicing fee that will accrue daily in an amount equal to 1/365th of 1.0% of the most recent NAV per Class T share (until such time that we determine an estimated NAV per Class T2 share) on a continuous basis from year to year, payable out of amounts that would be distributed to holders of Class T2 shares.

(2)
In addition to the dealer manager fee payable by the Company to the dealer manager, our advisor will pay a 1.0% dealer manager fee to the dealer manager for purchases by an investor of $2,000,000 or more of Class T2 shares.

(3)
Our advisor will pay a 2.0% dealer manager fee to the dealer manager for purchases by an investor of $5,000,000 or more of Class T2 shares. The dealer manager may reallow a portion of such dealer manager fee to participating broker-dealers.

We will apply the reduced per share purchase price, selling commission, if applicable, and dealer manager fee, set forth in the tables above to the entire purchase of shares, not just the portion of the purchase which exceeds the $499,999 share purchase threshold, provided the purchase of all such shares is made at one time. For example, a purchase of $3,000,000 in Class A shares, which would result in the issuance of 308,483 Class A shares, in a single transaction would result in a purchase price of $9.725 per share, selling commissions of $90,000 and dealer manager fees of $78,000. A purchase of $3,000,000 in Class T2 shares, which would result in the issuance of 323,520 Class T2 shares, in a single transaction would result in a purchase price of $9.273 per share, no selling commissions and dealer manager fees of $30,000.
You may not combine amounts purchased for Class A shares with amounts purchased for Class T2 shares for purposes of obtaining a volume discount.
To qualify for a volume discount as a result of multiple purchases of shares, an investor must use the same participating broker-dealer for each purchase and must complete a subscription form for additional purchases, a form of which is included in Appendix C. Once an investor qualifies for a volume discount, the investor will be eligible to receive the benefit of such discount for subsequent purchases of shares in this Offering made through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in selling commissions or dealer manager fees, the volume discount will apply only to the current and future investments.
The following persons qualify as a “qualifying purchaser,” and, to the extent purchased through the same participating broker-dealer, may combine their purchases as a “single qualifying purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employee’s trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.
In the event a person wishes to have his or her subscription combined with others as a single qualifying purchaser, that person must request such treatment in writing at the time of that person’s subscription and identify the subscriptions to be combined. Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. If the subscription agreements for the combined subscriptions of a single qualifying purchaser are submitted at the same time, then the selling commissions payable and the discounted share purchase price will be allocated pro rata among the combined subscriptions on the basis of the respective subscription amounts being combined. Otherwise, the volume discount provisions will apply only to the subscription that qualifies the single qualifying purchaser for the volume discount and the subsequent subscriptions of that single qualifying purchaser.
Only the shares purchased in this Offering are eligible for volume discounts. However, if an investor qualified for a particular volume discount as the result of multiple purchases of our Class A shares or Class T shares in our initial public offering of shares of our common stock, the investor will receive the benefit of volume discounts for subsequent purchases in this Offering. For this purpose, a Class T share investor in the initial public offering will be eligible to receive the benefit of volume discounts for subsequent purchases of Class T2 shares in this Offering, and a Class A share investor in the initial public offering will be eligible to receive the benefit of volume discounts for subsequent purchases of Class A shares in this Offering.
Shares purchased through our distribution reinvestment plan pursuant to our Registration Statement on Form S-3 will not be eligible for a volume discount or count toward aggregate purchase amounts for the purposes of determining for which purchase price discount level an investor is eligible.
California residents should be aware that volume discounts will not be available in connection with the sales of shares to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51, adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.
Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.
Incorporation of Certain Information By Reference
The section entitled “Incorporation of Certain Information By Reference” beginning on page 191 of the prospectus is superseded and replaced in its entirety as follows:
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.cvmissioncriticalreit2.com. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.
The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 21, 2018;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 10, 2018;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2018; and

•
Current Reports on Form 8-K filed with the SEC on February 12, 2018, February 21, 2018, March 13, 2018, March 16, 2018, April 9, 2018, April 10, 2018, May 3, 2018, May 11, 2018, June 25, 2018, July 2, 2018, July 20, 2018, July 25, 2018 and July 30, 2018.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 4890 West Kennedy Blvd., Suite 650, Tampa, Florida 33609, (888) 292-3178, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
Updates to our Experts
The following information supersedes and replaces the section entitled "Experts" on page 191 of the prospectus:
EXPERTS
The consolidated financial statements and schedule of Carter Validus Mission Critical REIT II, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, has been incorporated by reference herein from Carter Validus Mission Critical REIT II, Inc.’s Annual Report on Form 10-K for the year ended

December 31, 2017 in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The historical summary of gross income and direct operating expenses of the 250 Williams Data Center for the year ended December 31, 2016 have been incorporated by reference herein from Carter Validus Mission Critical REIT II, Inc.'s Current Report on Form 8-K/A filed with the SEC on August 31, 2017, and audited by Frazier & Deeter, LLC, independent auditors, in reliance upon their report incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The audit report related to the historical summary of gross income and direct operating expenses refers to the fact that the statement was prepared for the purpose of complying with the rules and regulations of the SEC and is not intended to be a complete presentation of revenues and expenses.
Risk Factors
The following information supersedes and replaces in its entirety the fifth risk factor contained in the “Risk Factors — Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc." section on page 26 of the prospectus:
The Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock are estimates as of a given point in time and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or completed a merger or other sale of the company.
The offering prices per Class A share, Class I share, Class T share and Class T2 share are based on our Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock as of June 30, 2017, as determined by our board of directors on September 28, 2017, which we refer to collectively as our Estimated Per Share NAV, and any applicable per share upfront selling commissions and dealer manager fees. The price at which stockholders purchase shares and any subsequent values are likely to differ from the price at which a stockholder could resell such shares because: (1) there is no public trading market for our shares at this time; (2) the price does not reflect, and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of our assets or sale of the company, because the amount of proceeds available for investment from this offering is net of selling commissions, dealer manager fees, other organization and offering expense reimbursements and acquisition fees and expenses; (3) the Estimated Per Share NAV does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the value of our investments; (4) the Estimated Per Share NAV does not take into account how developments related to individual assets may increase or decrease the value of our portfolio; and (5) the Estimated Per Share NAV does not take into account any portfolio premium or premiums to value that may be achieved in a liquidation of our assets or sale of our portfolio. Further, the value of our shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. The Estimated Per Share NAV does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale. There are currently no SEC, federal and state rules that establish requirements specifying the methodology to employ in determining an Estimated Per Share NAV; provided, however, that pursuant to FINRA rules, the determination of the Estimated Per Share NAV must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice. Subsequent estimates of our Estimated Per Share NAV will be done at least annually. Our Estimated Per Share NAV is an estimate as of a given point in time and likely does not represent the amount of net proceeds that would result from an immediate sale of our assets.
The following information supersedes and replaces in its entirety the sixth risk factor contained in the “Risk Factors — Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc." section on page 27 of the prospectus:
The purchase prices you pay for shares of our Class A common stock, Class I common stock, Class T common stock and Class T2 common stock are based on the Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock at a given point in time, and any applicable per share upfront selling commissions and dealer manager fees. Our Estimated Per Share NAV is based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, our Estimated Per Share NAV may not reflect the amount that you might receive for your shares in a market transaction, and the purchase price you pay may be higher than the value of our assets per share of common stock at the time of your purchase.
The per share price for Class A shares, Class I shares, Class T shares and Class T2 shares in this Offering are based on our most recent Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock and applicable upfront commissions and fees. Currently, there are no SEC, federal or state rules that establish requirements specifying the methodology to employ in determining an Estimated Per Share NAV. The audit committee of our board of directors, pursuant to authority delegated by our board of directors, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine our Estimated Per Share NAV, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. Pursuant to the prior approval of the audit committee of our board of directors, which is solely comprised of our independent directors, in accordance with the valuation policies previously adopted by our board of directors, we engaged Robert A. Stanger & Co., Inc., or Stanger, an independent third-party valuation firm, to assist with determining the Estimated Per Share NAV. Our Estimated Per Share NAV was determined after consultation with our advisor and Stanger. Stanger prepared an appraisal report summarizing key information and assumptions and providing a value on 49 of our 62 properties in our portfolio as of June 30, 2017. In addition, Stanger relied upon the appraisal reports prepared by third parties other than Stanger on 11 properties acquired in the six months preceding June 30, 2017 and the book value of two properties, which were under development as of June 30, 2017. Stanger also prepared a net asset value report, which estimates the Estimated Per Share NAV of each of our Class A, Class I and Class T common stock as of June 30, 2017. The valuation was based upon the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of June 30, 2017, and was performed in accordance with the valuation guidelines established by the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The Estimated Per Share NAV was determined by our board of directors. Subsequent estimates of our Estimated Per Share NAV for each of our Class A common stock, Class I common stock, Class T common stock and Class T2 common stock will be prepared at least annually. Our Estimated Per Share NAV is an estimate as of a given point in time and likely does not represent the amount of net proceeds that would result from an immediate sale of our assets. The Estimated Per Share NAV is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. While the determination of our most recent Estimated Per Share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, we are not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. Other than the information included in our Current Report on Form 8-K filed on September 28, 2017 regarding the Estimated Per Share NAV, we do not intend to release individual property value estimates or any of the data supporting the Estimated Per Share NAV.
The following risk factor supersedes and replaces in its entirety the tenth risk factor contained in the "Risk Factors — Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc." section beginning on page 28 of the prospectus:
Distributions paid from sources other than our cash flows from operations, including from the proceeds of this Offering, will result in us having fewer funds available for the acquisition of properties and real estate-related investments, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect a stockholder's overall return.
We have paid, and may continue to pay, distributions from sources other than from our cash flows from operations. For the three months ended March 31, 2018, our cash flows provided by operations of approximately $19.3 million, covered 100% of our distributions paid (total distributions were approximately $19.3 million, of which $9.4 million was cash and $9.9 million was reinvested in shares of our common stock pursuant to our DRIP) during such period. For the year ended December 31, 2017, our cash flows provided by operations of approximately $51.8 million was a shortfall of approximately $9.5 million, or 15.5%, of our distributions paid (total distributions were approximately $61.3 million, of which $29.0 million was cash and $32.3 million was reinvested in shares of our common stock pursuant to our DRIP) during such period and such shortfall was paid from proceeds from our DRIP Offering. Until we acquire additional properties or real estate-related investments, we may not generate sufficient cash flows from operations to pay distributions. Our inability to acquire additional properties or real estate-related investments may result in a lower return on a stockholder's investment than he or she may expect.
We may pay, and have no limits on the amounts we may pay, distributions from any source, such as from borrowings, the sale of assets, the sale of additional securities, advances from our Advisor, our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements and Offering proceeds. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute stockholders' interest in us if we sell shares of our common stock to third party investors. Funding distributions from the proceeds of our Offering will result in us having less funds available for acquiring properties or real estate-related investments. Our inability to acquire additional properties or real estate-related investments may have a negative effect on our ability to generate sufficient cash flow from operations from which to pay distributions. As a result, the return investors may realize on their investment may be reduced and investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. Payment of distributions from any of the aforementioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability and/or affect the distributions payable upon a liquidity event, any or all of which may have an adverse effect on an investment in us.

The following risk factor supersedes and replaces in its entirety the twelfth risk factor contained in the "Risk Factors — Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc." section on page 29 of the prospectus:
A high concentration of our properties in a particular geographic area, or of tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.
As of March 31, 2018, we owned 54 real estate investments, located in 38 metropolitan statistical areas, or MSAs, and one micropolitan statistical area, of which two MSAs accounted for 10.0% or more of our contractual rental revenue for the year ended March 31, 2018. Real estate investments located in the Atlanta-Sandy Springs-Roswell, Georgia MSA and the Oklahoma City, Oklahoma MSA accounted for 16.1% and 10.1%, respectively, of our contractual rental revenue for the year ended March 31, 2018. Accordingly, there is a geographic concentration of risk subject to fluctuations in each MSA’s economy. Geographic concentration of our properties exposes us to economic downturns in the areas where our properties are located. A regional or local recession in any of these areas could adversely affect our ability to generate or increase operating revenues, attract new tenants or dispose of unproductive properties. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.
The following information supersedes and replaces in its entirety the second risk factor contained in the “Risk Factors — Risks Related to This Offering and Our Corporate Structure — Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders” on page 32 of the prospectus:
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
Our charter permits our board of directors to issue up to 500,000,000 shares of common stock, of which 175,000,000 are designated as Class A shares, 75,000,000 are designated as Class I shares, 175,000,000 are designated as Class T shares and 75,000,000 are designated as Class T2 shares, and 100,000,000 shares of preferred stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of repurchase of any such stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or independent legal counsel, our board of directors could authorize the issuance of additional preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. See the section entitled “Description of Securities — Preferred Stock” in this prospectus.
The following information supersedes and replaces the “Risk Factors — Risks Related to This Offering and Our Corporate Structure — Your interest in us will be diluted if we issue additional shares” beginning on page 35 of the prospectus:
Your interest in us will be diluted if we issue additional shares.
Existing stockholders and potential investors in this Offering do not have preemptive rights to any shares issued by us in the future. Our charter authorizes 600,000,000 shares of stock, of which 500,000,000 shares are classified as common stock and 100,000,000 are classified as preferred stock. Of the 500,000,000 shares of common stock, 175,000,000 shares are designated as Class A shares, 75,000,000 shares are designated as Class I shares, 175,000,000 shares are designated as Class T shares and 75,000,000 shares are designated as Class T2 shares. Other than the differing fees with respect to each class and the payment of a distribution and servicing fee in connection with Class T shares and Class T2 shares, Class A shares, Class I shares, Class T shares and Class T2 shares have identical rights and privileges, such as identical voting rights. The net proceeds from the sale of the classes of shares will be commingled for investment purposes and all earnings from all of the investments will proportionally accrue to each share regardless of the class. Subject to any limitations set forth under Maryland law, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we have authority to issue, or reclassify any unissued shares into other classes or series of stock without the necessity of obtaining stockholder approval. All such shares may be issued in the discretion of our board of directors except that issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. Further, we have adopted the Carter Validus Mission Critical REIT II, Inc. 2014 Restricted Share Plan, or the Incentive Plan, pursuant to which we will have the power and authority to grant restricted or deferred stock awards to persons eligible under the Incentive Plan. We have authorized and reserved 300,000 of our Class A shares for issuance under the Incentive Plan and we granted 3,000 restricted shares of Class A common stock to each of our independent directors at the time we satisfied the minimum offering requirement and broke escrow and we granted 3,000 restricted shares of Class A common stock to each of our independent directors when they were re-elected to the board of directors. We will also grant 3,000 shares of Class A common stock in connection with such independent director’s subsequent election or re-election, as applicable. Existing stockholders and investors purchasing shares in this Offering likely will suffer dilution of their equity investment in us, if we:

•	sell shares in this Offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan;

•	sell securities that are convertible into shares of our common stock;

•	issue shares of our common stock in a private offering of securities to institutional investors;

•	issue restricted share awards to our directors;

•	issue shares to our advisor or its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement; or

•	issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Carter Validus Operating Partnership II, LP.
In addition, the partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other programs affiliated with our advisor and its affiliates, to merge into or cause the exchange or conversion of their interest for interests of our operating partnership. Because the limited partnership interests of our operating partnership may, at the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.
The following risk factor supersedes and replaces in its entirety the third risk factor contained in the "Risk Factors—General Risks Related to Investments in Real Estate" section on page 38 of the prospectus:
Our investments in properties where the underlying tenant has a below investment grade credit rating, as determined by major credit rating agencies, or unrated tenants, may have a greater risk of default and therefore may have an adverse impact on our returns on that asset and our operating results.
As of March 31, 2018, approximately 14.8% of our tenants had an investment grade credit rating from a major ratings agency, 22.3% of our tenants were rated but did not have an investment grade credit rating from a major ratings agency and 62.9% of our tenants are not rated.  Approximately 18.0% of our non-rated tenants were affiliates of companies having an investment grade credit rating. Our investments with tenants that do not have an investment grade credit rating from a major ratings agency or were not rated and are not affiliated with companies having an investment grade credit rating may have a greater risk of default and bankruptcy than investments in properties leased exclusively to investment grade tenants. When we invest in properties where the tenant does not have a publicly available credit rating, we use certain credit assessment tools as well as rely on our own estimates of the tenant’s credit rating which includes but not limited to reviewing the tenant’s financial information (i.e., financial ratios, net worth, revenue, cash flows, leverage and liquidity) and monitoring local market conditions. If our lender or a credit rating agency disagrees with our ratings estimates, or our ratings estimates are otherwise inaccurate, we may not be able to obtain our desired level of leverage or our financing costs may exceed those that we projected. This outcome could have an adverse impact on our returns on that asset and hence our operating results.
The following information supersedes and replaces in its entirety the risk factor in the "Risk Factors- Risks Associated with Investments in the Healthcare Property Sector - Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rental payments to us" beginning on page 43 of the prospectus:
Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rental payments to us.
Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the healthcare billing rules and regulations are complex, and the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs. Moreover, the state and federal governmental healthcare programs are subject to reductions by state and federal legislative actions. The American Taxpayer Relief Act of 2012 prevented the reduction in physician reimbursement of Medicare from being implemented in 2013. The Protecting Access to Medicare Act of 2014 prevented the reduction of 24.4% in the physician fee schedule by replacing the scheduled reduction with a 0.5% increase to the physician fee schedule through December 31, 2014, and a 0% increase for January 1, 2015 through March 31, 2015. The potential 21.0% cut in reimbursement that was to be effective April 1, 2015 was removed by the Medicare Access & CHIP Reauthorization Act of 2015 (MACRA) and replaced with two new methodologies that will focus upon payment based upon quality outcomes. The first model is the Merit-Based Incentive Payment System, or MIPS, which combines the Physician Quality Reporting System, or PQRS, and Meaningful Use program with the Value Based Modifier program to provide for one payment model based upon (i) quality, (ii) resource use, (iii) clinical practice improvement and (iv) advancing care information through the use of certified Electronic Health Record, or EHR, technology. The second model is the Advanced Alternative Payment Models, or APM, which requires the physician to participate in a risk share arrangement for reimbursement related to his or her patients while utilizing a certified health record and reporting on specific quality metrics. There are a number of physicians that will not qualify for the APM payment method. Therefore, this change in reimbursement models may impact our tenants’ payments and create uncertainty in the tenants’ financial condition.
The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to reimbursement based upon value based principles and quality driven managed care programs, and general industry trends that include pressures to control healthcare costs. The federal government's goal is to move approximately ninety percent (90%) of its reimbursement for providers to be based upon quality outcome models. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement based upon a fee for service payment to payment based upon quality outcomes have increased the uncertainty of payments.
In addition, the healthcare legislation passed in 2010 included new payment models with new shared savings programs and demonstration programs that include bundled payment models and payments contingent upon reporting on satisfaction of quality benchmarks. The new payment models will likely change how physicians are paid for services. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to stockholders.
Furthermore, beginning in 2016, the Centers for Medicare and Medicaid Services has applied a negative payment adjustment to individual eligible professionals, Comprehensive Primary Care practice sites, and group practices participating in the Physician Quality Reporting System, or PQRS, group practice reporting option (including Accountable Care Organizations) that do not satisfactorily report PQRS in 2014. Program participation during a calendar year will affect payments two years after the reporting cycle, such that individuals and groups that do not satisfy the PQRS reporting metrics in 2016 will be impacted by a two percent negative payment adjustment in 2018. Providers can appeal the determination, but if the provider is not successful, the provider’s reimbursement may be adversely impacted, which could adversely impact a tenant’s ability to make rent payments to us.
In 2014, state insurance exchanges were implemented, which provide a new mechanism for individuals to obtain insurance. At this time, the number of payers that are participating in the state insurance exchanges varies, and in some regions there are very limited insurance plans available for individuals to choose from when purchasing insurance. In addition, not all healthcare providers will maintain participation agreements with the payers that are participating in the state health insurance exchange. Therefore, it is possible that our tenants may incur a change in their reimbursement if the tenant does not have a participation agreement with the state insurance exchange payers and a large number of individuals elect to purchase insurance from the state insurance exchange. Further, the rates of reimbursement from the state insurance exchange payers to healthcare providers will vary greatly. The rates of reimbursement will be subject to negotiation between the healthcare provider and the payer, which may vary based upon the market, the healthcare provider’s quality metrics, the number of providers participating in the area and the patient population, among other factors. Therefore, it is uncertain whether healthcare providers will incur a decrease in reimbursement from the state insurance exchange, which may impact a tenant’s ability to pay rent.
The insurance plans that participated on the health insurance exchanges created by the Patient Protection and Affordable Care Act of 2010 (“Healthcare Reform Act”) were expecting to receive risk corridor payments to address the high risk claims that it paid through the exchange product. However, the federal government currently owes the insurance companies approximately $12.3 billion under the risk corridor payment program that is currently disputed by the federal government. In addition, the health insurance exchange program included risk adjustment payments that allocated payments to insurers that had the most complex patients. However, effective July 7, 2018, the federal government suspended $10.4Billion of the risk adjustment payments based upon a court order that the payment methodology was flawed. The federal government is currently defending several lawsuits from the insurance plans that participate on the health insurance exchange regarding the failure to remit payment for the risk corridor subsidies. The federal government is also subject to pending litigation regarding the suspension of the risk adjustment payments. If the insurance companies do not receive payments, the insurance companies may also cease to participate on the insurance exchange which limits insurance options for patients. If patients do not have access to insurance coverage it may adversely impact the tenant’s revenues and the tenant’s ability to pay rent.
In addition to the failure to remit payment for the risk corridor payment and the recent suspension of the risk adjustment payments, the federal government also ceased to provide the cost-share subsidies to the insurance companies that offered the silver plan benefits on the Health Information Exchange. The termination of the cost-share subsidies would impact the subsidy payments due in 2017 and will likely adversely impact the insurance companies, causing an increase in the premium payments for the individual beneficiaries in 2018. Nineteen State Attorney Generals filed suit to force the Trump Administration to reinstate the cost share subsidy payments. On October 25, 2017, a California Judge ruled in favor of the Trump Administration and found that the federal government was not required to immediately reinstate payment for the cost shares subsidy. The injunction sought by the Attorney Generals’ lawsuit was denied. Subsequently, Maine Community Health Options filed suit against The United States of America in the United States Court of Federal Claims, Case No. 17-2057C (December 28, 2017) seeking damages and payment for the cost-sharing reduction payment. This claim is currently pending. Therefore, our tenants will likely see an increase in individuals who are self-pay or have a lower health benefit plan due to the increase in the premium payments. Our tenants’ collections and revenues may be adversely impacted by the change in the payor mix of their patients and it may adversely impact the tenants’ ability to make rent payments.
There are multiple lawsuits in several judicial districts brought by qualified health plans to recover the prior risk corridor payments that were anticipated to be paid as part of the health insurance exchange program. Multiple lawsuits are moving through the judicial process and as of June 2018, the Court of Appeals for the Federal Circuit issued an opinion in Moda Health Plan v. United States, concluding that the government does not have to pay health insurers that offered qualified health plans (QHPs) the full amount owed to them in risk corridors payments. Additional cases are still pending, but at this time two key cases have been determined in favor of the government withholding payment of the risk corridor payment. If the Administration or the court system decisions that risk corridor or risk share payments are not required to be paid to the qualified health plans offering insurance coverage on the health insurance exchange program remain in effect and binding, the insurance companies may cease offering the Health Insurance Exchange product to the current beneficiaries. Therefore, our tenants may have an increase of self-pay patients and collections may decline, adversely impacting the tenants’ ability to pay rent.
In 2017, Congress activities to attempt to repeal the Healthcare Reform Act failed. However, President Trump signed several Executive Orders that address different aspects of the Healthcare Reform Act. First, on January 20, 2017 an Executive Order was signed to “ease the burden of Obamacare”. Furthermore, on October 12, 2017, President Trump signed an Executive Order the purpose of which was to, among other things, (i) cut healthcare cost-sharing reduction subsidies, (ii) allow more small businesses to join together to purchase insurance coverage, (iii) extend short-term coverage policies, and (iv) expand employers’ ability to provide workers cash to buy coverage elsewhere. The Executive Order required the government agencies to draft regulations for consideration related to Associated Health Plans ("AHP"), short term limited duration insurance ("STLDI") and health reimbursement arrangements ("HRA"). At this time the proposed legislation has not been drafted. If the Healthcare Reform Act is modified through Executive Orders, the healthcare industry will continue to change and new regulations may further modify payment models jeopardizing our tenants’ ability to remit the rental payments.
On January 11, 2018, the Centers for Medicare and Medicaid Services (“CMS”) issued guidance to support state efforts to improve Medicaid enrollee health outcomes by incentivizing community engagement among able-bodied, working-age Medicaid beneficiaries. The policy excludes individuals eligible for Medicaid due to a disability, elderly beneficiaries, children and pregnant women. CMS received proposals from 10 states seeking requirements for able bodied Medicaid beneficiaries to engage in employment and community engagement initiatives. Kentucky is the first state to obtain a waiver for its program and require Medicaid beneficiaries to work or get ready for employment. However, in June 2018, the Federal District Court in the District of Columbia vacated the CMS approval of the Kentucky waiver finding the approval was arbitrary and capricious and the Court referred it back to CMS. If the “work requirement” expands to the states, Medicaid programs it may decrease the number of patients eligible for Medicaid. The patients that are no longer eligible for Medicaid may become self-pay patients which may adversely impact our tenant’s ability to receive reimbursement. If our tenants’ patient payor mix becomes more self-pay patients, it may impact our tenants’ ability to collect revenues and pay rent.
In February of 2018, Congress passed the Bipartisan Balanced Budget Act of 2018. Some of the most notable provisions of the Bipartisan Balanced Budget Act include: (i) the permanent extension of Medicare Special Needs Plans (SNPs), which provide tailored care for certain qualifying Medicare beneficiaries; (ii) guaranteed funding for the Children’s Health Insurance Program (CHIP) through 2027; (iii) expansion of Medicare coverage for telemedicine services; and (iv) expanded testing of certain value based care models. The extension of SNPs and funding for CHIP secure coverage for patients of our tenants, any reduce the number of uninsured patients treated by our tenants. The expansion of coverage for tele-medicine services could impact the demand for medical properties. If more patients can be treated remotely, providers may have less demand for real property.
Beginning in 2018, the Centers for Medicare and Medicaid Services cut funding to the 340B Program, which is intended to lower drug costs for certain health care providers. The cuts to the 340B Program may result in some of our tenants having less money available to cover operational costs.
The following information supersedes and replaces in its entirety the sixth risk factor in the “Risk Factors — Risks Associated with Investments in the Healthcare Property Sector — Tenants of our healthcare properties are subject to anti-fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us" beginning on page 45 of the prospectus:
Tenants of our healthcare properties are subject to anti-fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.
There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these anti-fraud and abuse laws. These laws include the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid; the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship; the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties or exclusion from participation in state or federal healthcare programs for certain fraudulent acts; the Health Insurance Portability and Accountability Act (“HIPAA”) Fraud Statute which makes it a federal crime to defraud any health benefit plan, including private payers; and Exclusions Law which authorizes U.S. Department of Health and Human Services to exclude someone from participation in state or federal healthcare programs for certain fraudulent acts. Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. The fines and penalties associated with Stark and Anti-kickback violations also increased in 2018. In addition, in 2017, the Department of Justice increased fines related to violations of the federal False Claims Act, nearly doubling the minimum and maximum amount a party can be fined for a violation. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the healthcare properties are located may have similar anti-fraud and abuse laws. Investigation by a federal or state governmental body for violation of anti-fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.
In addition to the fraud and abuse laws, state and federal government agencies have also created an opioid task force to address the opioid crisis in the United States. The Department of Justice also created the Prescription Interdiction and Litigation Task Force to fight the prescription opioid crisis. The Drug Enforcement Administration is partnered with the different opioid task forces and is enforcing the civil and criminal penalties that apply to a violation of the Controlled Substances Act. Our tenants that prescribe, manufacture, sell or dispense controlled substances must comply with the applicable laws. If our tenants fail to comply with the Controlled Substances Act, the tenant may be subject to significant fines and penalties which may adversely impact the tenants’ ability to remit rental payments.
The following information supersedes and replaces in its entirety the eighth risk factor in the “Risk Factors — Risks Associated with Investments in the Healthcare Property Sector — Tenants of our healthcare properties may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us" beginning on page 46 of the prospectus:
Tenants of our healthcare properties may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.
As is typical in the healthcare industry, certain types of tenants of our healthcare properties may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our healthcare properties operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits.
Certain states have also passed tort reform legislation which limits the amount of damages that can be recovered in professional liability suits. In some states, damage limitations under tort reform legislation have been overturned by courts; this trend may continue as more plaintiffs challenge the legality of these limitations. If this trend continues, our tenants may be exposed to rising insurance premiums.
We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims and patient privacy, as well as an increase in enforcement actions resulting from these investigations. Insurance may not be available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.
The following information supersedes and replaces in its entirety the ninth risk factor in the “Risk Factors — Risks Associated with Investments in the Healthcare Property Sector — Comprehensive healthcare reform legislation, the effects of which are not yet known, could materially and adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders" beginning on page 46 of the prospectus:
Comprehensive healthcare reform legislation, the effects of which are not yet known, could materially and adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act of 2010, or the Patient Protection and Affordable Care Act, and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act, which in part modified the Patient Protection and Affordable Care Act. Together, the two acts serve as the primary vehicle for comprehensive healthcare reform in the U.S (collectively, the “Healthcare Reform Act”). The acts are intended to reduce the number of individuals in the U.S. without health insurance and effect significant other changes to the ways in which healthcare is organized, delivered and reimbursed. Included with the legislation is a limitation on physician-owned hospitals from expanding, unless the facility satisfies very narrow federal exceptions to this limitation. Therefore, if our tenants are physicians that own and refer to a hospital, the hospital would be limited in its operations and expansion potential, which may limit the hospital’s services and resulting revenues and may impact the owner’s ability to make rental payments. The legislation will become effective through a phased approach, beginning in 2010 and concluding in 2018. On June 28, 2012, the United States Supreme Court upheld the individual mandate under the healthcare reform legislation, although substantially limiting the legislation’s expansion of Medicaid. However, on December 22, 2017, the Tax Cuts and Jobs Act (the "Tax Act") was signed into law. The Tax Act repeals the individual mandate beginning in 2019. At this time, the effects of healthcare reform and its impact on our properties are not yet known but could materially and adversely affect our business, financial condition, results of operations and ability to pay distributions to our stockholders. See the risk factor entitled "Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rental payments to us" above for information on legislation surrounding healthcare reform.
The following information supersedes and replaces in its entirety the seventh risk factor in the “Risk Factors — U.S. Federal Income Tax Risks — Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities" beginning on page 51 of the prospectus:
Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.
To maintain our qualification as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities, taxable REIT subsidiaries and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities (other than government securities, taxable REIT subsidiaries, and qualified real estate assets) of any one issuer. For taxable years beginning after December 31, 2017, no more than 20% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter other than our first REIT calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.
The following information supersedes and replaces in its entirety the thirteenth risk factor contained in the “Risk Factors — U.S. Federal Income Tax Risks — Dividends payable by REITs generally do not qualify for reduced tax rates under current law" on page 53 of the prospectus:
Dividends payable by REITs generally do not qualify for reduced tax rates under current law.
The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. stockholders that are individuals, trusts and estates generally is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a higher tax rate when paid to such stockholders. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.
The following risk factor supersedes and replaces in its entirety the second risk factor of the "Risk Factors - Employee Benefit Plan, IRA, and Other Tax-Exempt Investor Risks" section beginning on page 54 of our prospectus:
The proposed SEC standard of conduct for investment professionals could impact our ability to raise capital.
On April 18, 2018, the SEC proposed “Regulation Best Interest,” a new standard of conduct for broker-dealers under the Securities Exchange Act of 1934, as amended, that includes: (i) the requirement that broker-dealers refrain from putting the financial or other interests of the broker-dealer ahead of the retail customer, (ii) a new disclosure document, the consumer or client relationship summary, or Form CRS, which would require both investment advisers and broker-dealers to provide disclosure highlighting details about their services and fee structures and (iii) proposed interpretative guidance that would establish a federal fiduciary standard for investment advisers. The public comment period on Regulation Best Interest ends in August 2018.
Proposed Regulation Best Interest is complex and may be subject to revision or withdrawal. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding the impact that proposed Regulation Best Interest may have on purchasing and holding interests in our company.  Proposed Regulation Best Interest or any other legislation or regulations that may be introduced or become law in the future could have negative implications on our ability to raise capital from potential investors, including those investing through IRAs.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS
On June 15, 2017, the Company acquired the 250 Williams Atlanta Data Center (the "Property"). The contract purchase price for the Property was $166,000,000, exclusive of closing fees and costs.
This pro forma information should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements and notes of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission.
The following unaudited pro forma condensed consolidated statements of comprehensive income for the year ended December 31, 2017 has been prepared to give effect to the acquisition by the Company of the Property as if such acquisition had been completed on January 1, 2016.
These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the respective dates indicated; however, management is not aware of any material factors that would cause historical results not to be indicative of future results.
The Company did not include unaudited pro forma condensed consolidated financial statements of comprehensive income for the three months ended March 31, 2018 due to the timing of the acquisition of the Property.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the Year Ended December 31, 2017
(in thousands, except share data and per share amounts)
(Unaudited)

	Year Ended December 31, 2017 (a)	Pro Forma Adjustments Acquisition of 250 Williams Atlanta Data Center		Pro Forma Total Year Ended December 31, 2017
Revenue:
Rental and parking revenue	$106,048	$10,088	(b)	$116,136
Tenant reimbursement revenue	19,047	1,812	(b)	20,859
Total revenue	125,095	11,900		136,995
Expenses:
Rental and parking expenses	26,096	4,905	(b)	31,001
General and administrative expenses	4,069	—		4,069
Asset management fees	9,963	567	(c)	10,530
Depreciation and amortization	41,133	4,983	(d)	46,116
Total expenses	81,261	10,455		91,716
Income from operations	43,834	1,445		45,279
Interest expense, net	22,555	2,432	(e)	24,987
Net income (loss) attributable to common stockholders	$21,279	$(987)		$20,292
Other comprehensive income:
Unrealized income on interest rate swaps, net	$2,870	$—		$2,870
Other comprehensive income attributable to common stockholders	2,870	—		2,870
Comprehensive income (loss) attributable to common stockholders	$24,149	$(987)		$23,162
Weighted average number of common shares outstanding:
Basic	101,714,148	—		101,714,148
Diluted	101,731,944	—		101,731,944
Net income per common share attributable to common stockholders:
Basic	$0.21			$0.20
Diluted	$0.21			$0.20

(a)	Historical financial information is derived from the audited consolidated statement of comprehensive income included in the Company's annual report on Form 10-K for the year ended December 31, 2017.

(b)
Represents pro forma results of the Property, assuming the acquisition had occurred on January 1, 2016. The Property was purchased on June 15, 2017. Amortization of above-market leases and below-market leases of approximately $734,000 is included in the pro forma adjustments for rental and parking revenue. Above-market lease values are amortized as an adjustment of rental income over the remaining terms of the respective leases. Below-market leases are amortized as an adjustment of rental income over the remaining terms of the respective leases, including any fixed rate bargain renewal periods.

(c)
Represents the estimated asset management fee payable to Carter Validus Advisors II, LLC on a monthly basis equal to 0.0625% of the aggregate asset value as of the last day of the immediately preceding month.

(d)
Represents the estimated depreciation and amortization of real estate assets and intangible lease assets had the property been acquired on January 1, 2016. Real estate assets, other than land, are depreciated on a straight-line basis over their estimated useful lives.

Revised Forms of Subscription Agreements
Revised forms of our Subscription Agreement, Additional Subscription Agreement and Multi-Product Subscription Agreement are attached as Appendices B, C and F, respectively, and supersede and replace Appendices B, C and F in the prospectus.
Distribution Reinvestment Plan
A revised form of our Distribution Reinvestment Plan is attached as Appendix E and supersedes and replaces Appendix E in the prospectus.

Appendix A
The tables below provide summarized information concerning the non-public real estate investment programs sponsored by Carter/Validus REIT Investment Management Company, LLC, and its affiliates which raised funds from outside investors for Carter Validus Mission Critical REIT, Inc., or CVMCR. The information contained herein is included solely to provide prospective investors with the background to be used to evaluate the real estate experience of the management of our sponsor and its affiliates.
The following table uses certain financial terms. The following briefly describes the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of the property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•
“Cash Generated from Operations” means the excess (or “cash used” in the event of a deficiency) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•
“GAAP” refers to “generally accepted accounting principles” in the United States. Prospective investors should read these tables carefully together with the summary information concerning the Programs set forth in “Prior Performance Summary” elsewhere in this prospectus.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY CARTER VALIDUS REIT MANAGEMENT COMPANY II, LLC OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN CARTER VALIDUS MISSION CRITICAL REIT II, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES INCLUDED HEREIN (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).
YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE RELFECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.
The following tables are included herein:

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
Table I provides a summary of the experience of Carter/Validus REIT Investment Management Company, LLC, and its affiliates as a sponsor in raising and investing funds in CVMCR, a non-traded real estate investment program. CVMCR’s primary offering was terminated on June 6, 2014. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of the offering and the time period over which the proceeds have been invested.

	As of December 31, 2017 (in thousands) (unaudited)
		Percentage of Total Dollar Amount Raised
Gross offering proceeds from investors (1)	$1,946,761	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$156,519	8.0%
Other offering costs	$18,326	0.9%
Reserves (2)	$12,623	0.6%
Available for investment	$1,759,293	90.5%
Acquisition costs:
Prepaid items and fees related to investments	$—	—%
Cash down payment (3)	$2,086,463	107.2%
Acquisition fees	$41,433	2.1%
Acquisition expenses (3)	$13,180	0.7%
Acquisition costs-other (4)	$465,091	23.9%
Total acquisition costs	$2,606,167	133.9%
Percent leveraged (mortgage financing/total acquisition cost)	5.4%
Date offering began	12/10/2010
Length of offering (in months)	42
Months to invest 90% of amount available for investment	41

(1)	Represents $1,678,284,000 from outside investors and $268,477,000 pursuant to the distribution reinvestment program.

(2)	Represents additional investment for lease-up, development and/or redevelopment costs.

(3)	Represents ownership portion only.

(4)	Represents acquisition costs related to construction, capitalized interest, capitalized investment cost, tenant improvements, real estate-related investments and construction management fees.

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES
Table II summarizes the amount and type of compensation paid to Carter/Validus REIT Investment Management Company, LLC, and its affiliates, as a sponsor of CVMCR. CVMCR’s primary offering was terminated on June 6, 2014.

As of December 31, 2017 (in thousands) (unaudited)
Date offering commenced	12/10/2010
Gross offering proceeds from investors	$1,946,761
Amount paid from proceeds of offering
Underwriting fees	$156,519
Acquisition fees
Real estate commissions	$—
Advisory fees – acquisition fees	$41,433
Other offering costs	$18,326
Acquisition fees-other (1)	$3,926
Dollar amount of cash generated from operations before deducting payments to sponsor	$537,153
Actual amount paid to sponsor from operations:
Property management fees	$20,214
Asset management fees	$71,573
Reimbursements	$8,067
Leasing commissions	$4,609
Other	$—
Total amount paid to sponsor from operations	$104,463
Dollar amount of property sales and refinancing before deducting payment to sponsor:
Cash	$1,131,582
Notes	$—
Amount paid to sponsor:
Real estate commissions	$4,311,000
Incentive fees	$—
Other	$—

(1)	Represents construction management fees paid to sponsor.

TABLE III
OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAM
Table III summarizes the operating results of Carter Validus Mission Critical REIT, Inc., a non-traded real estate investment program sponsored by Carter/Validus REIT Investment Management Company, LLC and its affiliates. The results in this Table III have not been audited and are presented on an accrual accounting basis in conformity with GAAP.

	For the Year Ended December 31 (in thousands) (unaudited)
	2017	2016	2015	2014	2013
Gross revenues	$210,697	$207,256	$214,819	$154,291	$68,299
Gain on sales of properties	$224,133	$—	$—	$—	$—
Less:
Operating expenses	$56,807	$56,854	$54,242	$50,249	$22,331
Other expenses	$87,636	$28,910	$21,490	$19,682	$12,540
Depreciation and amortization	$65,750	$86,335	$70,711	$46,729	$18,749
Consolidated net income - US GAAP basis	$224,637	$35,157	$68,376	$37,631	$14,679
Net income attributable to the Company - US GAAP basis	$177,311	$31,236	$63,438	$33,498	$12,658
Cash provided by operations	$105,278	$122,821	$107,659	$69,723	$26,022
Cash (used in) provided by sales	$1,131,582	$—	$—	$—	$—
Cash (used in) provided by refinancing	$—	$—	$—	$—	$—
Cash provided by operations, sales and refinancing	$1,236,860	$122,821	$107,659	$69,723	$26,022
Less: Cash distribution to investors from:
Operating cash flow	$63,082	$60,038	$56,775	$44,013	$14,176
Sales and refinancing	$—	$—	$—	$—	$—
Other (1)	$—	$—	$—	$—	$—
Cash generated after cash distributions	$1,173,778	$62,783	$50,884	$25,710	$11,846
Less: Special items	$—	$—	$—	$—	$—
Cash generated after cash distributions and special items	$1,173,778	$62,783	$50,884	$25,710	$11,846
Distribution data per $1,000 invested
Cash distributions to investors source - Cash Basis (2)
Sales	$—	$—	$—	$—	$—
Refinancing	$—	$—	$—	$—	$—
Operations	$28	$26	$25	$32	$29
Other	$—	$—	$—	$—	$—

(1)	Cash distributions to investors from other sources may include sources such as cash flows in excess of distributions from prior periods, borrowings and proceeds from the issuance of common stock.

(2)	Cash distributions to investors source is calculated based on weighted average investment.

TABLE IV
RESULTS OF COMPLETED PROGRAM
Table Omitted- No programs affiliated with us have completed operations

TABLE V
SALES OR DISPOSALS OF REAL ESTATE PROPERTIES
Table V summarizes certain property sales of Carter Validus Mission Critical REIT, Inc., a non-traded real estate investment program sponsored by Carter/Validus REIT Investment Management Company, LLC and its affiliates as of December 31, 2017. The results in this Table V have not been audited and are presented on an accrual accounting basis in conformity with GAAP (amounts in thousands):

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs		Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Property/Portfolio	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvement closing and soft costs	Total
Chicago Data Center	05/20/2014	12/14/2017	$205,796	$104,600	$—	$—	$310,396	$107,109	$145,093	$58,194
Mapletree Portfolio (1)	2011-2014	12/20/2017	$563,696	$169,991	$—	$—	$733,687	$239,454	$471,569	$22,664
Miami International Medical Center	04/30/2014	12/28/2017	$87,499	$—	$—	$—	$87,499	$—	$98,229	$(10,730)

(1)	Mapletree Portfolio consisted of 14 data center properties (including one real estate property owned through a consolidated partnership).

CARTER VALIDUS®
MISSION CRITICAL REIT II

SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING OR "INVESTMENT PROGRAM" DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THIS OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

1. Investment

All investments are subject to suitability standards, see corresponding prospectus and Section 9 herein.

Amount of Subscription ______ State of Sale ______

Minimum Initial Investment is $2,000 ($2,500 - New York) for CVMC REIT II.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ______

☐ Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications.*

1a. Share Class - The Selection of a Share Class is Required

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

SHARE CLASS REQUIRED ☐ Class A ☐ Class T2 ☐ Class I

2. Account Type - Check One Box Only

Account Type	Additional Required Documentation
☐ Individual ☐ TOD*	If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants ☐ TOD* ☐ Tenants in Common* ☐ Community Property*	If JTWROS TOD, Transfer on Death form *All parties must sign / Please see Section 2 of Investor Instructions for details
☐ Trust	Trustee Certification form or trust documents
☐ Estate	Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: ______ ☐ UTMA: State of: ______	None
☐ Corporation ☐ C Corp ☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) ____	LLC Operating Agreement or LLC Resolution
☐ Partnership	Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization	Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan* ☐ Defined Benefit Plan* ☐ KEOGH Plan*	Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions for details
☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA ☐ Simple IRA ☐ Inherited/Beneficial IRA	For Inherited IRA indicate Decedent's name: ______
☐ Other (Specify) ______	

> For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 5

CURRENT FORM AS OF 7/24/18 VERSION FD
W

3. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If "same as below", write "same." (This is the name that will appear on your statement.)

Title Line 1

Title Line 2

SSN/TIN

4. Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name | SSN/TIN | DOB

Secondary Investor Name | SSN/TIN | DOB

Street Address

City | State | ZIP

Phone (day) | Phone (evening) | Email

Mailing Address (optional)

City | State | ZIP

☐ **Check here for eletronic delivery and complete Section 8**

Citizenship: Please indicate Citizenship Status (Required)

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien

☐ Non-Resident Alien* Country: ________ ☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 9a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9a.)
Please refer to the Guidelines for U.S. Taxpayer Certifications in the Investor Instructions of this Subscription Agreement regarding your SSN or TIN.

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

5. Third Party Custodian/Trustee Information

> Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

> Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name

Custodian/Trustee Address

City | State | ZIP

Custodian/Trustee Phone | Custodian/Trustee TIN

Investor Account Number with Custodian/Trustee

6. Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 above. IRA accounts may not direct distributions without the custodian's approval.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by CVMC REIT II. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: CVMC REIT II, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

	% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus	______
☐ Send distributions via check to investor's home address **(or for Qualified Plans, to the address listed in Section 5)**	______
☐ Send distributions via check to the alternate payee listed here **(not available for Qualified Plans without custodial approval)**	______

CURRENT FORM AS OF 7/24/18 VERSION FD

6. Distribution Information, continued

Name

Address

City State ZIP

Account Number

☐ **Direct Deposit: (Attach Voided Check)** I/we authorize CVMC REIT II, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. **(not available for custodial held accounts without the custodian's approval)**

Financial Institution Name % of Distribution ☐ Checking

ABA/ Routing Number Account Number ☐ Savings

7. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name Rep Number

Financial Advisor's Firm Name Branch ID

Financial Advisor's Address

Financial Advisor's City State ZIP

Financial Advisor's Phone Financial Advisor's Fax

Financial Advisor's E-Mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ *Friends and Family Purchase

* Please refer to the prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor Date

Branch Manager Signature (if required by Broker-Dealer) Date

8. Electronic Delivery (optional)

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically for CVMC REIT II, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize CVMC REIT II to either (i) e-mail stockholder communications to you directly or (ii) make them available on the CVMC REIT II website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents for CVMC REIT II, including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from CVMC REIT II a paper copy of any documents delivered electronically by calling Investor Services at 888.292.3178 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to CVMC REIT II as "undeliverable", a

CURRENT FORM AS OF 7/24/18 VERSION FD

8. Electronic Delivery (optional), continued

letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if CVMC REIT II is unable to obtain a valid e-mail address for me, CVMC REIT II will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Investor Services at 888.292.3178 from 9:00 am to 5:00 pm EST Monday-Friday.

Electronic Delivery Acknowledgement Only

Signature of Investor ______________________ Date ________

Signature of Joint Investor ______________________ Date ________

E-mail (If blank - email from Section 4 will be used) ______________________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment.

9. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner ____Co-Owner I have received the final Prospectus of Carter Validus Mission Critical REIT II, Inc. at least five business days before signing the Subscription Agreement.

____Owner ____Co-Owner I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I am purchasing the shares for the account referenced above.

____Owner ____Co-Owner I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **Alabama**: In addition to the general suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times the amount invested in the program and its affiliates.

____Owner ____Co-Owner **Arkansas**: Arkansas investors confirm that the selection made in Section 6 concerning Distribution Information has been reviewed and acknowledged.

____Owner ____Co-Owner **Idaho**: An investor must have either (i) an annual income of $85,000 and a net worth of $85,000 or (ii) a liquid net worth of $300,000. In addition, an investor's total investment in shares of our common stock must not exceed 10% of that investor's liquid net worth. For these purposes, liquid net worth is defined as that portion of an investor's net worth that is cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Iowa**: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas**: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

____Owner ____Co-Owner **Kentucky**: In addition to the general suitability standards listed above, no Kentucky resident can invest, in aggregate, more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities) in us or our affiliates' non-publicly traded real estate investment trusts.

____Owner ____Co-Owner **Maine**: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Massachusetts**: In addition to the suitability standards listed above, Massachusetts investors may not invest more than 10% of their liquid net worth in us or in other illiquid direct participation programs.

____Owner ____Co-Owner **Missouri**: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

____Owner ____Co-Owner **Nebraska**: In addition to the general suitability standards listed above, Nebraska investors must limit their aggregate investment in us and in the securities of other non-publicly traded real estate investment trusts to 10% of such investor's net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

____Owner ____Co-Owner **New Jersey**: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in us, shares of our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

CURRENT FORM AS OF 7/24/18 VERSION FD

9. Subscriber Signatures, continued

____Owner ____Co-Owner **New Mexico**: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

____Owner ____Co-Owner **North Dakota**: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

____Owner ____Co-Owner **Ohio**: It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Oregon**: In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident's liquid net worth in us and our affiliates.

____Owner ____Co-Owner **Pennsylvania**: In addition to the general suitability standards listed above, a Pennsylvania investor may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us.

____Owner ____Co-Owner **Tennessee**: In addition to the general suitability standards listed above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles. In addition, Tennessee residents' investment in us must not exceed ten percent (10%) of their liquid net worth.

____Owner ____Co-Owner **Vermont**: Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the general suitability standards listed above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor's liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.

9a. Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the "guidelines") in Section 9a of the attached Investor Instructions to this Subscription Agreement for the guidelines on how to complete Section 9a.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any) ____________________

Exemption from FATCA reporting code (If any) ____________________
(Applies to accounts maintained outside the U.S.)

SELECTION REQUIRED BELOW

You must check the box in item 2 below next to the statement that applies to you.

By signing below, under penalties of perjury, I certify that:

1. The number shown in Section 4 of this Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

   ☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY CVMC REIT II IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN CVMC REIT II.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR CVMC REIT II FOR AT LEAST FIVE (5) BUSINESS DAYS.

THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF CVMC REIT II UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY CVMC REIT II. CVMC REIT II MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. CVMC REIT II WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF CVMC REIT II REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.

CURRENT FORM AS OF 7/24/18 VERSION FD

9a. Subscriber Acknowledgements & Signatures, continued

SIGNATURE REQUIRED BELOW

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For CVMC REIT II, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes CVMC REIT II to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 9a will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________ Date ____________

Co-Owner Signature (If applicable) ______________________ Date ____________

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of CVMC REIT II that are beneficially owned by the investor as reflected on the records of CVMC REIT II as of the applicable record date at any meeting of the shareholders of CVMC REIT II. This authorization shall remain in place until revoked in writing by the Custodian. CVMC REIT II is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date ____________

☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

10. Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

Carter Validus Mission Critical REIT II, Inc. Investors: The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 10a.

10a. Mailing Address

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

Subscription Agreements may be faxed to:
855.223.2474

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Investors: 888.292.3178
Financial Advisors: 877.907.1148

CURRENT FORM AS OF 7/24/18 VERSION FD

Investor Instructions

(not required to be returned with Subscription Agreement)

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100.

If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Purchase Program by completing an enrollment form that we will provide upon request. North Carolina, New Jersey, Alabama, Nebraska and Ohio investors are not eligible to participate in the Automatic Purchase Program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program.

1a. Select a Share Class

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

2. Enter Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

** Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

3. Enter Investment Title

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9a, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

4. Enter Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including CVMC REIT II, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 9a, you are certifying that this number is correct.

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

5. Enter Third Party Custodian Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you would like to purchase shares through an IRA account, First Trust Retirement and Community National Bank have each agreed to act as IRA custodians for such purpose; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with either First Trust Retirement or Community National Bank, we will pay the fees related to the establishment of such accounts with First Trust Retirement or Community National Bank and the first calendar year base fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by either of the IRA custodians, charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at 1-888-292-3178.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6. Enter Distribution Information

CURRENT FORM AS OF 7/24/18 VERSION FD

7. Enter Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

- has discussed the investor's prospective purchase of shares with such investor;
- has advised such investor of all fundamental risks related to the investment in the shares, and the risk that the investor could lose his or her entire investment in the shares;
- has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 5, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares in the state of sale designated as the investor's principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

8. Select Electronic Delivery (optional)

9. Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for CVMC REIT II.

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

9a. Subscriber Acknowledgements & Signatures

By signing this Subscription Agreement, you agree to provide the information in Section 9 of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:	Give the SSN of:
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) Note: Grantor also must provide a Form W-9 to trustee of trust.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

CURRENT FORM AS OF 7/24/18 VERSION FD

Guidelines for U.S. Taxpayer Certifications, continued

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9a, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9a to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of F ederal law, the payer may be subject to civil and criminal penalties.

7/18 CV20010-FD

CARTER VALIDUS®
MISSION CRITICAL REIT II

ADDITIONAL SUBSCRIPTION

This form may be used by any current investor in Carter Validus Mission Critical REIT II who desires to purchase additional shares of Carter Validus Mission Critical REIT II. Investors who acquired shares through a transfer of ownership or transfer on death and wish to make additional investments must complete the Carter Validus Mission Critical REIT II Subscription Agreement.

1. Investment Information

All investments are subject to suitability standards, see corresponding prospectus and Section 5 herein.

Amount of Subscription ____________ State of Sale ____________

Minimum Additional Investment is $500.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ____________

☐ Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

*Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications

2. Account Number

Account Number ____________

3. Investor Information- SSN or TIN Required

Please print name in which shares are registered.

Title Line 1 ____________

Title Line 2 ____________

Primary SSN/TIN ____________ Secondary SSN/TIN ____________

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name ____________ SSN/TIN ____________ DOB ____________

Secondary Investor Name ____________ SSN/TIN ____________ DOB ____________

Please indicate if mailing address has changed since initial investment in Carter Validus Mission Critical REIT II ☐ Yes ☐ No

If "yes", please print new address below:

Street Address ____________

City ____________ State ____________ Zip Code ____________

NOTE: Any and all U.S. taxpayers are required to complete Section 5a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 5a.)
Please refer to the Guidelines for U.S. Taxpayer Certifications in Section 5b. regarding your SSN or TIN.

CURRENT FORM AS OF11/28/17 VERSION FA

W

4. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name | Rep Number

Financial Advisor's Firm Name | Branch ID

Financial Advisor's Address

Financial Advisor's City | State | Zip Code

Financial Advisor's Phone | Financial Advisor's Fax Number

Financial Advisor's E-mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ *Friends and Family Purchase

* Please refer to the prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor | Date

Branch Manager Signature (if required by Broker-Dealer) | Date

5. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner ____Co-Owner I have received the final Prospectus of Carter Validus Mission Critical REIT II, Inc. at least five business days before signing the Subscription Agreement.

____Owner ____Co-Owner I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I am purchasing the shares for the account referenced above.

____Owner ____Co-Owner I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **Alabama**: In addition to the general suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times the amount invested in the program and its affiliates.

____Owner ____Co-Owner **Idaho**: An investor must have either (i) an annual income of $85,000 and a net worth of $85,000 or (ii) a liquid net worth of $300,000. In addition, an investor's total investment in shares of our common stock must not exceed 10% of that investor's liquid net worth. For these purposes, liquid net worth is defined as that portion of an investor's net worth that is cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Iowa**: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas**: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

____Owner ____Co-Owner **Kentucky**: In addition to the general suitability standards listed above, no Kentucky resident can invest, in aggregate, more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities) in us or our affiliates' non-publicly traded real estate investment trusts.

CURRENT FORM AS OF11/28/17 VERSION FA

5. Subscriber Signatures, continued

____Owner ____Co-Owner **Maine**: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Massachusetts**: In addition to the suitability standards listed above, Massachusetts investors may not invest more than 10% of their liquid net worth in us or in other illiquid direct participation programs.

____Owner ____Co-Owner **Missouri**: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

____Owner ____Co-Owner **Nebraska**: In addition to the general suitability standards listed above, Nebraska investors must limit their aggregate investment in us and in the securities of other non-publicly traded real estate investment trusts to 10% of such investor's net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

____Owner ____Co-Owner **New Jersey**: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in us, shares of our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

____Owner ____Co-Owner **New Mexico**: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

____Owner ____Co-Owner **North Dakota**: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

____Owner ____Co-Owner **Ohio**: It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Oregon**: In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident's liquid net worth in us and our affiliates.

____Owner ____Co-Owner **Pennsylvania**: In addition to the general suitability standards listed above, a Pennsylvania investor may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us.

____Owner ____Co-Owner **Tennessee**: In addition to the general suitability standards listed above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles. In addition, Tennessee residents' investment in us must not exceed ten percent (10%) of their liquid net worth.

____Owner ____Co-Owner **Vermont**: Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the general suitability standards listed above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor's liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.

5a. Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the "guidelines") in Section 5b of this Subscription Agreement for the guidelines on how to complete Section 5a.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any) ____________________

Exemption from FATCA reporting code (If any) ____________________
(Applies to accounts maintained outside the U.S.)

SELECTION REQUIRED BELOW

You must check the box in item 2 below next to the statement that applies to you.

By signing below, under penalties of perjury, I certify that:

1. The number shown in Section 3 of this Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

   ☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

CURRENT FORM AS OF11/28/17 VERSION FA

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY CVMC REIT II IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN CVMC REIT II.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR CVMC REIT II FOR AT LEAST FIVE (5) BUSINESS DAYS.

5a. Subscriber Acknowledgements & Signatures, continued

THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF CVMC REIT II UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY CVMC REIT II. CVMC REIT II MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. CVMC REIT II WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF CVMC REIT II REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.

SIGNATURE REQUIRED BELOW

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For CVMC REIT II, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes CVMC REIT II to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 5a will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________ Date ______________

Co-Owner Signature (If applicable) ______________________ Date ______________

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of CVMC REIT II that are beneficially owned by the investor as reflected on the records of CVMC REIT II as of the applicable record date at any meeting of the shareholders of CVMC REIT II. This authorization shall remain in place until revoked in writing by the Custodian. CVMC REIT II is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date ______________

☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

5b. Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

CURRENT FORM AS OF11/28/17 VERSION FA

For this type of account:	Give the SSN of:
7. Disregarded entity not owned by an individual	The owner [3]
8. A valid trust, estate, or pension trust	The legal entity [5]
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

5b. Guidelines for U.S. Taxpayer Certifications, continued

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) Note: Grantor also must provide a Form W-9 to trustee of trust.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 5a, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 5a to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

CURRENT FORM AS OF11/28/17 VERSION FA

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

6. Check Instructions

For Non-Custodial Accounts: Please mail a completed original Additional Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Additional Subscription Agreement, to the appropriate address as outlined in Section 6a.

For Custodial Accounts: Please mail a completed original Additional Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Additional Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Additional Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Additional Subscription Agreements.

Carter Validus Mission Critical REIT II, Inc. Investors: The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 6a.

6a. Mailing Address

Regular Mail

Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail

Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

Additional Subscription Agreements may be faxed to:

855.223.2474

Payment may be wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Investors: 888.292.3178
Financial Advisors: 877.907.1148

11/17 CV20013-FA

APPENDIX E

FOURTH AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
Effective as of December 6, 2017
Carter Validus Mission Critical REIT II, Inc., a Maryland corporation (the “Company”), has adopted this Fourth Amended and Restated Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, SC Distributors, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.
1. Election to Participate.    Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or shares of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.
2. Distribution Reinvestment.    The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the board of directors of the Company or the board or general partner of an Affiliated Program, as applicable.
3. General Terms of Plan Investments.
(a) Except as otherwise set forth in the Company’s prospectus, during the time that the Company’s initial public offering, or any follow-on offering, is effective, the purchase price per Class A Share, Class I Share, Class T Share and Class T2 Share will be equal to the most recent Estimated Per Share NAV of each respective class, as determined by the Company’s board of directors; provided, however, that until the Company determines an Estimated Per Share NAV for Class T2 Shares, the purchase price per Class T2 Share shall be $9.18 per share. The purchase price per Class A Share, Class I Share, Class T Share and/or Class T2 Share may be amended from time to time by the Company’s board of directors based upon changes in the Company’s Estimated Per Share NAV and other factors that the Company’s board of directors deems relevant. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required other than to the extent the issue is a material event requiring the public filing of a Current Report on Form 8-K.
(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.
(c) Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.
(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.
(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. Distributions on Class A Shares will be reinvested in Class A Shares, Distributions on Class I Shares will be reinvested in Class I Shares, Distributions on Class T Shares will be reinvested in Class T Shares and Distributions on Class T2 Shares will be reinvested in Class T2 Shares. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.
(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

(g) A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or to violate other Share ownership restrictions imposed by the Company’s Charter. For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate of the outstanding shares of stock of the Company and not more than 9.8% (in number of shares or value, whichever is more restrictive) of the outstanding shares of common stock of the Company.
4. Absence of Liability. The Company, SC Distributors, LLC and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, SC Distributors, LLC and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.
5. Suitability. Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.
6. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the company or the Administrator at least annually.
7. Taxes. Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.
8. Reinvestment in Subsequent Programs.
(a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant (other than Alabama, New Jersey, North Carolina, Ohio and Washington investors) notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:
(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;
(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”);
(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;
(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and
(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.
(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:
(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;
(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act;
(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and
(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.
9. Termination.
(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.
(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.
10. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.
11. Amendment to or Suspension or Termination of the Plan.
(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.
(b) The Administrator may suspend or terminate a Participant’s individual participation in the Plan and the Company may suspend or terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.
(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.
12. Participation by Limited Partners of Carter Validus Operating Partnership II, LP. For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Carter Validus Operating Partnership II, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.
13. Governing Law. This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.
14. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.
15. Certificates. The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates unless authorized by the board of directors of the Company.